                                                                  EXHIBIT 10.11
                                  CONFIDENTIAL




                              CONTRACT FOR PURCHASE

                                     between

                             TENASKA GEORGIA I, L.P.

                                       and

                            GENERAL ELECTRIC COMPANY



An asterisk [*] indicates that confidential information has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS...................................................................................................1
           Acceptance Testing.............................................................................................1
           Applicable Laws................................................................................................1
           Availability Test..............................................................................................1
           Business Days..................................................................................................1
           Buyer's Inspector(s)...........................................................................................1
           Cancellation Charge............................................................................................1
           Commercial Operation...........................................................................................1
           Computer Programs..............................................................................................1
           Contract.......................................................................................................2
           Delay Notice...................................................................................................2
           Delivery.......................................................................................................2
           Delivery Point.................................................................................................2
           Demonstration Tests............................................................................................2
           Design Finalization Meeting....................................................................................2
           Directed Order.................................................................................................2
           Dispute Notice.................................................................................................2
           Documentation..................................................................................................2
           Emissions Test.................................................................................................2
           EPC Agreement..................................................................................................2
           EPC Contractor.................................................................................................2
           Equipment......................................................................................................2
           Excusable Delay................................................................................................2
           Facility.......................................................................................................2
           Guarantee Fuel.................................................................................................2
           Initial Synchronization........................................................................................3
           Liquidated Damage Performance Guarantees.......................................................................3
           Month..........................................................................................................3
           Normal Carriage................................................................................................3
           Options........................................................................................................3
           Performance Guarantees.........................................................................................3
           Performance Minimums...........................................................................................3
           Performance Tests..............................................................................................3
           Power Purchase Agreement.......................................................................................4
           Project........................................................................................................4
           Project Coordinators...........................................................................................4
           Projected Date of Commercial Operation.........................................................................4
           Proposed Delivery Date.........................................................................................4
           Punch List.....................................................................................................4
           Requested Delivery Date........................................................................................4
           Scheduled Delivery Date........................................................................................4
           Section(s).....................................................................................................4
           Services.......................................................................................................4
           Site...........................................................................................................4
           Spare Part.....................................................................................................4
           Specifications.................................................................................................4
           Subcontractor(s) or Supplier(s)................................................................................4
           Substantial Completion.........................................................................................5
           Total Contract Price...........................................................................................5

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                                  CONFIDENTIAL

           Unit(s)........................................................................................................5
           Unit Contract Price............................................................................................5
           Utility Tests..................................................................................................5
           Witness Tests..................................................................................................5

ARTICLE 2.  SCOPE OF SUPPLY...............................................................................................6
           2.1  Scope.....................................................................................................6
           2.2  Directed Order............................................................................................6
           2.3  Multiple Projects.........................................................................................6
           2.4  Options...................................................................................................6
           2.5  Pre-Assembly..............................................................................................6

ARTICLE 3.  PRICE AND TERMS OF PAYMENT....................................................................................8
           3.1  Total Contract Price......................................................................................8
           3.2  Sales Tax.................................................................................................8
           3.3  Progress Payment Schedule.................................................................................8
           3.4  Changes in Total Contract Price...........................................................................8
           3.5  Progress Payment Invoices.................................................................................9

ARTICLE 4.  SHIPMENT AND DELIVERY........................................................................................11
           4.1  Shipment of Equipment....................................................................................11
                       (a)  Combustion Turbine Scheduled Delivery Date...................................................11
                       (b)  Revised Total Contract Price and Payment Schedule............................................11
                       (c)  Scheduled Delivery Date......................................................................12
                       (d)  Delivery.....................................................................................12
           4.2  Method of Shipment.......................................................................................13
           4.3  Early Shipment...........................................................................................13
           4.4  Inspection of Equipment..................................................................................13

ARTICLE 5.  INSPECTION AND FACTORY TESTS.................................................................................14
           5.1  Inspection Rights........................................................................................14
           5.2  Witness Tests............................................................................................14
           5.3  Notification of Testing..................................................................................14
           5.4  Consequences of Inspection...............................................................................14

ARTICLE 6.  DELIVERY, TITLE, AND RICK OF LOSS............................................................................15
           6.1  Risk of Loss.............................................................................................15
           6.2  Passage of Title.........................................................................................15
           6.3  Computer Programs........................................................................................15
           6.4  License of Computer Programs.............................................................................15

ARTICLE 7.  EXCUSABLE DELAYS.............................................................................................17
           7.1  Excusable Delay..........................................................................................17

ARTICLE 8.  COMPLIANCE WITH LAWS, CODES AND STANDARDS....................................................................18

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                                  CONFIDENTIAL

           8.1  Compliance with Applicable Laws..........................................................................18
           8.2  Change in Applicable Laws................................................................................18

ARTICLE 9.  CHANGES; ADDITIONAL EQUIPMENT................................................................................20
           9.1  Changes..................................................................................................20
           9.2  Options..................................................................................................20

ARTICLE 10.  WARRANTY....................................................................................................21
           10.1  Warranties and Representations..........................................................................21
           10.2  Warranty Period.........................................................................................21
           10.3  General Conditions of Warranty..........................................................................22
           10.4  Warranty Obligations....................................................................................22
                                (i)  Net Equipment Electric Output.......................................................24
                                (ii)  Net Equipment Heat Rate............................................................24
                                (iii)  Net Equipment Peak Electrical Output..............................................24
           10.5  Extension of Warranty Period............................................................................24
           10.6  Exclusive Warranties....................................................................................25
           10.7  Warranty Exclusion......................................................................................25

ARTICLE 11.  PROPRIETARY INFORMATION.....................................................................................26
           11.1  Proprietary Information.................................................................................26
           11.2  Exclusions from Confidentiality.........................................................................26
           11.3  Buyer's Confidential Information........................................................................26
           11.4  No Adequate Remedy......................................................................................27
           11.5  Confidentiality of Contract.............................................................................27

ARTICLE 12.  INTELLECTUAL PROPERTY.......................................................................................28
           12.1 Intellectual Property Indemnification....................................................................28
           12.2  Remedy for Infringement.................................................................................28
           12.3  Exception to Indemnification............................................................................28

ARTICLE 13.  LIMITATION OF LIABILITY.....................................................................................29
           13.1  Limitation of Liability.................................................................................29
           13.2  Consequential Damages Exclusion.........................................................................29
           13.3  Retention of Remedies...................................................................................29
           13.4  Further Limitations.....................................................................................30

ARTICLE 14.  TERMINATION.................................................................................................31
           14.1  Termination.............................................................................................31
           14.2  Termination by Seller...................................................................................31
           14.3  Termination by Buyer....................................................................................31

ARTICLE 15.  INDEMNIFICATION.............................................................................................32
           15.1  Indemnification.........................................................................................32
           15.2  Indemnification.........................................................................................32

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                                  CONFIDENTIAL

ARTICLE 16.  PERFORMANCE GUARANTEES......................................................................................33
           16.1  Performance Guarantees..................................................................................33
                       (a)  Liquidated Damage Performance Guarantees.....................................................33
                       (b)  Performance Guarantees.......................................................................33
           16.2  Satisfaction of Liquidated Damage Performance Guarantees and Performance Guarantees.....................34
                       (a)  Satisfaction of Liquidated Damage Performance Guarantees.....................................34
                       (b)  Satisfaction of Performance Guarantees.......................................................34
           16.3  Demonstration Test Guarantees...........................................................................35
           16.4  Availability Test Guarantee.............................................................................35

ARTICLE 17.  LIQUIDATED DAMAGES AND ACCEPTANCE TESTING...................................................................37
           17.1  Schedule Liquidated Damages.............................................................................37
                       (a)  Delivery.....................................................................................37
                       (b)  Commercial Operation.........................................................................37
                       (c)  Accrual of Liquidated Damages under Section 17.1.............................................40
                       (d)  Aggregation of Liquidated Damages............................................................40
                       (e)  Limitation...................................................................................41
           17.2  Performance.............................................................................................41
                       (a)  Performance Guarantees.......................................................................41
                       (b)  Performance Liquidated Damages...............................................................41
                                (i)  Net Equipment Electric Output.......................................................41
                                (ii)  Net Equipment Heat Rate............................................................41
                                (iii)  Net Equipment Peak Electrical Output..............................................41
                       (c)  Acceptance Testing...........................................................................41
                                (i)  Testing Procedures..................................................................41
                                (ii)  Diagnostic Testing and Remedy......................................................42
                                (iii)  Retesting.........................................................................43
                       (d)  Seller's Election to Reduce Liquidated Damages for Commercial Operation......................43
                       (e)  Modified Liquidated Damages..................................................................45
                       (f)  Failure of Performance Tests.................................................................45
                       (g)  Limitation...................................................................................47
           17.3  Documentation Liquidated Damages........................................................................47
           17.4  Limitation of Liquidated Damages........................................................................47
           17.5  Exclusive Remedy........................................................................................47
           17.6  Application of Total Contract Price Reductions..........................................................48

ARTICLE 18.  PROJECT MANAGEMENT..........................................................................................49
           18.1  Project Coordinators....................................................................................49
           18.2  Continuity of Seller's Employees........................................................................49
           18.3  Status Reports..........................................................................................49

ARTICLE 19.  TECHNICAL SERVICES..........................................................................................50
           19.1  Technical Services......................................................................................50

ARTICLE 20.  TRAINING AND DOCUMENTATION..................................................................................51
           20.1  Documentation...........................................................................................51

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                                  CONFIDENTIAL

           20.2  Reproduction of Documentation...........................................................................51
           20.3  Training................................................................................................51

ARTICLE 21.  INSURANCE...................................................................................................52
           21.1  Insurance Requirements..................................................................................52
           21.2  Additional Requirements.................................................................................52

ARTICLE 22.  GENERAL CLAUSES.............................................................................................53
           22.1  Assignment..............................................................................................53
           22.2  Third Party Beneficiaries...............................................................................54
           22.3  Entire Agreement........................................................................................54
           22.4  Severability............................................................................................54
           22.5  Independent Contractor..................................................................................54
           22.6  Governing Law...........................................................................................54
           22.7  Notice..................................................................................................54
           22.8  Construction............................................................................................55
           22.9  Nuclear Waiver..........................................................................................55
           22.10  Dispute Resolution.....................................................................................56
           22.11  Disclosure of Information..............................................................................56

INDEX TO APPENDICES......................................................................................................58

                                       v

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                                  CONFIDENTIAL


                              CONTRACT FOR PURCHASE

         This Contract, effective this 27th day of August, 1999, is between Tenaska Georgia I, L.P., a Delaware limited partnership ("Buyer") and General Electric Company, a New York corporation ("Seller"). Buyer and Seller may be referred to individually as a "Party" and collectively as "Parties".

                             ARTICLE 1. DEFINITIONS

The following defined terms used in this Contract have the meanings specified in this Section.

ACCEPTANCE TESTING for a Unit means the performance of one or more of the Performance Tests, Demonstrations Tests, the Emission Test, the Availability Test or the Utility Tests for such Unit in accordance with the general requirements of Section 3.0 of Appendix C and the particular requirements of the individual tests.

APPLICABLE LAWS means all laws, ordinances, rules, regulations, orders, interpretations, requirements, standards, codes, resolutions, licenses, permits, judgments, decrees, injunctions, writs and orders of any court, arbitrator, or governmental (federal, national, state, municipal, local or other, having jurisdiction over a Party and the location where a particular element of the Services is performed or where any part of the Equipment is situated) agency, body, instrumentality or authority that are applicable to either or both of the Parties, the Facility, the Site, the Services or the terms of this Agreement, including the Codes and Standards described in Section 8 of Appendix A and all environmental and hazardous materials laws which are applicable to a Site or the Equipment and which are at any time applicable to performing the Services.

AVAILABILITY TEST means the test conducted by Buyer or on Buyer's behalf to demonstrate that each Unit satisfies the requirements of Section 7.0 of Appendix C.

BUSINESS DAYS mean all calendar days except Saturdays, Sundays and all legal holidays of the United States or the State of New York.

BUYER'S INSPECTOR(S) has the meaning set forth in Section 5.1.

CANCELLATION CHARGE has the meaning set forth in Section 14.1.

COMMERCIAL OPERATION has the meaning set forth in Section 17.1(b).

COMPUTER PROGRAMS means the software programs provided by Seller to Buyer under this Contract.

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                                  CONFIDENTIAL

CONTRACT means this contract, including Appendices A through M.

DEFERRED TESTS has the meaning set forth in Section 10.2.

DELIVERY has the meaning set forth in Section 4.1(d)(ii).

DELIVERY POINT means (i) the location selected by Buyer for Delivery of a Unit in accordance with Section 4.1 when shipped by highway transport, or (ii) the accessible rail siding nearest the location selected by Buyer in accordance with
Section 4.1 when shipped by rail transport.

DEMONSTRATION TESTS means tests conducted by Buyer or on Buyer's behalf to demonstrate that a Unit satisfies the requirements of Section 6.0 of Appendix C.

DESIGN FINALIZATION MEETING has the meaning set forth in Section 18.3.

DIRECTED ORDER has the meaning set forth in Section 2.2.

DISPUTE NOTICE has the meaning set forth in Section 22.10.

DOCUMENTATION has the meaning set forth in Section 20.1.

EMISSIONS TEST means a test conducted by Buyer or on Buyer's behalf to demonstrate that a Unit satisfies the Performance Guarantee set forth in Section
4.1 of Appendix C.

EPC AGREEMENT means the Engineering, Procurement and Construction Agreement of Buyer for the Project, when executed.

EPC CONTRACTOR means the entity or entities which execute an EPC Agreement with Buyer for the Project.

EQUIPMENT means: all items as described in Appendix A; all items included in any Appendix D option exercised in accordance with such Appendix; and, all other items, parts, components and materials necessary for the manufacture and supply of the Units.

EXCUSABLE DELAY has the meaning set forth in Section 7.1.

FACILITY means the power generation facility at the Project Site together with all Equipment located at such Site.

GUARANTEED DATE has the meaning set forth in Section 4.1(a).

GUARANTEE FUEL means the operating fuel, in accordance with fuel specifications, which are specifically identified in Section 2.1 of Appendix C.

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                                  CONFIDENTIAL

INITIAL SYNCHRONIZATION means, for each Unit, the date on which the generator breaker for such Unit is first closed and the Unit is connected to the electric grid.

INTERIM PERFORMANCE REQUIREMENTS means the Interim Performance Requirement for Net Equipment Electrical Output set forth in Section 1.1 of Appendix C and the Interim Performance Requirement for Net Equipment Heat Rate set forth in Section
1.2 of Appendix C

LIQUIDATED DAMAGE PERFORMANCE GUARANTEES has the meaning set forth in Section 16.1(a).

MECHANICALLY COMPLETE means that installation of a Unit is complete and such Unit and all necessary auxiliary systems (including any balance of plant issues such as gas supply) are ready for first fire.

MONTH means a period of time beginning on a certain day of the month and ending on the day before the same date in the following calendar month, provided that when determining periods of one or more Months if the calendar month which should contain the end date does not have a date corresponding to the end date then the end of the period shall be the last day of such calendar month.

NORMAL CARRIAGE means carriage by either highway transport or by rail transport, as selected by Seller, on normal routing from the factory to the Delivery Point.

OPTIONS has the meaning set forth in Section 9.2.

PERFORMANCE GUARANTEES has the meaning set forth in Section 16.1(b).

PERFORMANCE MINIMUMS means the Performance Minimum for Net Equipment Electrical Output set forth in Section 1.1 of Appendix C and the Performance Minimum for Net Equipment Heat Rate set forth in Section 1.2 of Appendix C.

PERFORMANCE TESTS means tests conducted by Buyer or on Buyer's behalf in accordance with Section 5.0 of Appendix C to determine if a Unit or Units have satisfied certain of the Liquidated Damage Performance Guarantees, Performance Minimums and Performance Guarantees.

PHASE means either Phase I or Phase II of the Project.

PHASE I means the installation of Units #1, #2 and #3 and shall be completed upon the achievement of Substantial Completion of all of Units #1, #2 and #3 and the satisfactory completion of the tests set forth in Section 8.0 of Appendix C with respect to such Units.

PHASE II means the installation of Units #4, #5 and #6 and shall be completed upon achievement of Substantial Completion for all of the Units #1 through #6 and the satisfactory completion of the tests set forth in Section 8.0 of Appendix C with respect to Units #1 through #6.

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                                  CONFIDENTIAL

POTENTIAL LIQUIDATED DAMAGES has the meaning set forth in Section 17.2(d).

POWER PURCHASE AGREEMENT means an agreement for the sale of power from the Project.

PROJECT means the construction of a power generation facility for Buyer in Heard County, Georgia, or such other location as designated by Buyer in accordance with Section 4.1, at which the Units are to be installed, including related and associated Equipment.

PROJECT COORDINATORS has the meaning set forth in Section 18.1.

PUNCH LIST means unfinished items which in the reasonable opinion of Buyer do not affect the operation, safety or integrity of a Unit at a certain Facility and do not impact the performance or life of the Unit, but are included in the scope of Seller's obligations under the Contract.

SCHEDULED DATE OF COMMERCIAL OPERATION means, for each Unit, the "Scheduled Date of Commercial Operation" for such Unit as such term is defined in the EPC Agreement and, for each Phase, means the latest Scheduled Date of Commercial Operation for any Unit in such Phase.

SCHEDULED DELIVERY DATE has the meaning set forth in Section 4.1(c).

SCHEDULED SHIPMENT DATE has the meaning set forth in Section 4.1(c).

SECTION(S) means sections of this Contract, not including Appendices, unless otherwise stated.

SERVICES means all work or services to be performed by Seller in accordance with this Contract.

SHIPMENT has the meaning set forth in Section 4.1(d)(i).

SITE means the location of the Project as set forth in the legal description attached as Appendix K, or such other legal description as Buyer may substitute upon designation of a Delivery Point other than a location at or near Heard County, Georgia.

SPARE PART means any component of a Unit purchased by Buyer under this Contract which is intended to be placed into Buyer's inventory and not used or installed into the Unit at the time of Initial Synchronization.

SPECIFICATIONS means: Appendices A, C, D and G and, all other obligations of Seller as described in Articles 1 through 22 of this Contract.

SUBCONTRACTOR(S) OR SUPPLIER(S) shall mean any licensor, subcontractor or supplier of any tier supplying material, equipment, documentation, labor, goods or services to Seller in connection with the obligations of Seller under the Contract.

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                                  CONFIDENTIAL

SUBSTANTIAL COMPLETION has the meaning set forth in Section 10.2.

TOTAL CONTRACT PRICE has the meaning set forth in Section 3.1.

UNIT means each of the six (6) General Electric Frame PG7241 (FA) heavy-duty, single shaft combustion turbine-generator units to be supplied to Buyer pursuant to this Contract.

UNIT CONTRACT PRICE means that portion of the Total Contract Price allocable to a specific individual Unit.

UNIT PERFORMANCE LIQUIDATED DAMAGES means liquidated damages which become due to Buyer under this Contract at the rates set forth in Section 17.2(b) based upon the performance testing of an individual Unit, the aggregate amount of which shall be subject to adjustment based upon aggregate test results in accordance with the provisions of Section 17.2(f).

UTILITY TESTS means tests conducted on all of the Units in Phase I and at a later date, on all of the Units in Phase I and Phase II, by Buyer or on Buyer's behalf in accordance with Section 8.0 of Appendix C.

WITNESS TESTS has the meaning set forth in Section 5.2.

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                                  CONFIDENTIAL

                           ARTICLE 2. SCOPE OF SUPPLY

2.1 SCOPE. Seller shall supply the Documentation, Equipment and Services in accordance with the Specifications and shall meet the performance requirements and guarantees set forth in this Contract in accordance with the Specifications.

2.2 DIRECTED ORDER. If Buyer determines that Documentation, Equipment or Services to be provided by Seller under this Contract do not comply with Applicable Laws and Seller disagrees as to the Documentation, Equipment or Services to be provided by Seller under this Contract, Buyer may issue a Directed Order to Seller covering such Documentation, Equipment or Services so long as such Directed Order is reasonably capable of being performed by Seller and is intended solely to cause such Documentation, Equipment or Services to comply with Applicable Laws. If Owner issues a Directed Order, Seller shall proceed without undue delay to provide the Documentation, Equipment or Service which Buyer has directed, as set out in such order. Within ten (10) days after Buyer's issuance of a Directed Order, if Seller disagrees with such order, Seller shall submit a Dispute Notice to Buyer setting out the reasons for Seller's disagreement with Buyer's position and the Parties shall resolve such disagreement in accordance with the procedures of Section 22.10.

2.3      RESERVED.

2.4      OPTIONS. If Buyer elects to exercise any of the Options described in
         Section 9.2 and Appendix D, prior to or on August 31, 1999, then Seller shall provide such Options to Buyer at the prices listed on and in accordance with Section 9.2 and Appendix D, as applicable, and subject to all terms and conditions of this Contract. If Buyer elects to exercise any of the Options described in Section 9.2 and Appendix D after August 31, 1999, Seller shall be entitled to a Change Order for an applicable change in price or schedule, provided that Seller shall, in good faith, attempt to mitigate any effects upon price and schedule.

2.5 PRE-ASSEMBLY. All Units, including the auxiliary equipment and the following Major Components (to the extent included in the scope of supply), shall be shipped pre-fabricated and pre-assembled as described in Appendix A, according to Seller's standard practice.

Major Components
Combustion Turbine Unit(s):                 - combustion turbine
                                            - generator
                                            - gas valve module
                                            - packaged electrical and electronic control cabinet
                                            - fuel forwarding skid
                                            - cooling water module

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                                  CONFIDENTIAL

                                            - turbine enclosure
                                            - accessory module
                                            - water injection skid
                                            - turbine inlet air & exhaust systems
                                            - compressor water wash skid
                                            - generator auxiliary compartment
                                            - special installation tools
                                            - interconnecting pipe and cables (to the extent included
                                              in Seller's scope in Appendix A)

         Any and all changes shall be updated by Seller in a conformed technical specification based on review and agreement by Buyer and Seller prior to August 31, 1999.


                                       7
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                      ARTICLE 3. PRICE AND TERMS OF PAYMENT

3.1 TOTAL CONTRACT PRICE. The total price for the Equipment, Documentation and Services is [*] (the "Total Contract Price").

3.2 SALES TAX. The Total Contract Price does not include any federal, state or local sales, use, excise, value added, or similar taxes, provided that Buyer shall not be responsible for any foreign taxes of any kind including excise taxes, value added taxes, sales or use taxes, customs fees or duties which may arise as a result of the foreign manufacture or import of any of the Equipment. Consequently, in addition to the Total Contract Price, the amount of any present or future sales, use, excise, value added, or other similar tax applicable to the sale or use of the Equipment, Documentation or Services hereunder (exclusive of taxes based on the income of Seller) shall be paid by Buyer, or in lieu thereof Buyer shall provide Seller with a tax-exemption certificate (or similar documentation) acceptable to the taxing authorities. Seller agrees to cooperate within reason with Buyer in connection with any proceeding or other action undertaken by Buyer for the purpose of eliminating, reducing or deferring the payment of any such taxes. Seller will cooperate with Buyer to provide such information to Buyer or applicable taxing authorities so as to appropriately mitigate Buyer's taxes, however, Seller will not be obligated to provide proprietary cost information to taxing authorities, or to provide audit information to taxing authorities beyond that which Seller determines to be reasonable.

3.3 PROGRESS PAYMENT SCHEDULE. Seller acknowledges timely receipt from Buyer of the payments shown on Appendix B as due to Seller through August, 1999. Buyer shall make all additional progress payments to Seller in accordance with the payment schedule attached as Appendix B. Prior to Shipment of the first Major Component of a Unit, Buyer shall provide to Seller written evidence, in a form reasonably acceptable to Seller, that Buyer has the financial ability to satisfy Buyer's remaining obligations under this Contract for such Units. Seller shall be entitled to invoice Buyer on or before the fifteenth (15th) calendar day of each calendar month for the progress payment due for the following calendar month. All progress payments shall be made to Seller upon submission of invoices by Seller in accordance with Section 3.5, provided that each invoice submitted by Seller pursuant to the applicable Appendix shall include charges only for those applicable events or durations as described in Appendix B. All payments to be made under this Section 3.3 shall be in accordance with Sections 3.1 and 3.4 of this Contract.

3.4 CHANGES IN TOTAL CONTRACT PRICE. In the event that a change in the Contract scope pursuant to Section 9.1 results in a change in the Unit Contract Price for one or more Units and in the Total Contract Price, all payments shall be adjusted accordingly. However, if the change results in a decrease in the Total Contract Price, then the payments previously made shall be retained by Seller and the credit shall be applied fully

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                                  CONFIDENTIAL

         to the extent of the next payment and each subsequent payment as it becomes due.

3.5 PROGRESS PAYMENT INVOICES. Invoices shall be received by Buyer not later than the fifteenth (15th) calendar day of the month preceding the month in which payment is due, and such invoices shall be due and payable on the twenty-fifth (25th) calendar day of the month following the month in which such invoice is received by Buyer, except that the Shipment Payments (as described in Appendix B) and the Final Payments (as described in Appendix B), shall each be due within three (3) Business Days respectively after receipt of proper invoices documenting the events or dates shown in Appendix B. In the event payment is not received by the due date, interest shall accrue on such amount at an annual rate of interest equal to the prime rate of The Chase Manhattan Bank, N.A. in effect on the due date plus one percent (1%). Buyer may withhold payment of the disputed portion of any invoice until such dispute is resolved to the reasonable satisfaction of Buyer. If it is determined that Buyer was justified in withholding payment or if the dispute is settled in favor of Buyer, Buyer shall not pay interest on the amounts withheld. If it is determined that Buyer was not justified in withholding such amounts or if the dispute is settled in favor of Seller, Buyer shall pay interest at the rate provided above, from the time the withheld amount was due. Buyer may retain the Final Payment for each Unit in Phase I in the amount of five percent (5%) per Unit ("Retainage") as security for any liquidated damages which may become due under this Contract until Substantial Completion is achieved for all Units in Phase I or until payment is made of Unit Performance Liquidated Damages with respect to all of the Units in Phase I; provided that if an election is made by Seller pursuant to Section 17.2(d) with respect to one or more Units in Phase I, then the Potential Liquidated Damages calculated as set forth in Section 17.2(d) shall be aggregated for all Units in Phase I and to the extent that the aggregate Potential Liquidated Damages for such Units is less than the Retainage for all of the Units in Phase I, Buyer shall pay to Seller the amount by which the Retainage exceeds such aggregate Potential Liquidated Damages; provided that as a condition to such payment each Unit in Phase I which is not subject to an election under Section 17.2(d) shall have achieved Substantial Completion. Buyer may retain the Final Payment for each Unit in Phase II in the amount of five percent (5%) per Unit ("Retainage") as security for any liquidated damages which may become due under this Contract until (i) the Deferred Tests are completed for Units #2 and #3 and (ii) Substantial Completion is achieved for all Units or until payment is made of final liquidated damages with respect to all of the Units; provided that if an election is made by Seller pursuant to Section 17.2(d) with respect to one or more Units in Phase II, then the Potential Liquidated Damages calculated as set forth in Section 17.2(d) shall be aggregated for all Units in Phase II and to the extent that the aggregate Potential Liquidated Damages for such Units is less than the Retainage for all of the Units in Phase II, Buyer shall pay to Seller the amount by which the Retainage exceeds such aggregate Potential Liquidated Damages; provided that as a condition to such payment each Unit in Phase II which is not subject to an election under Section 17.2(d) shall have achieved Substantial Completion. Notwithstanding the achievement of Substantial Completion for a Unit, Buyer may continue to hold a portion of the Retainage for such Unit equal to Twenty Five Thousand Dollars ($25,000) until the satisfactory completion of tests with respect to the

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         Combustion Turbine Evaporative Cooler for such Unit plus an amount equal to twice the value of any Punch List items for such Unit. Buyer and Seller shall mutually agree upon an estimated cost for each item included by Buyer on the Punch List, and Buyer shall, on a monthly basis, release such amounts from such Retainage as correspond to twice the value of those items on the Punch List which Seller has completed and when all remaining Punch List items are complete and approved by Buyer, Buyer shall release the entire Retainage. In the event that, following timely Delivery of all of the Units in a Phase in accordance with the provisions of this Contract, all of the Units in a Phase have not achieved Substantial Completion by the date ("Delayed Final Payment Date") which is the earlier of (i) six (6) months after the Scheduled Date of Commercial Operation for such Phase, as such date is determined at the time of execution of the EPC Agreement or (ii) June 1, 2002 for Phase I and June 1, 2003 for Phase II, as applicable, through no cause of Seller (including any claim of Excusable Delay by Seller under this Contract), then Buyer shall pay to Seller all of the Retainage for the Units in such Phase (if, with respect to Phase II only, less than [*] of Technical Services have been used at such time with respect to all of the Units, Buyer shall receive a credit against any Retainage to be paid equal to the difference between [*] and the number of man-weeks actually used multiplied by [*]) within three (3) Business Days after the Delayed Final Payment Date for such Phase, provided that payment of such Retainage shall not release Seller from any liability or obligation due or which may become due under this Contract, except that Seller will no longer be obligated to provide additional Technical Services as set forth in Section 19.1. Payment of Retainage to Seller pursuant to the immediately preceding sentence shall be accompanied by interest on the amount of such payment at the annual rate of interest equal to the prime rate of The Chase Manhattan Bank, in effect on the Scheduled Date of Commercial Operation for the applicable Phase, as such date is determined at the time of execution of the EPC Agreement, plus onepercent (1%), until the date of payment to Seller.

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                        ARTICLE 4. SHIPMENT AND DELIVERY

4.1 SHIPMENT OF EQUIPMENT. Approximately ninety (90) days prior to the first anticipated shipment of any Major Components for a Unit, Seller shall notify Buyer of the anticipated date for Shipment of such Unit. Upon receipt of notification from Seller of the anticipated date for Shipment for a Unit, Buyer shall immediately designate a Delivery Point for such Unit, provided that if Buyer fails to designate a Delivery Point for a Unit within sixty (60) days of such notification, the Unit shall be stored by Seller until Buyer designates a Delivery Point. In the event of such storage, Buyer shall reimburse Seller's additional expenses thereby incurred, including but not limited to preparation for, placement into, and removal from storage. Each Unit shall be shipped by Seller so that the Unit will be delivered by Normal Carriage, in accordance with Section 4.2, to the Delivery Point. If Buyer directs Seller to deliver the Unit to a Delivery Point other than a location at or near Heard County, Georgia then (i) Buyer shall pay to Seller any additional delivery costs incurred by Seller for such delivery of the Unit to such other location, or (ii) Buyer shall be entitled to a credit from Seller against the Total Contract Price for any delivery costs saved by Seller for such delivery of the Unit to such other location. In the event that Seller places a Unit in storage in accordance with the provisions of this Section 4.1, Seller shall be deemed to have accomplished Shipment or Delivery, as applicable, for the purposes of Section 17.1 upon placing such Unit in storage, provided that upon designation of a Delivery Point by Buyer such Unit shall be delivered to the Delivery Point within four (4) weeks of such designation.

         (A) COMBUSTION TURBINE SCHEDULED DELIVERY DATE. Subject to the provisions of Section 4.1(d), Scheduled Shipment Dates and Scheduled Delivery Dates of the Units shall be as follows:

                                                 SCHEDULED SHIPMENT DATE          SCHEDULED DELIVERY DATE
                                                 -----------------------          -----------------------
         Gas Turbine-Generator  Unit #1                  [*]                              [*]
         Gas Turbine-Generator Unit #2                   [*]                              [*]
         Gas Turbine-Generator Unit #3                   [*]                              [*]
         Gas Turbine-Generator Unit #4                   [*]                              [*]
         Gas Turbine-Generator Unit #5                   [*]                              [*]
         Gas Turbine-Generator Unit #6                   [*]                              [*]

               "Guaranteed Date" means for each of Units #1 and #4 the Scheduled Delivery Date for such Unit and for each of Units #2, #3, #5 and #6 the Scheduled Shipment Date for such Unit, which dates, if not met by Seller will, in accordance with Section 17.1, subject Seller to the payment of liquidated damages.

         (B)   RESERVED.

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         (C)   SCHEDULED SHIPMENT DATE AND SCHEDULED DELIVERY DATE. Unless the
               context requires otherwise, the term "Scheduled Shipment Date" as used in this Contract shall mean, for each Unit, the date, as set forth in Section 4.1(a), that Shipment of such Unit is to be accomplished pursuant to the terms of this Contract. Unless the context requires otherwise, the term "Scheduled Delivery Date" as used in this Contract shall mean, for each Unit, the date, as set forth in Section 4.1(a), that Delivery of such Unit is to be made to the Delivery Point pursuant to the terms of this Contract.

         (D)   SHIPMENT AND DELIVERY.

               (I) SHIPMENT. For the purposes of this Contract, "Shipment" of a Unit shall be deemed to have occurred when the last of the Major Components of such Unit as set forth in Section 2.5 (provided such Major Components substantially conform to the Specifications and requirements of this Contract) has been placed in the carrier's custody for shipment to the Delivery Point in accordance with this Contract, as evidenced by a bill of lading signed by the carrier; provided that for purposes of any Unit or Major Component of a Unit manufactured or procured from outside the United States, "Shipment" of such Unit or Major Component shall be deemed to have occurred when such Unit or Major Component clears United States Customs at its port of entry into the United States; and further provided that solely for the purposes of determining liquidated damages pursuant to Section 17.1(a), Shipment of a Unit shall be deemed not to have occurred if any Equipment related to such Unit remains undelivered more than ninety (90) days after the Scheduled Shipment Date for such Unit and such undelivered Equipment delays the installation and safe operation of such Unit. Notwithstanding the provision of the immediately preceding sentence, liquidated damages shall not begin to accrue for late Shipment of a Unit under Section 17.1(a) because of any undelivered Equipment related to such Unit until ten (10) days after delivery to Seller of written notice that such Equipment is undelivered and may delay the installation and safe operation of such Unit.

               (II) DELIVERY. For the purposes of this Contract, "Delivery" of a
                    Unit shall be deemed to have occurred when the last of the Major Components of such Unit as set forth in Section 2.5 (provided such Major Components substantially conform to the Specifications and requirements of this Contract) has been delivered to the Delivery Point as evidenced by a bill of lading signed by the carrier; provided that solely for the purposes of determining liquidated damages pursuant to
                    Section 17.1(a), Delivery of a Unit shall be deemed not to have occurred if any Equipment related to such Unit (other than such Major Components) remains undelivered more than sixty (60) days after the Scheduled Delivery Date for such Unit and such undelivered Equipment delays the installation and safe operation of such

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                    Unit. Notwithstanding the provision of the immediately
                    preceding sentence, liquidated damages shall not begin to accrue for late Delivery of a Unit under Section 17.1(a) because of any undelivered Equipment related to such Unit (other than such Major Components) until ten (10) days after delivery to Seller of written notice that such Equipment is undelivered and may delay the installation and safe operation of such Unit.

4.2 METHOD OF SHIPMENT. Shipment will be made F.O.B. carrier, at the point of delivery to the carrier. Seller shall, at Seller's expense, arrange for Shipment of the Equipment by Normal Carriage to the Delivery Point.

4.3 EARLY SHIPMENT. Seller plans to deliver the generators and the following additional Equipment (PEECC, Isophase Bus, Sole Plates, Generator Terminal Enclosure, Bus Accessory Compartment, Isolation Transformer, DC Link Reactor, LCI Module, Inlet Duct and Inlet Filter) associated with Combustion Turbine-Generator Units #2 and #3 by
         [*], respectively. Seller makes no guarantee of any early Shipment or early Delivery of Combustion Turbine- Generator Units #2 and #3. The only Guaranteed Dates for such Units are as designated in Section 4.1(a). Except with respect to the generators and additional Equipment for Combustion Turbine-Generator Units #2 and #3 itemized above, or as otherwise specifically agreed upon by Buyer in writing, Buyer shall not be required to accept early Shipment of any Unit if such Shipment would result in delivery of any portion of such Unit earlier than one
         (1) Month prior to the Scheduled Delivery Date for such Unit.

4.3 INSPECTION OF EQUIPMENT. Payment for Equipment provided hereunder, or inspection or testing thereof by Buyer, shall not constitute acceptance or relieve Seller of its obligations under this Contract. Buyer may inspect the Equipment delivered and reject upon prompt notification to Seller any and all such Equipment which does not conform to the Specifications or the requirements of this Contract. Equipment which is rejected shall be corrected, repaired, or replaced by Seller in accordance with Seller's warranty obligations under Article 10, such that the Equipment conforms to the Specifications and requirements of this Contract. If Buyer receives Equipment with a defect or nonconformity not reasonably apparent on inspection, then Buyer reserves the right to require prompt correction, repair, or replacement by Seller in accordance with Seller's warranty obligations under
         Article 10 following the discovery of such defect or nonconformity.


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                     ARTICLE 5. INSPECTION AND FACTORY TESTS

5.1 INSPECTION RIGHTS. Buyer, its agents (including but not limited to Buyer's engineering and construction contractors and employees and consultants of Tenaska, Inc.), as well as the employees and agents for the purchasers of the electrical output of the Project and Buyer's lenders (collectively, "Buyer's Inspector(s)") will be provided access to Seller's facilities and production records for purposes of obtaining information on production progress, quality control, determining status, and observing tests and inspections. Seller shall have the right of approval, which approval shall not be unreasonably withheld, with respect to all Buyer's Inspectors who are not employees of Tenaska, Inc. Such access may be conditioned upon the execution by such inspectors of confidentiality agreements acceptable to Seller, in its reasonable discretion, and limited to areas concerned with the Equipment where work of a non-proprietary nature is performed.

5.2 WITNESS TESTS. All "non-optional" factory testing described in Appendix L shall be successfully completed by Seller prior to Shipment of a Unit. Seller and Buyer shall mutually agree upon a specific list of factory tests ("Witness Tests") which Buyer's Inspectors shall witness, provided that such list may be supplemented at Buyer's request to permit Buyer to witness additional factory tests which Seller intends to conduct, upon reasonable advance notice to Seller. Such Witness Tests shall be initially identified as such in Appendix A.

5.3 NOTIFICATION OF TESTING. Seller shall advise Buyer as to the schedule for testing and Buyer's Inspectors will be given an opportunity to observe work during regular working hours. Neither completion of production work nor shipment of any part of the Equipment will be delayed to accommodate Buyer's Inspectors. The conditions of any tests shall be as set forth in the Specifications and Buyer shall be notified at least ten (10) Business Days prior to the commencement of all Witness Tests. Buyer will be informed of Seller's methods of reporting production progress. Appropriate office facilities will be provided where Buyer's Inspectors may conduct their work in connection with the above. Subject to the conditions set forth in this Article 5, Seller will make reasonable efforts to obtain for Buyer access to Seller's Suppliers' facilities for the purposes described in this Article.

5.4 CONSEQUENCES OF INSPECTION. Buyer's inspection of the work or Buyer's failure to inspect any work in no way relieves Seller of its obligation to fulfill the requirements of this Contract nor is it to be construed as acceptance by Buyer.


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                  ARTICLE 6. DELIVERY, TITLE, AND RISK OF LOSS

6.1 RISK OF LOSS. Seller shall retain all risk of loss for damage to the Equipment until the Equipment is delivered to the Delivery Point. Risk of loss or damage to the Equipment, except for Computer Programs, shall pass to and vest in Buyer upon arrival of the Equipment at the Delivery Point.

6.2 PASSAGE OF TITLE. Title to the Equipment shipped from within the United States shall vest in Buyer when the Equipment is placed in the carrier's custody for shipment, and title to Equipment shipped from a country other than the United States shall vest in Buyer at the port of export immediately after the Equipment has been cleared for export. Upon transfer of title to Equipment to Buyer, Seller shall promptly execute and deliver to Buyer written documentation which shall be effective to confirm in Buyer good and marketable title to the Equipment being purchased, free and clear of all obligations, mortgages, liens, pledges, custodianship, security interests, or any other encumbrances, claims, or charges of any kind whatsoever, except those relating to any payments remaining due Seller under this Contract. Upon written request of Buyer, Seller shall execute and deliver such documents as are reasonably required by Buyer to subordinate the lien, security interest, or claim of Seller relating to any payments remaining due under this Contract, to the interests (including any lien and/or security interests) of the lenders for the Project. It is expressly understood that Seller has the right to utilize all resources within its global manufacturing and supplier network to supply the requirements of this Contract. In the event that Major Components are manufactured in a country other than the United States, such Major Components will be scheduled by Seller to arrive in the United States for delivery to the Delivery Point no later than the applicable date(s) set forth in Section 4.1(a), or any other date(s) mutually agreed upon by Buyer and Seller, in writing. Seller shall indemnify Buyer and hold Buyer harmless with respect to any foreign taxes of any kind including excise taxes, value added taxes, sales or use taxes, customs, fees or duties which may arise as a result of the foreign manufacture or import of any of the Equipment.

6.3 COMPUTER PROGRAMS. Title to and right of possession of any Computer Programs licensed hereunder shall remain with Seller, or its licensor, except that Buyer shall have the right of possession and use of the Computer Programs provided hereunder at no cost for the term of the license set forth in Section 6.4. Nothing in this Contract shall be construed as limiting Seller, or its licensors, from using and licensing the Computer Programs to any third party.

6.4 LICENSE OF COMPUTER PROGRAMS. Seller grants to Buyer, and any party under contract with Buyer to operate the Units of Equipment, a nontransferable, nonexclusive license (the "License"), without sublicensing rights, to use the computer programs provided to Buyer under this Contract (the "Computer Programs") solely in connection with the Unit for which such Computer Programs are supplied, subject to the conditions and restrictions contained in this Contract. The term of the License shall extend until the

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         decommissioning of the Unit for which such Computer Programs are licensed. The License does not grant any right to the background technology from which the Computer Programs were generated or to the source code underlying the Computer Programs, except to the extent specifically identified in this Contract. Except as specifically set forth in this Contract, Buyer is granted no right to modify the Computer Programs or merge the computer programs with other computer programs, provided that the use of the Computer Programs with other programs or the sharing of data between the Computer Programs and other programs is not prohibited. Notwithstanding the foregoing provisions of this Section 6.4, in the event of the sale or transfer of any Unit of the Equipment or the sale or transfer of the Project, such License will automatically transfer to the transferee, subject to the terms of this Section 6.4. In the event that Seller updates, revises or enhances the Computer Programs governed by the License, Seller shall make all such updates, revisions or enhancements to the Computer Programs available to Buyer on reasonable terms.

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                           ARTICLE 7. EXCUSABLE DELAYS

7.1      [*] The following one (1) page has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

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                                  CONFIDENTIAL

              ARTICLE 8. COMPLIANCE WITH LAWS, CODES AND STANDARDS

8.1 COMPLIANCE WITH APPLICABLE LAWS. Seller warrants and represents that the Equipment, Documentation and Services under this Contract shall comply, at the time of Delivery and in the case of Services at the time of performance, with all Applicable Laws, except to the extent that such Applicable Laws (i) pertain to conditions within the control of Buyer or (ii) pertain to sound level emissions and gas emissions of the Units, in which case Seller's obligations shall be as set forth in this Contract. Buyer shall advise Seller of any local laws, codes, standards and regulations ("local laws") materially affecting the Equipment. Seller's representation and warranty as to compliance with local laws is subject to and limited by the preceding sentence.

         In the event that Seller fails to conform to the above warranty, Buyer shall, promptly after discovery, advise Seller thereof in writing and Seller, at its option and expense, shall repair, replace or modify the nonconforming Equipment or Documentation or reperform the nonconforming portion of Services in accordance with Seller's warranty obligations under Article 10. In the event of any unreasonable delay by Buyer in advising Seller of a breach of the warranty set forth in Section 8.1, Seller shall be relieved of its warranty obligations hereunder only to the extent of any additional loss or expense directly resulting from such delay.

8.2      CHANGE IN APPLICABLE LAWS. In the event that compliance under Section
         8.1 with respect to any applicable local laws requires any modifications to the scope set forth in Appendix A or any changes in Seller's design, manufacturing processes and procedures, or quality assurance program, then the Total Contract Price will be adjusted by change order to equitably reflect the added costs and expense to Seller of such change and, if necessary, the schedule for Seller's performance under the Contract will be revised for the reasonable period necessary to comply with such modification, change or revision. Any other provisions of this Contract will be modified as is required by such change or revision in Applicable Laws. In the event Buyer elects to have one or more of the Units delivered to any location other than a location at or near Heard County, Georgia, and any modifications to the scope set forth in Appendix A or any changes in Sellers design, manufacturing processes and procedures, or quality assurance program are required as a result of such change of location, including changes required for compliance under Section 8.1, then the Unit Contract Price for such Unit(s) and the Total Contract Price will be adjusted by change order to equitably reflect the added or reduced costs and expenses to Seller of such change and, if necessary, the schedule for Seller's performance under the Contract will be revised for the reasonable period necessary to comply with such modification, change or revision, and any other provisions of this Contract will be modified as is required by any changes in the Applicable Laws. Notwithstanding the foregoing, no modification in the Total Contract Price, schedule or other provisions of this Contract shall be made as a result of any general change in the manufacturing facilities of Seller or a change in Seller's work force not specifically limited to the

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         Equipment, Documentation or Services for this Project, resulting from any change of Applicable Laws.

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                    ARTICLE 9. CHANGES; ADDITIONAL EQUIPMENT

9.1 CHANGES. Buyer may, by written change order, make mutually agreed to changes to the Equipment, Documentation and/or Services. If any such change results in an increase or decrease in the cost or time required for the performance of the Services or changes to any other pertinent provisions under this Contract, then there shall be an equitable adjustment to the Total Contract Price and any applicable Unit Contract Prices and time of delivery and any other pertinent provisions of the Contract. Any such change in the Equipment, Documentation and/or Services and in the Total Contract Price and any Unit Contract Price or the Scheduled Delivery Date or any other pertinent provisions of the Contract, shall be indicated on the change order. If Buyer and Seller do not agree upon the price of such change or its effect on the Scheduled Delivery Date or its effect on any other pertinent provisions of the Contract, Buyer may issue a Directed Change Order, so long as such Directed Change Order is reasonably capable of being performed by Seller and is intended solely to cause the Documentation, Equipment or Services to comply with Applicable Laws, and Seller shall proceed without undue delay to perform the change described in the Directed Change Order, as set out in such order and consistent with this Section
         9.1. Within ten (10) days after Buyer's submission of a Directed Change Order, Seller shall submit a Dispute Notice to Buyer setting out the reasons for Seller's disagreement with the price of such change or its effect on the Scheduled Delivery Date or its effect on any other pertinent provisions of Seller, and the Parties shall resolve such disagreement in accordance with the procedures of Section 22.10.

9.2 OPTIONS. Attached to this Contract as Appendix D is a listing of certain options (the "Options") that are available in connection with the Equipment. The Parties agree that the prices listed on Appendix D with respect to the Options are firm prices in accordance with Article
         3. In the event Buyer elects to purchase any such Option(s), the Contract Price and any other pertinent provisions of the Contract shall be adjusted accordingly. Seller agrees that the Scheduled Delivery Date shall not be impacted in the event Buyer selects such Options set forth in Appendix D on or prior August 31, 1999.

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                                  CONFIDENTIAL


                              ARTICLE 10. WARRANTY

10.1     WARRANTIES AND REPRESENTATIONS.

         (a) Seller warrants and represents to Buyer that the Equipment to be delivered hereunder shall be as described in the Specifications; shall be designed and fit for the purpose of generating electric power in accordance with the Specifications; shall be new; and shall be free from defects in material, workmanship, and title; and that the Services shall be performed in a competent, diligent, workmanlike manner in accordance with generally accepted industry standards. Seller further warrants and represents to Buyer that the Documentation, Specifications, and other materials which are to be provided to Buyer under this Contract, will faithfully and accurately reflect the Equipment provided under this Contract.

         (b) Seller warrants and represents to Buyer that Seller will have good and indefeasible title, and will at the time of transfer of title under this Contract, convey to Buyer good and indefeasible title to the Equipment, free and clear of any and all liens and security interests which may arise by or through Seller or any subcontractor of Seller.

10.2 WARRANTY PERIOD. The warranties set forth in Section 10.1(a) for each Unit shall apply to defects which appear prior to Substantial Completion and during a period of either (i) twelve (12) Months following the earlier of (1) the date on which Seller makes a valid election with respect to such Unit under Section 17.2(d) or (2) the date such Unit achieves Substantial Completion; or (ii) thirty (30) Months from the actual date of Delivery of such Unit to Buyer, whichever period expires first ("Warranty Period"). Where any item of Equipment is used with more than one Unit, the warranty on such item shall be for the same period as the warranty on the Unit with which it is first used. The Warranty Period for a Unit shall be extended on a day-for-day basis for any period of time in excess of ten (10) days that the Unit is not capable of operating due solely to a warranty claim attributable to Seller. For the purposes of this paragraph, the number of days of Warranty Period extension shall be counted as those days in excess of ten (10) between:

         (i) the date the Unit is removed from service, or unable to return to service, solely due to a warranty nonconformity for which Seller is responsible; and

         (ii) the date the corrective work is complete and Seller advises that the Unit is available for return to service.

         "Substantial Completion" of a Unit shall mean the satisfaction by such Unit of each of the Liquidated Damage Performance Guarantees, Performance Guarantees, Demonstration Test Requirements and the Availability Test Requirements under Article 16; provided that with respect to Units #2 and #3, certain tests as indicated in Section 3.15 of Exhibit C

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          ("Deferred Tests") shall be deferred and the performance requirements of such Deferred Tests shall not be a condition of Substantial Completion of such Units. The Warranty Period for the warranties set forth in Section 10.1(b) shall extend for a period of five (5) years from the date of this Contract.

10.3 GENERAL CONDITIONS OF WARRANTY. The warranties and remedies set forth herein are conditioned upon the following:

         (a) The proper receipt, handling, storage, installation, use, inspection, operation and maintenance of the Equipment by Buyer in accordance with the Specifications and written service manuals and written advisories (to the extent such service manuals and advisories are not inconsistent with the terms of this Contract including the Specifications) provided by Seller pursuant to the Contract, and, in the absence thereof, Buyer following generally accepted industry practices in regard to the above activities.

         (b) The Equipment not being subjected to accident, alteration, abuse or misuse by Buyer, which directly causes a defect in the Equipment.

         (c) Buyer shall allow Seller the reasonable opportunity to review operating and maintenance records relating to the Facility at which the warranted Equipment is located and shall provide Seller's representatives reasonable access to the Site for the purpose of observing the Equipment and the operation and maintenance thereof.

10.4     WARRANTY OBLIGATIONS.

         (a) Except with respect to the warranties set forth in Section 10.1(b), if during the applicable Warranty Period, the Equipment or Documentation delivered and/or Services performed under this Contract do not meet the above warranties, then Buyer shall promptly notify Seller, not later than thirty (30) days after the expiration of the Warranty Period, and make the Equipment or Documentation available promptly for correction; provided that Buyer may elect to defer the correction for a reasonable period of time to permit Buyer's continued use of the Equipment, but Buyer assumes the risk of any additional damage which may arise from the deferral of such correction. Seller, at its expense, shall thereupon correct any defect, at its option, by (i) re-performing the defective Service, (ii) modifying or repairing any Equipment or Documentation not in compliance with Section 8.1, and/or (iii) repairing, replacing, or modifying any defective Equipment, or any defects in the Documentation (including repairing, replacing, or modifying any parts of the Equipment damaged ("Collateral Damage") as a result of the defective Service, defective parts, or defective Documentation, except that Seller shall be entitled to be reimbursed by Buyer for the costs incurred by Seller with respect to repairing the Collateral Damage, but only to the extent of any insurance proceeds

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                                  CONFIDENTIAL


                  received by Buyer to cover the expense of repairing such Collateral Damage); provided that in repairing, replacing, or modifying any Equipment, Buyer shall not materially change the functionality or performance of the Equipment to the detriment of Buyer. Seller shall provide technical advisory services reasonably necessary for any such repair or replacement. If required to avoid or mitigate a forced outage, warranty work and services by Seller shall be performed on a twenty-four (24) hours a day, seven (7) days a week basis. Such warranty work and services are limited to the Equipment supplied and do not include removal and replacement of structures or other parts of the facility reasonably necessary to conduct the warranty work. In the event Seller shall fail to undertake and perform its warranty obligations within a reasonable time, Buyer may, with prior written notice to Seller, perform or retain a third party contractor to perform such warranty work and Seller shall be liable for the reasonable costs thereof. In such event, Seller's ongoing warranty obligations on the portion of work on which Buyer or a third party contractor are performing such warranty work shall only continue if Seller gives written approval, which shall not be unreasonably withheld, to the remedial work performed by Buyer or third party contractor.

         (b) [*] This paragraph has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.


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                                  CONFIDENTIAL


                  (i) NET EQUIPMENT ELECTRICAL OUTPUT - [*] for each kilowatt that the Net Equipment Electrical Output (using an aggregated number for all reworked Units based upon the testing of all reworked Unit(s) at the Project) measured after such warranty work is less than the Final Test Value for Net Equipment Electrical Output of such Unit(s) measured during Acceptance Testing, adjusted in accordance with the degradation curve attached in Appendix C.

                  (ii) NET EQUIPMENT HEAT RATE - [*] for each BTU per kilowatt hour per Unit that the Net Equipment Heat Rate (determined as an average for all reworked Unit(s) based upon the testing of all reworked Unit(s) at the Project) measured after such warranty work and when operated on natural gas is greater than the Final Test Value for Net Equipment Heat Rate (determined as an average for all Unit(s)) measured during Acceptance Testing when operated on natural gas, adjusted in accordance with the degradation curve attached in Appendix C, plus [*] for each BTU per kilowatt hour per Unit that the Net Equipment Heat Rate (determined as an average for all reworked
                           Unit(s) based upon the testing of all reworked Unit (s) at the Project) measured after such warranty work and when operated on fuel oil is greater than the Final Test Value for Net Equipment Heat Rate (determined as an average for all Unit(s)) measured during Acceptance Testing when operated on fuel oil, adjusted in accordance with the degradation curve attached in Appendix C.

                  Seller's total aggregate liability for liquidated damages under this Section 10.4 shall not exceed [*] of the Contract Price. Payment of liquidated damages under this Section 10.4 shall relieve Seller from all further liability with respect to the change in Net Equipment Electrical Output or Net Equipment Heat Rate of the Equipment but shall not relieve Seller in any way from any warranty obligations under this Contract.

10.5 EXTENSION OF WARRANTY PERIOD. Any modified, repaired or replaced part of the Equipment, revised Documentation and/or service furnished in connection therewith and any Service re-performed under the aforesaid warranty shall carry warranties on the same terms as set forth above except that the warranty period shall be for a period of one (1) year from the date of such modification, repair or replacement, revision, or reperformance. Seller's warranty obligations with respect to any Unit, if not terminated earlier pursuant to this Article 10, shall terminate on and shall be subject to the overall warranty limit of, the lesser of four (4) years after Substantial Completion of the Unit, or five (5) years after Delivery of the Unit.

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                                  CONFIDENTIAL


10.6 EXCLUSIVE WARRANTIES. The warranties set forth in this Article 10 and the warranty contained in Section 8.1, are exclusive and in lieu of all other warranties, whether written, oral, implied or statutory. NO IMPLIED OR STATUTORY WARRANTY OF EITHER MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, OR ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE SHALL APPLY. The remedies set forth in this Article 10,
         Article 17, Section 8.1 and Section 13.3 are the only remedies of Buyer for claims based on defect in or failure of Equipment or Services, whether said claims are designated as arising in contract, warranty (other than with respect to infringement which shall be governed by Article 12), tort (including negligence), strict liability, indemnity (other than with respect to those situations governed by Article 15), or otherwise, whether arising before or after Delivery, and however instituted.

10.7 WARRANTY EXCLUSION. Seller does not warrant the Equipment or any repaired or replaced part against normal wear and tear due to operation or environment.

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                       ARTICLE 11. PROPRIETARY INFORMATION

11.1 PROPRIETARY INFORMATION. Performance of the Contract by Seller may involve the use or furnishing of drawings, procedures, equipment, or the like, which Seller considers to be proprietary. At the time of furnishing such information to Buyer, Seller will expressly designate by label, stamp, or other written communication that the information or documentation furnished is proprietary and confidential. Buyer, its employees, and agents (including any architect/engineer or contractor) agree (a) to treat such information as confidential and to use all reasonable care not to divulge such information to any third party other than (i) employees and consultants of Tenaska, Inc., (ii) the purchasers of the electrical output generated by the Project, (iii) Buyer's lenders, investors, contractors, partners, insurers, consultants and affiliates, (iv) Buyer's Project operator, (v) governmental regulators, (vi) affiliates of partners in Buyer and (vii) permitted assignees under Section 22.1, (b) to restrict the use of such information to matters relating to (i) Seller's performance of the Contract and (ii) Buyer's performance of its obligations to regulators, investors, lenders, contractors, Project operator, and purchasers of the electrical output generated by such Facility, and (c) in all cases to restrict such access to those individuals or entities whose access is necessary in the implementation of the Contract, the development, construction and operation of such Project, and the purchasers of the electrical output generated by the Project, subject to the confidentiality provisions of this Article 11. Except for such purposes, confidential information will not be reproduced without Seller's prior written consent.

11.2 EXCLUSIONS FROM CONFIDENTIALITY. The foregoing restrictions do not apply to information which: (i) is contained in a printed publication which was released to the public by Seller prior to the date of this Contract or is disclosed by Seller without restriction either prior to or subsequent to the receipt by Buyer of such information; (ii) is, or becomes, publicly known otherwise than through a wrongful act of Buyer, its employees, or agents; (iii) is in the possession of Buyer, its employees, or agents prior to receipt from Seller, provided that the person or persons providing the same have not had access to the information from Seller; (iv) is developed independently by Buyer, its agents or employees without use of Seller's confidential information;
         (v) is required to be disclosed by a court, governmental or regulatory body; or (vi) is approved in writing by Seller for disclosure by Buyer, its agents or employees to a third party not bound by the confidentiality obligations afforded to Seller under Section 11.1 above.

11.3 BUYER'S CONFIDENTIAL INFORMATION. Confidential information shall also include any Project information obtained by Seller from, or disclosed to Seller by, Buyer, its agents or employees, which is considered by Buyer to be proprietary, and is designated by label, stamp, or other written communication by Buyer to Seller that the information or documentation furnished is proprietary and confidential, except such information as was (i) previously known by Seller, free from any obligation to keep it confidential, (ii) publicly disclosed or disclosed without restriction by Buyer to parties other than Buyer's

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                                  CONFIDENTIAL


         partners, affiliates of partners or lenders or potential lenders for the Project, either prior to or subsequent to the receipt by Seller of such information, or (iii) is developed independently by Seller, its agents or employees without use of Buyer's confidential information. Except as may be authorized by Buyer in writing, Seller shall not disclose to any person, firm, or enterprise, or use for its own benefit other than in the performance of its obligations under this Contract or if required to do so by a court, governmental or regulatory body, any such confidential information of Buyer.

11.4 NO ADEQUATE REMEDY. Each Party acknowledges and agrees that, in the event of a breach or threatened breach by it of the provisions of Sections 11.1 or 11.3, the aggrieved Party will have no adequate remedy in money or damages and, accordingly, shall be entitled to an injunction against such breach. However, no specification in this
         Section 11.4 of any specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of a provision of this
         Article 11.

11.5 CONFIDENTIALITY OF CONTRACT. Seller and Buyer deem this Contract, and information concerning price, warranty, performance guarantees, and delivery cycles exchanged by the Parties during the negotiations of this Contract, to be confidential information and subject to the provisions of this Article 11. Notwithstanding the foregoing, the terms and provisions of Article 3 shall not be disclosed to any third party, including any potential prime contractor, (but excepting any investors, partners in Buyer and their affiliates, any financial lender, insuror or consultant of Buyer and the employees and consultants of Tenaska, Inc.) without the prior written consent of Seller, which consent shall not be unreasonably withheld. The Parties' respective obligations with respect to confidential information hereunder shall terminate on the tenth (10th) anniversary date of this Contract.

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                                  CONFIDENTIAL


                        ARTICLE 12. INTELLECTUAL PROPERTY

12.1 INTELLECTUAL PROPERTY INDEMNIFICATION. Seller agrees to defend and to handle at its own cost and expense any claim or action against Buyer for actual or alleged infringement of any patent or copyright, or similar proprietary right, including but not limited to misappropriation of trade secrets, based upon the Equipment, Documentation, or other materials and/or Services furnished to Buyer by Seller, or the use thereof by Buyer. Seller shall, at Seller's sole expense, conduct the defense of any such claim or action and all negotiations for the settlement or compromise, unless otherwise mutually agreed to, in writing, by Buyer and Seller; provided that if such claim or action seeks an injunction or other equitable relief against Buyer, counsel retained by Buyer at the expense of Buyer shall be permitted to participate in such defense. Seller agrees to further indemnify and hold Buyer harmless from and against any and all liabilities, losses, settlements, judgments, reasonable costs and expenses (including but not limited to reasonable legal fees and expenses and costs of settlement) incurred by Buyer associated with any such claim or action. Seller will not be responsible for any settlement of such suit or proceeding made without its prior written consent, subject to Seller's compliance with the foregoing provisions of this
         Section 12.1.

12.2 REMEDY FOR INFRINGEMENT. If any Equipment, Documentation, materials and/or Services furnished hereunder are held to constitute infringement, and the use thereof is temporarily or permanently enjoined, then Seller shall, at its own expense, in such manner as to minimize the disturbance to Buyer's business activities, either: (i) obtain for Buyer the right to continue using such Equipment, Documentation, materials and/or Services or (ii) modify such Equipment, Documentation, materials and/or Services to become non-infringing (provided that such modification does not affect Buyer's intended use of the same as contemplated hereunder); or (iii) replace such Equipment, Documentation, materials and/or Services with equally suitable, non-infringing Equipment, Documentation, materials and/or Services, provided such replacement Equipment does not degrade the operation of the Equipment or affect Seller's warranty. Sections 12.1 and 12.2 state the entire liability of Seller for infringement of any patent, copyright or similar proprietary right with respect to any Equipment, Documentation, materials and/or Services.

12.3 EXCEPTION TO INDEMNIFICATION. Sections 12.1 and 12.2 shall not apply to the extent that a claim is caused by any Equipment (i) which is manufactured to Buyer's unique design requirements for Buyer's sole and exclusive use, (ii) modified by Buyer or its contractors after Delivery and by reason of said design, use or modification a suit is brought against Buyer or (iii) furnished under this Contract and used by Buyer in conjunction with any other apparatus or material not reasonably anticipated or specified by Seller. To the extent of a claim described in the preceding sentence, Seller assumes no liability whatsoever for infringement.

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                                  CONFIDENTIAL


                       ARTICLE 13. LIMITATION OF LIABILITY

  13.1 LIMITATION OF LIABILITY. Except for liabilities arising under Article 11, or Sections 12.1 and 15.1, the total liability of Seller on all claims, whether in contract, warranty, tort (including negligence), strict liability, indemnity, or otherwise, arising out of the performance of this Contract or from the manufacture, sale, delivery, resale, repair, installation, technical direction of installation, replacement, or use of any Equipment shall not exceed the Total Contract Price. All liability of Seller with respect to any Unit shall terminate upon the first to occur of: (a) the Unit completing [*],
         (b) [*] after Substantial Completion of the Unit, or (c) [*] after Delivery of the Unit.


13.2 CONSEQUENTIAL DAMAGES EXCLUSION. Except for the payment of liquidated damages as specified in Articles 10 and 17, in no event, whether as a result of breach of contract, warranty, tort (including negligence), strict liability, indemnity, or otherwise, shall Seller or its subcontractors or suppliers be liable for any special, consequential, incidental, indirect, or exemplary damages; provided that the immediately foregoing exclusion of liability for any special, consequential, incidental, indirect, or exemplary damages shall not limit the obligations of Seller to provide indemnification for (a) injury (including death) to persons in accordance with Section 15.1 or
         (b) damage to tangible property of a third party in accordance with
         Section 15.1 but only if Seller is held to be directly liable to the third party for all or a portion of such tangible property damage by a court of competent jurisdiction. In no event, (c) shall Buyer be liable to Seller for any special, consequential, incidental, indirect or exemplary damages and (d) the total liability of Buyer on all claims, whether in contract, tort (including negligence), strict liability, indemnity or otherwise arising out of this Contract shall not exceed the Total Contract Price, provided that the limitations set forth in clause (d) shall not apply to Buyer's obligations (including any breach thereof) under Article 3, Article 11 or Section 15.2. Nothing in clause
         (c) of the preceding sentence of this Section 13.2 shall limit the obligations of Buyer to provide indemnification for (e) injury (including death) to persons in accordance with Section 15.2 or (f) damage to tangible property of a third party in accordance with Section
         15.2 but only if Buyer is held to be directly liable to the third party for all or a portion of such tangible property damage by a court of competent jurisdiction. This section shall not limit Seller's obligation to provide the express remedies for breach of warranty set forth in Article 10 of this Contract.

13.3     RETENTION OF REMEDIES. Subject to the limitations in Section 8.1,
         Article 10, Sections 13.1 and 13.2, and the limitations of Buyer's remedies in Articles 16 and 17, Buyer retains all of its rights and remedies at law or in equity, for Seller's failure to comply with any provision of this Contract, including failure of Seller to satisfy any of the Performance Guarantees, Demonstration Test Requirements and Availability Test Requirements.

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                                  CONFIDENTIAL


13.4 FURTHER LIMITATIONS. For the purpose of this Article 13, the term "Seller" shall mean Seller, its affiliates, subcontractors and suppliers of any tier, and their respective agents and employees, whether individually or collectively. Buyer will obtain from any third party to which this Contract may be assigned and from the initial owner of any Project and from the owner of the Project Site, a specific acknowledgement that the protections afforded Seller by this Article 13 will be binding on such parties.

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                                  CONFIDENTIAL


                             ARTICLE 14. TERMINATION

14.1 TERMINATION. Buyer may terminate this Contract at any time upon written notice to Seller and payment of the Cancellation Charge in accordance with Appendix B, provided that Buyer shall have the option of terminating this Contract as to specific Units and retaining the right to purchase less than all of the Units (to be delivered to Buyer in accordance with the terms of this Contract) by making the payments to Seller as shown in Appendix B.

14.2 TERMINATION BY SELLER. In the event that Buyer fails to timely pay to Seller any undisputed amounts due pursuant to the terms of this Contract, Buyer shall be in default under this Contract and Buyer shall be allowed thirty (30) days from receipt of a written notice of such default from Seller in which to cure such default, after which Seller may immediately terminate this Contract by written notice to Buyer. Any amount disputed by Buyer to be due under this Contract must be disputed in good faith.

14.3 TERMINATION BY BUYER. In the event that Seller breaches a material provision of this Contract, Seller shall be in default under this Contract and Seller shall be allowed thirty (30) days from receipt of a written notice of such default from Buyer in which to cure such default, or initiate and diligently pursue to completion a cure, after which Buyer shall immediately have the right to terminate this Contract by written notice to Seller. In the event the Contract sets forth a specific remedy for any breach, Buyer shall not have the right to terminate the Contract.

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                           ARTICLE 15. INDEMNIFICATION

15.1 INDEMNIFICATION. Seller shall indemnify and hold harmless Buyer, partners in Buyer, their respective affiliates, a Section 22.1 third party assignee and the officers and directors of such partners, affiliates and assignee ("Buyer Indemnified Parties"), from any losses, liabilities, judgments or damages arising from third party claims (excluding claims of third parties due to electric service interruption or frequency fluctuation) for damage to tangible property, or for injury (including death) to persons (including employees of Seller and the Buyer Indemnified Parties) to the extent that such claim is based upon or attributable to (i) the negligence or willful misconduct of Seller or its servants, agents, or employees, or (ii) the breach of Seller's obligations under this Contract. In the event any damage or injury is caused jointly or concurrently by the negligence of Buyer and Seller, such loss shall be borne proportionately by the Parties to their degree of negligence. Seller shall not be liable in any event for loss or injury to persons or property (including the Equipment supplied hereunder) to the extent caused (a) solely by Buyer, its agents, employees, contractors, or their employees, agents, or subcontractors, or (b) solely by the failure or malfunctioning of any tools, equipment, facilities, or devices furnished by Buyer. For purposes of this Section 15.1, "third party" shall not include Buyer, or its partners, subsidiaries, affiliates, parents, successors or assigns, or any party with (x) an equity or partnership interest in the foregoing, or (y) a security interest of any nature in the foregoing's assets or property, if such party also claims or seeks to claim any of the rights, powers, or privileges of Buyer under this Contract.

15.2 INDEMNIFICATION. Buyer shall indemnify and hold harmless Seller and affiliates of Seller, and the officers and directors of such affiliates ("Seller Indemnified Parties"), from any losses, liabilities, judgments or damages arising from third party claims for damage to tangible property, or for injury (including death) to persons (including employees of Buyer and the Seller Indemnified Parties) to the extent that such claim is based upon or attributable to (i) the negligence or willful misconduct of Buyer or its servants, agents, or employees, or
         (ii) the breach of Buyer's obligations under this Contract. In the event any damage or injury is caused jointly or concurrently by the negligence of Buyer and Seller, such loss shall be borne proportionately by the Parties to their degree of negligence. Buyer shall not be liable in any event for loss or injury to persons or property (including the Equipment supplied hereunder) to the extent caused (a) solely by Seller, its agents, employees, contractors, or their employees, agents, or subcontractors, or (b) solely by the failure or malfunctioning of any tools, equipment, facilities, or devices furnished by Seller. For purposes of this Section 15.2, "third party" shall not include Seller, or its subsidiaries, affiliates, parents, successors or assigns, or any party with (x) an equity or partnership interest in the foregoing, or (y) a security interest of any nature in the foregoing's assets or property, if such party also claims or seeks to claim any of the rights, powers, or privileges of Seller under this Contract.

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                       ARTICLE 16. PERFORMANCE GUARANTEES

16.1     Performance Guarantees.
         (a) LIQUIDATED DAMAGE PERFORMANCE GUARANTEES Each individual guaranteed performance specified in subsections (i) and (ii) of this Section 16.1(a) is herein referred to as a "Liquidated Damage Performance Guarantee". The respective guaranteed values referenced below, and the contract conditions which apply to such guaranteed values, are identified in Section 1.0 of Appendix C.

                  Seller guarantees that:

                  (i) the "Final Test Value" for the Net Equipment Electrical Output as defined in Sections 1.0, 2.0 and 3.0 of Appendix C shall not be less than the guaranteed output set forth in Section 1.1 of Appendix C; and

                  (ii) the "Final Test Value" for the Net Equipment Heat Rate as defined in Sections 1.0, 2.0 and 3.0 of Appendix C shall not be greater than the guaranteed heat rate set forth in Section 1.2 of Appendix C;

                  when, in each case (i) and (ii) above, such actual values are measured and corrected to the contract conditions as specified in Appendix C all in accordance with the test procedures (hereinafter "Final Test Value(s)").

         (b) PERFORMANCE GUARANTEES. (Exhaust and Noise Emissions) Each individual guaranteed performance specified in subsections (i) and (ii) of this Section 16.1(b) is herein referred to as a "Performance Guarantee". The respective guaranteed values referenced below, and the contract conditions which apply to such guaranteed values, are identified in Section 4.0 of Appendix C.

                  Seller guarantees that:

                  (i) the "Final Test Values" for the exhaust emissions from the combustion turbine Units shall not exceed the guaranteed limits set forth in Section 4.1 of Appendix C when the actual values for such emissions are measured as specified in Section 4.1 of Appendix C all in accordance with the test procedures; and

                  (ii) the "Final Test Values" for the noise emissions from the combustion turbine Unit(s) shall not exceed the guaranteed limits set forth in Section 4.2 of Appendix C when the actual value for such emissions is measured as specified in Section 4.2 of Appendix C in accordance with the test procedures.

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                                  CONFIDENTIAL


16.2 SATISFACTION OF LIQUIDATED DAMAGE PERFORMANCE GUARANTEES AND PERFORMANCE GUARANTEES.

          (a) SATISFACTION OF LIQUIDATED DAMAGE PERFORMANCE GUARANTEES. The Liquidated Damage Performance Guarantees set forth in subsections (i) and (ii) of Section 16.1(a) shall be conclusively deemed satisfied and Seller shall be relieved of any and all obligations with respect to such Liquidated Damage Performance Guarantees after the condition(s) of the applicable subsection of each of (i) and (ii) below has occurred:

         (i)      (A)      the Final Test Value of the Net Equipment Electrical
                           Output is equal to or greater than the guaranteed electrical output set forth in Section 1.1 of Appendix C, or

                  (B) Seller has exercised all reasonable efforts and diligently taken appropriate corrective actions to achieve the guaranteed electrical output set forth in
                           Section 1.1 of Appendix C during any testing and retesting conducted by Buyer or on Buyer's behalf and having achieved the Performance Minimum for electrical output set forth in Section 1.1 of Appendix C but having failed to achieve the guaranteed electrical output, Seller has paid liquidated damages to Buyer pursuant to Section 17.2(b), or

                  (C) Buyer provides written notice to Seller that it has satisfied this portion of the Liquidated Damage Performance Guarantee; and

         (ii)     (A)      the Final Test Value of the Net Equipment Heat Rate
                           is equal to or less than the guaranteed heat rate set forth in Section 1.2 of Appendix C, or

                  (B) Seller has exercised all reasonable efforts and diligently taken appropriate corrective actions to achieve the guaranteed heat rate set forth in Section
                           1.2 of Appendix C during any testing and retesting conducted by Buyer or on Buyer's behalf and having achieved the Performance Minimum for heat rate set forth in Section 1.2 of Appendix C but having failed to achieve the guaranteed heat rate, Seller has paid liquidated damages to Buyer pursuant to Section 17.2(b), or

                  (C Buyer provides written notice to Seller that it has satisfied this portion of the Liquidated Damage Performance Guarantee.

         (b) SATISFACTION OF PERFORMANCE GUARANTEES. The Performance Guarantees set forth in subsections (i) and (ii) of Section 16.1(b) shall be conclusively deemed satisfied and Seller shall be relieved of any and all obligations with respect to such Performance Guarantees after the condition(s) of the applicable subsection of each of (i) and (ii) below has occurred:

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                                  CONFIDENTIAL


         (i)      (A)      the Final Test Values for the exhaust  emissions
                           from the combustion turbine Unit are each equal to or less than the guaranteed limits set forth in
                           Section 4.1 of Appendix C, or

                  (B) Buyer provides written notice to Seller that it has satisfied such Performance Guarantee; and

         (ii)     (A)      the Final Test Values for the noise emissions from
                           the combustion turbine Unit(s) is equal to or less than the guaranteed limits set forth in Section 4.2 of Appendix C, or

                  (B) Buyer provides written notice to Seller that it has satisfied such Performance Guarantee;

         provided that the Emissions Test for such Project may be delayed by Buyer for a period not to exceed six (6) months after Commercial Operation.

16.3 DEMONSTRATION TEST GUARANTEES. Seller guarantees that the Equipment shall satisfy the Demonstration Test requirements set forth in Section
         6.0 of Appendix C (the "Demonstration Test Requirements") when such tests are performed in accordance with the test procedures.

         Each Demonstration Test Requirement set forth in Section 6.0 of Appendix C shall be conclusively deemed satisfied and Seller shall be relieved of any and all obligations with respect to such Demonstration Test Requirement upon the occurrence of the following:

                  (i) the performance of the Equipment in such Demonstration Test equals or exceeds the requirement guaranteed for such test in Section 6.0 of Appendix C, or

                  (ii) Buyer provides written notice to Seller that it has satisfied such Demonstration Test Requirement;

         provided that the test of the Combustion Turbine Evaporative Cooler may be delayed by Buyer for a period not to exceed six (6) months after Commercial Operation.

16.4 AVAILABILITY TEST GUARANTEE. Seller guarantees that the Equipment shall satisfy the Availability Test requirements set forth in Section
         7.0 of Appendix C (the "Availability Test Requirements") when such test is performed in accordance with the test procedures.

         Each Availability Test Requirement set forth in Section 7.0 of Appendix C shall be conclusively deemed satisfied and Seller shall be relieved of any and all obligations with respect to such Availability Test Requirement upon the occurrence of the following:

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         (i)      the performance of the Equipment in such Availability Test equals or exceeds the requirement guaranteed for such test in
                  Section 7.0 of Appendix C, or

         (ii) Buyer provides written notice to Seller that it has satisfied such Availability Test Requirement.

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              ARTICLE 17. LIQUIDATED DAMAGES AND ACCEPTANCE TESTING

17.1 SCHEDULE LIQUIDATED DAMAGES. In the event of a delay in Shipment or Delivery (as applicable, depending upon which of such events has an applicable Guaranteed Date in Section 4.1(a)) of a Unit or if Seller's failure to comply with the requirements of this Contract with respect to Equipment and Services causes a delay in the achievement of Commercial Operation of one or more Units, the Parties agree that Buyer's loss would be difficult to determine. Each Party acknowledges and agrees, after taking into account the terms of this Contract and all relevant circumstances at the date hereof, that the liquidated damages payable under this Section 17.1 represent a reasonable and genuine pre-estimate of the damages which would be suffered by Buyer in the event of a delay in the Delivery or Shipment (as applicable) of one or more Units or a delay in the achievement of Commercial Operation of one or more Units and does not constitute a penalty. Accordingly, Seller and Buyer agree, as a predetermined reasonable and exclusive remedy for any such loss to the following liquidated damages:

         (a)      SHIPMENT OR DELIVERY.

                  Except for Spare Parts, in the event that Shipment or Delivery (as applicable depending upon the Guaranteed Date) of a Unit (as defined in Section 4.1(d)) is not made on or before the applicable Guaranteed Date for such Unit as set forth in
                  Section 4.1(a) due to causes not excused by the provisions of this Contract, daily liquidated damages shall accrue (subject to the notice requirements of Section 4.1(d)(i) and (ii) in the event that certain Equipment is missing) at the following rates for each full day that Shipment or Delivery (as applicable) of such Unit occurs after the Guaranteed Date:

                           for days one (1) through fourteen (14), the sum of Twenty Thousand Dollars ($20,000) per day, per Unit; and for days beyond the fourteenth (14th) day, the sum of Forty Thousand Dollars ($40,000) per day, per Unit.

         (b) COMMERCIAL OPERATION. To the extent that Seller's failure to comply with the requirements of this Contract with respect to a Unit is the primary cause of one or more days that the Unit does not achieve Commercial Operation by the Scheduled Date of Commercial Operation for such Unit and such cause of delay is not excused by the provisions of this Contract, Seller agrees to pay liquidated damages in accordance with the following schedule: for days one (1) through fourteen (14), the sum of Thirty Thousand Dollars ($30,000) per day, per Unit; and for days beyond the fourteenth (14th) day, the sum of Fifty Thousand Dollars ($50,000) per day, per Unit.

                  (i) If, despite the efforts of the EPC Contractor to mitigate the effects of late Shipment or Delivery under Section 17.1(a), such late Shipment or

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                          Delivery of a Unit is the primary cause of a delay of
                          any day the Unit does not achieve Commercial Operation by the Scheduled Date of Commercial Operation for such Unit (excluding the first thirty (30) days of late Shipment or Delivery under Section 17.1(a) which shall be deemed to have no effect on the achievement of Commercial Operation), Seller shall pay liquidated damages to Buyer in accordance with the schedule set forth in Section 17.1(b) above, provided that in determining the amount of any liquidated damages under this Section 17.1(b)(i) for delay after the first thirty (30) days, the liquidated damages paid by Seller under Section 17.1(a) with respect to each day of delay shall reduce the amount of liquidated damages due under this Section 17.1(b)(1) for such corresponding day of delay. FOR EXAMPLE, if Commercial Operation of a Unit is fifty (50) days late, all of which was caused by late delivery of such Unit, the first thirty (30) days of late Commercial
                          Operation are disregarded. Liquidated damages under this Section 17.1(b)(1) will be $10,000 per day for each day thereafter through the fiftieth day, calculated by using $50,000 for the thirty first day of delay in achieving Commercial Operation as shown in the schedule at the beginning of this Section 17.1(b) minus $40,000 of liquidated damages paid for such gas turbine Unit which was delivered thirty-one days late, and continuing similarly with such calculation for each of the days through the fiftieth day.

                  (ii)    If, excluding any and all effects of any late
                          Shipment or Delivery under Section 17.1(a), the actions or inactions of Seller are the primary cause of a delay of any day a Unit does not achieve Commercial Operation by the Scheduled Date of Commercial Operation for such Unit and such cause of delay is not excused by the provisions of this Contract, Seller shall pay liquidated damages to Buyer in accordance with the schedule set forth in Section 17.1(b) above, provided that (i) Seller shall have a minimum time period (the "Minimum Period") of thirty-one (31) days after each of Units #1, #4, #5 and #6 is Mechanically Complete and twenty-seven (27) days after each of Units #2 and #3 is Mechanically Complete, as shown in the EPC Project Schedule attached to this Contract as Appendix H (commissioning of Units #2 and #3 on fuel oil to be delayed until after Commercial Operation) for inspecting the Unit and its installation, the performance of pre-testing, startup, commissioning, correction of discovered problems, tuning, verification that the Unit is in proper adjustment and condition to begin Acceptance Testing and the performance of Acceptance Testing by Buyer's EPC Contractor (extended for any time periods during such Minimum Period when Seller reasonably needs to perform services or tests on such Unit and does not have such access and availability to such Unit, consistent with the EPC Project Schedule), prior to the expiration of which no liquidated damages shall accrue under this Section 17.1(b). Seller shall notify Buyer's EPC Contractor, in writing, in the event that, as provided in the immediately

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                          preceding sentence, Seller believes that it has not
                          had the access to such Unit which it reasonably needs and Buyer's EPC Contractor shall have 24 hours in which to cure such problem by providing such access to Seller. Buyer shall cause the EPC Contractor to provide Seller with written notice when each Unit is Mechanically Complete, and the Minimum Period shall not commence until Seller has received such notice. Any modifications to the EPC Project Schedule made by the EPC Contractor shall provide Seller with durations for the performance of Seller's activities during the Minimum Period, which are comparable to or greater than the durations available under the original EPC Project Schedule attached as Appendix H. If, prior to Commercial Operation of a Unit, Seller recommends repair activities for a Unit which Buyer's EPC Contractor has the responsibility to perform, Seller shall not be charged for liquidated damages for delay in achieving Commercial Operation of such Unit for any period of time which is longer than the normal period of time which would be required to accomplish such repairs or for any period of time after such repairs are completed which is longer than reasonably necessary to prepare such Unit for testing or retesting. In connection with Seller's performance of Services under this Contract, including work performed by Seller during the Minimum Period, Seller shall work in conjunction with Buyer's EPC Contractor to coordinate all activities in order to minimize the total time required for the achievement of Commercial Operation. Any liquidated damages which accrue under this Section 17.1(b)(ii) shall be in addition to any liquidated damages which may accrue under Section 17.1(a) or Section 17.1(b)(i).

                  In the event that liquidated damages are to be paid to Buyer pursuant to this Section 17.1(b), such liquidated damages shall continue to accrue for a Unit for each day until the earlier of (1) Commercial Operation for such Unit is achieved or (2) Seller, having (i) achieved the Interim Performance Requirements for such Unit, (ii) satisfied the exhaust emission requirements as measured by CEMS in accordance with the requirements of Appendix C (compliance testing not required prior to this date), (iii) satisfied the Demonstration Test Requirements (excluding an Evaporation Cooler Test), and (iv) successfully completed a ten (10) hour availability test requirement for such Unit, as described in
                  Section 7.0 of Appendix C, elects to stop the accrual of liquidated damages under this Section 17.1(b) by making an election under Section 17.2(d). "Commercial Operation" means the satisfaction of all requirements of applicable tests required under the EPC Agreement for Commercial Operation of a Unit, as determined under the EPC Agreement. Buyer shall cause the contractor under the EPC Agreement to cooperate with Seller to provide timely information, including an Acceptance Testing schedule during the Minimum Period, to Seller concerning the Scheduled Commercial Operation Date for each Unit under the EPC Agreement, including any changes to such dates within a reasonable time after such changes. In the event that the aggregate amount of liquidated damages charged to Seller under

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                  Section 17.1(b) exceeds the aggregate amount of liquidated damages paid by the EPC Contractor under the EPC Agreement for failing to timely achieve Commercial Operation, as defined in the EPC Agreement, the amount of liquidated damages charged to Seller under Section 17.1(b) shall be reduced to such amount paid by the EPC Contractor, and Buyer shall, if necessary, refund any excess payments to Seller. In the event that Seller is the primary cause of delay in the achievement of Commercial Operation of a Unit and the maximum liquidated damages for delay in achieving Commercial Operation under this Section 17.1 have accrued, or the delay in the achievement of Commercial Operation of a Unit caused by Seller exceeds one (1) year, for whatever reasons, including delay in Shipment or Delivery of the Unit, Seller shall be in material breach for substantial nonperformance of this Contract. Upon a material breach for substantial nonperformance pursuant to this Section 17.1, Buyer may pursue any and all remedies available to Buyer, at law or in equity, including termination of this Contract with respect to such Unit at any time thereafter without payment of any Cancellation Charge, and the filing of an action for damages in addition to any previously accrued liquidated damages relating to such Unit, caused by such material breach, subject only to the limitation of liability set forth in
                  Section 13.1 and the exclusion of damages set forth in
                  Section 13.2, provided that Section 13.2 shall not restrict Buyer from the recovery of damages for any additional direct costs arising from the completion of the performance required under this Contract, whether by another party or by Buyer.

         (c) ACCRUAL OF LIQUIDATED DAMAGES UNDER SECTIONS 17.1. Liquidated damages shall accrue pursuant to Section 17.1(a) beginning on the Scheduled Shipment Date or the Scheduled Delivery Date for each Unit, as applicable. Liquidated damages, if any, applicable pursuant to Section 17.1(b) shall be determined by Buyer within thirty (30) days after Commercial Operation of a Unit and shall be deemed to have accrued upon the notification to Seller, in accordance with Section 22.7, of the amount of such liquidated damages and the basis for such determination; provided that in the event that Commercial Operation of a Unit is delayed beyond ninety (90) days after the Scheduled Date of Commercial Operation for such Unit as a result of delays caused by Seller or Commercial Operation of a Unit fails to occur within twelve (12) months of the date of the Delivery of a Unit, Buyer may, at any time thereafter, notify Seller of the amount of liquidated damages, if any, applicable to Seller under Section 17.1(b) and such liquidated damages shall be deemed to have accrued on such date of notification.

         (d) AGGREGATION OF LIQUIDATED DAMAGES. The amounts specified in the schedule set forth in Section 17.1(a), when aggregated for all days of late Shipment or Delivery, as applicable, plus the amounts specified in the schedule set forth in Section 17.1(b) when aggregated for all Units and all days of delay in Commercial Operation for all Units represent the aggregate maximum liability of Seller for late Shipment or Delivery, as applicable, under Section 17.1(a) and for delay in Commercial Operation under Section 17.1(b).

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         (e)      LIMITATION.  Seller's total aggregate liability for
                  liquidated damages under this Section 17.1 for all Units, together with any payments made pursuant to Section 17.2(e), shall not exceed [*] of the Total Contract Price.

         17.2     PERFORMANCE.

         (a) PERFORMANCE GUARANTEES. If Buyer elects to conduct Acceptance Testing, then each of the Units shall satisfy the Liquidated Damage Performance Guarantees set forth in Section 1.0 of Appendix C, the Performance Guarantees set forth in Section
                  4.0 of Appendix C, the Demonstration Test Requirements set forth in Section 6.0 of Appendix C, and the Availability Test Requirements set forth in Section 7.0 of Appendix C. Seller may observe any preliminary tests including standard start-up tests made by Buyer, for the purpose of verifying that the Unit is in proper adjustment and condition to undergo Acceptance Testing.

         (b) PERFORMANCE LIQUIDATED DAMAGES. With respect to the Liquidated Damage Performance Guarantees, it is agreed that Buyer's loss would be difficult to determine in the event that one or more of the Units fails to satisfy the Liquidated Damage Performance Guarantees. Accordingly, Seller and Buyer agree as a predetermined reasonable and exclusive remedy (provided that with respect to Net Equipment Electrical Output and Net Equipment Heat Rate, the Units must achieve the Performance Minimums before liquidated damages become the exclusive remedy) for any such loss, Seller shall pay to Buyer for liquidated damages and not as a penalty, sums based upon the following items:

                  (i) NET EQUIPMENT ELECTRICAL OUTPUT - [*] for each kilowatt that the actual Net Equipment Electrical Output (using an aggregated number for all Units based upon testing of all Units located at the Project) is less than the guaranteed Net Equipment Electrical Output set forth in Section 1.1 of Appendix C.

                  (ii) NET EQUIPMENT HEAT RATE - [*] for each BTU per kilowatt hour per Unit that the actual Net Equipment Heat Rate (using an average number based upon testing of all Units located at the Project Site), when tested on natural gas, is greater than the guaranteed Net Equipment Heat Rate set forth in Section 1.2 of Appendix C, plus [*] for each BTU per kilowatt hour per Unit that the actual Net Equipment Heat Rate (using an average number based upon testing of all Units located at the Project Site), when tested on fuel oil, is greater than the guaranteed Net Equipment Heat Rate set forth in Section 1.2 of Appendix C.

         (c)      ACCEPTANCE TESTING.

                  (i) TESTING PROCEDURES. Buyer may conduct Acceptance Testing in order to

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                           determine whether the Liquidated Damage Performance
                           Guarantees, the Performance Guarantees, the
                           Demonstration Test Requirements, and the Availability Test Requirements have been satisfied. Such testing shall be conducted by Buyer or on Buyer's behalf and may be witnessed by Seller. Seller shall develop the detailed test procedures for initial testing and potential retesting and obtain Buyer's review, comment, and approval not later than October 31, 2000; provided that test procedures for the Utility Tests shall be developed on Buyer's behalf by the EPC Contractor as set forth in Section 8.0 of Appendix C. For all Acceptance Testing performed under this Contract, Buyer (or, as applicable, the EPC Contractor on Buyer's behalf) shall at no cost to
                           Seller: (i) make the Units available at the times, loads and conditions necessary for proper testing,
                           (ii) provide all instrumentation, labor, operators, technicians, fuel and consumables required to perform Acceptance Testing and to read and record the test data, (iii) provide fuel and consumables in accordance with the Specifications and (iv) conduct the Performance Tests, Demonstration Tests, Emissions Test, Availability Test and Utility Tests in accordance with test procedures approved by Buyer and calculate the test results. Seller, based upon project information provided by Buyer, estimates that [*] of fuel will be consumed during operation of the Units in connection with the installation, start up, commissioning, Acceptance Testing, diagnostic testing, and retesting of the Units and Seller will perform the Services under this Contract so as to minimize the potential use of fuel in excess of such estimated amounts. Seller shall have no liability for fuel costs associated with the Project. Seller shall
                           (i) have the right of representation at all Acceptance Testing, (ii) have access to all data resulting from the Acceptance Testing, and (iii) be promptly furnished with a copy of the test data and have the right to review and comment on the calculations used to determine the test results.

                  (ii) DIAGNOSTIC TESTING AND REMEDY If results of any Acceptance Testing indicate that any of the Liquidated Damage Performance Guarantees, the Performance Guarantees, the Demonstration Test Requirements, or the Availability Test Requirements have not been satisfied, Buyer (or the EPC Contractor on Buyer's behalf) will, at Seller's request, conduct diagnostic tests (which may include tests to determine the efficiency of the groups of blading in each turbine element) to determine the cause(s) of the failure and the expedient remedial action. With respect to such diagnostic tests, Seller will at its expense (i) provide test instrumentation for the period of the tests, (ii) provide engineering direction and labor for installation of the test instrumentation and for conducting the tests, and
                           (iii) analyze the test data from such tests. With respect to such diagnostic tests, Buyer (or the EPC Contractor on Buyer's behalf) will at its expense (i) provide fuel for the tests, (ii) provide sufficient load during the tests, (iii) operate the Units during the tests, and (iv) read and record the test data. Seller shall, at its


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                           expense, using all reasonable efforts, attempt to
                           remedy the failure by repair, adjustment or replacement of the Equipment as Seller deems necessary to correct such failure.

                  (iii) RETESTING. If Seller has completed its attempt to remedy the failure of the Equipment to satisfy the Liquidated Damage Performance Guarantees, the Performance Guarantees, the Demonstration Test Requirements, or the Availability Test Requirements, the Parties shall as soon as practicable after the date of re-synchronization following completion of Seller's remedy, reperform Acceptance Testing. Reperformance of Acceptance Testing shall occur as soon as reasonably possible following notice from Seller during the Retest Period that a Unit is again ready for Acceptance Testing. With respect to such Acceptance Testing, Seller will (i) provide test instrumentation for the period of the tests, (ii) provide technical guidance and assistance during the tests, and (iii) calculate the tests results. Following any failure of the Equipment to satisfy any of the Liquidated Damage Performance Guarantees, the Performance Guarantees, the Demonstration Test Requirements, or the Availability Test Requirements, Seller shall continue to use all reasonable efforts to satisfy the Liquidated Damage Performance Guarantees, the Performance Guarantees, the Demonstration Test Requirements, and the Availability Test Requirements in accordance with the preceding procedures of this Section 17.2(c), provided that upon satisfying all of the Performance Guarantees (other than the Emissions Test, if delayed), the Demonstration Test Requirements (other than the Combustion Turbine Evaporative Cooler portion, if delayed), and the Availability Test Requirements and achieving all of the Interim Performance Requirements, Seller may elect to proceed in accordance with Section 17.2(d). Notwithstanding any provision in this Contract to the contrary, Buyer reserves the right to require Seller to reconduct any Acceptance Testing which Buyer reasonably deems necessary after any changes, adjustments or modifications are made to the Equipment by Seller, in order to confirm or establish the final test results. Subject to the right of Seller to elect pursuant to
                           Section 17.2(d), and Buyer's right to terminate this Contract pursuant to Section 17.2(f), Seller shall be required to continue diagnostic testing, remedy and retesting of the Units until all of the Performance Guarantees, the Demonstration Test Requirements, the Availability Test Requirements, and the Performance Minimums have been satisfied.

         (d) SELLER'S ELECTION TO REDUCE LIQUIDATED DAMAGES FOR COMMERCIAL OPERATION. In the event that after completion of Acceptance Testing, a Unit has (i) achieved the Interim Performance Requirements, (ii) satisfied the exhaust emission requirements as measured by CEMS in accordance with the requirements of Appendix C (compliance testing not required prior to this date), (iii) satisfied the Demonstration Test Requirements (excluding an Evaporation Cooler Test), and

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                  (iv) successfully completed an ten (10) hour availability test requirement, as described in Section 7.0 of Appendix C, but has failed to satisfy all of the Liquidated Damage Performance Guarantees, Seller may elect to stop the accrual of liquidated damages under Section 17.1(b) by delivering written notice to Buyer under this Section 17.2(d) of such election, which notice shall include a statement that the Unit has achieved the Interim Performance Requirements based upon the results of the most recent Performance Tests and setting forth the values for Net Equipment Heat Rate and Net Equipment
                  Electrical Output achieved by such Unit. For purposes of a Unit satisfying the Interim Performance Requirements for Net Equipment Heat Rate and Net Equipment Electrical Output in order to stop the accrual of liquidated damages under Section 17.1(b), such Unit will be tested individually and must satisfy each of the Net Equipment Heat Rate Interim
                  Performance Requirement and the Net Equipment Electrical
                  Output Interim Performance Requirement individually, and Buyer shall calculate the performance liquidated damages which would otherwise be due with respect to such Unit based upon such values for Net Equipment Heat Rate and Net Equipment
                  Electrical Output ("Potential Liquidated Damages"), but such liquidated damages shall not be deemed to have accrued as a result of such election. Notwithstanding the immediately preceding sentence, for purposes of finally calculating liquidated damages under this Contract, Net Equipment Heat
                  Rate will be determined as an average of all Units and Net Equipment Electrical Output will be determined as an aggregate of all Units. After making an election under this Section 17.2(d), Seller shall use all reasonable efforts to cause such Unit to satisfy all of the Liquidated Damage Performance Guarantees making such changes and adjustments to the Unit as Seller deems necessary and diligently retesting until all of the Liquidated Damage Performance Guarantees for such Unit have been satisfied or until one hundred eighty (180) days have expired from the date of the notification, whichever occurs first ("Retest Period"). As a condition to proceeding under this Section 17.2(d), Seller agrees that Seller's remedy and testing will not unreasonably interfere with the normal and continuous operation of the Unit during the Retest Period and that the cost of all changes, adjustments and retesting, excluding fuel and operating expenses, shall be at Seller's expense. If the Retest Period has elapsed and the Unit has failed to satisfy all of the Liquidated Damage Performance Guarantees, Buyer may terminate Seller's remedy and retesting activities or require Seller to continue remedy and testing activities for an additional period of up to one hundred twenty (120) days under the same provisions and procedures which governed the Retest Period. If Buyer terminates Seller's remedy and retesting activities, liquidated damages relating to the Liquidated Damage Performance Guarantees shall be finally determined in accordance with Section 17.2(f). If
                  Buyer extends the time for remedy and retesting, Seller shall make changes and adjustments to the Unit as Seller deems necessary to satisfy the Liquidated Damage Performance Guarantees and shall use all reasonable efforts and shall diligently remedy and retest until all of the Liquidated
                  Damage Performance Guarantees are satisfied or until such extension has expired, whichever comes first ("Extended Retest Period"). The cost of any

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                  such changes, adjustments and retesting, excluding fuel and operating expenses, shall be at Seller's expense. If at the end of such Extended Retest Period, the Equipment has failed to satisfy all of the Liquidated Damage Performance Guarantees, Buyer shall terminate retesting and liquidated damages relating to the Liquidated Damage Performance Guarantees shall be finally determined in accordance with
                  Section 17.2(f). If during the Retest Period or the Extended Retest Period, Buyer operates a Unit more than a total of two hundred fifty (250) hours to satisfy the requirements of the Power Purchase Agreement, the Liquidated Damage Performance Guarantee values will be adjusted in accordance with a degradation schedule provided in the Acceptance Test procedures pursuant to Appendix C of this Contract.

           (e) [*] This section has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

           (f) FAILURE OF PERFORMANCE TESTS. If Seller has achieved the Performance Minimums but failed to satisfy all of the Liquidated Damage Performance Guarantees with respect to a Unit, Unit Performance Liquidated Damages shall be calculated by Buyer in accordance with Section 17.2(b) based upon the test results from the most recent Performance Tests, provided that if Seller has not elected to proceed in accordance with Section 17.2(d), Seller shall use reasonable commercial efforts to satisfy the Liquidated Damage Performance Guarantees for a period of at least thirty (30) days. Unit Performance Liquidated Damages for each Unit (based upon the most recent performance tests) for failure to satisfy any Liquidated Damage Performance Guarantees, if not previously satisfied, shall

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                  accrue under this Contract on the earlier of (i) such time as Seller, having satisfied the Performance Minimums and having used reasonable commercial efforts to satisfy the Liquidated Damage Performance Guarantees for a period of at least thirty (30) days, has notified Buyer that it accepts the results of the most recent Performance Test for such Unit as the Final Test Values, (ii) if written notice is delivered to Buyer pursuant to Section 17.2(d), at the end of any period for remedy and testing of a Unit allowed pursuant to Section 17.2(d), or (iii) ninety (90) days having passed since the beginning of initial Acceptance Testing for a Unit and Seller, having satisfied the Interim Performance Requirements but failed to achieve the Liquidated Damage Performance Guarantees for such Unit, has not elected to proceed pursuant to Section 17.2(d). In the event that Seller, having been permitted the opportunity to exercise all reasonable efforts to achieve the Performance Minimums and satisfy the Performance Guarantees, the Demonstration Test Requirements, and the Availability Test Requirements for a Unit for a period not to exceed one hundred sixty (160) days after the beginning of initial Acceptance Testing, is unable to achieve all of the Performance Minimums and to satisfy each Performance Guarantee, each Demonstration Test Requirement, and each Availability Test Requirement for a Unit, Buyer may declare that there has been a material breach and substantial nonperformance of this Contract with respect to such Unit and Buyer may thereafter pursue any and all remedies available to Buyer, at law or in equity (including termination of this Contract with respect to such Unit without payment of any Cancellation Charge and the filing of an action for damages, in addition to any previously accrued Unit Performance Liquidated Damages, caused by such material breach and substantial nonperformance), subject only to the limitation of liability set forth in Section 13.1 and the exclusion of damages set forth in Section 13.2, provided that Section 13.2 shall not restrict Buyer from the recovery of damages for any additional direct costs arising from the completion of the performance required under this Contract, whether by another party or by Buyer. In any event, Seller shall be deemed to have satisfied its obligations under this
                  Section 17.2 with respect to any Unit upon such Unit satisfying or achieving the Liquidated Damage Performance Guarantees, the Performance Guarantees, the Demonstration Test Requirements, and the Availability Test Requirements for such Unit. At such time as all of the Units have accomplished one of the following:

                  (i)      achieved Substantial Completion, or

                  (ii) completed testing and retesting under a Section 17.2(d) election, or

                  (iii) satisfied the Performance Minimums and all other requirements of Acceptance Testing but Seller, in the absence of a 17.2(d) election, having tried for at least thirty (30) days after completion of initial Acceptance Testing to achieve the Liquidated Damage Performance Guarantees and having not achieved the Liquidated Damage Performance Guarantees has elected to accept Unit Performance Liquidated Damages at the current

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                                  CONFIDENTIAL


                           performance level,

                  final liquidated damages shall be finally determined for all of the Units based upon Net Equipment Heat Rate determined as an average of all Units and Net Equipment Electrical Output determined as an aggregate of all Units and final liquidated damages shall be adjusted on an equitable basis and paid in accordance with Section 17.6. Unit Performance Liquidated Damages for each Unit shall be calculated based upon performance tests performed on each Unit as a condition to achieving Substantial Completion of such Unit and the results of such tests shall be used for all aggregate calculations of final liquidated damages (without any requirement to repeat such performance tests), except that Unit Performance Liquidated Damages for Units #2 and #3 shall be initially calculated without the Deferred Tests for such Units and Unit Liquidated Damages for Units #2 and #3 shall be recalculated as such time as the Deferred Tests are completed for such Units.

         (g) LIMITATION. Seller's total aggregate liability for liquidated damages under this Section 17.2, excluding any payments made pursuant to Section 17.2(e), shall not exceed [*] of the Total Contract Price.

17.3 DOCUMENTATION LIQUIDATED DAMAGES. In the event that the Project specific documentation, in reasonable form and substance for the power industry, identified by the initials L.D. in the left margin next to the documents listed in Appendix G is not provided by the applicable dates set forth in Appendix G due to causes not excused by the provisions of this Contract, Seller shall pay to Buyer daily liquidated damages in the amount of [*] per day for each late document until such documentation is provided; not to exceed in the aggregate an amount of [*] per day, regardless of the number of late documents. Seller's liability for liquidated damages pursuant to this Section 17.3 shall not exceed [*]. Daily liquidated damages shall accrue under this
         Section 17.3 beginning upon the applicable dates set forth in Appendix
         G.

17.4 LIMITATION OF LIQUIDATED DAMAGES. Seller's total aggregate liability for liquidated damages under this Contract shall not exceed [*] of the Total Contract Price.

17.5 EXCLUSIVE REMEDY. If the Units achieve all of the Performance Minimums, Seller's liability for liquidated damages with respect to such Units shall be the exclusive remedy of Buyer and the sole liability of Seller for an unexcused failure of the Seller to comply with the Liquidated Damage Performance Guarantees and the requirements of this Contract in
         Section 17.3 with respect to such Units which result in liquidated damages, whether based in contract, in tort (including negligence and strict liability), or otherwise. In the event liquidated damages for failure to meet all of the Liquidated Damage Performance Guarantees or the requirements of Section 17.3 with respect to the Units are paid by Seller or by refund in accordance with Section 17.6, Seller's Liquidated Damage

                                  CONFIDENTIAL


         Performance Guarantees or the requirements of Section 17.3, as applicable, shall be deemed met at the level of performance actually achieved by such Units and Seller's obligations with respect to such Liquidated Damage Performance Guarantees and Section 17.3 shall terminate with respect to such Units. Payment of liquidated damages shall not relieve Seller of its obligations to repair or replace as provided in Section 10.4 and Seller's obligations arising under
         Section 13.3 except, after testing by Seller is completed, with respect to those specific defects or deficiencies in a Unit for which such liquidated damages have been paid.

17.6 APPLICATION OF TOTAL CONTRACT PRICE REDUCTIONS As any liquidated damages accrue pursuant to Article 17, Buyer may invoice Seller for the amount of such liquidated damages and Seller shall pay to Buyer the amount invoiced within thirty (30) days of the date invoiced by Buyer, provided that Buyer, upon written notice to Seller of the amount of liquidated damages which have accrued, may withhold or cause to be withheld, such amount of liquidated damages from any payments remaining due to Seller under this Contract. If the aggregate Unit Performance Liquidated Damages paid by Seller exceeds the final liquidated damages determined as set forth in Section 17.2(f), Buyer shall pay to Seller such excess amount within thirty (30) days of the final determination. Any amount of liquidated damages which is not paid when due shall accrue interest at an annual rate of interest equal to the prime rate of The Chase Manhattan Bank, in effect on the due date plus one percent (1%). The term Total Contract Price, for the purposes of determining all limitations on liquidated damages or liability as provided in this Contract, shall mean the sum of [*] unless the Total Contract Price is modified pursuant to Section 3.5 or Article 9. The amount set forth in the preceding sentence shall not be changed by reason of any liquidated damages which may be withheld from payments due to Seller pursuant to this Article 17.

                                  CONFIDENTIAL


                         ARTICLE 18. PROJECT MANAGEMENT

18.1 PROJECT COORDINATORS. Seller and Buyer each agree to appoint a qualified staff member or members, at no additional charge, to function as overall Project Coordinator(s). The Seller and Buyer Project Coordinators will act as the principal points of interface between the Parties.

18.2 CONTINUITY OF SELLER'S EMPLOYEES. Seller agrees to use its reasonable efforts to insure the continuity of all Seller employees assigned to perform services hereunder. All persons furnished by Seller to perform services at Buyer's premises shall be deemed solely Seller's employees or agents and Seller shall have sole responsibility for them. Seller shall use its best efforts to notify Buyer at least fourteen (14) days prior to the reassignment of any such personnel. In the event Seller reassigns any such personnel, Seller will use its best efforts to provide a qualified replacement as soon as reasonably possible. In the event that any Seller employee performing services contemplated by this Contract is found to be unacceptable to Buyer, based upon Buyer's reasonable judgment, Buyer shall notify Seller and Seller shall immediately take appropriate corrective action to remove the objectionable employee and to provide a qualified replacement.

18.3 STATUS REPORTS. Seller shall submit to Buyer's Project Coordinator(s), commencing four (4) weeks after the date of the Design Finalization Meeting with respect to the combustion turbine Units, and thereafter every four (4) weeks during the term of the work effort contemplated by this Contract, written status reports fully describing the activities and accomplishments of Seller during the preceding four (4) week period, in order to timely report Seller's continuous progress so that timely corrective action can be taken as necessary. The status reports will include, but not be limited to, the following: (a) current status of Seller's activities, together with an explanatory narrative where appropriate; (b) indication of the progress on the work being performed by Seller; and (c) identification of actual and anticipated problem areas, their impact on the work effort of Seller and on the delivery schedule, and present action being taken (or suggested alternative action to be taken) in order to reduce the impact of such problems. If Buyer requests, Seller shall hold status meetings with Buyer management in order to review the status of Seller's activities. Such meetings will be conducted at such locations as are mutually agreed to by Buyer and Seller. Any participation by Buyer or it's permitted assignee for a certain Project, or an affiliate of Buyer, in the Vendor Coordination Meeting is for the purpose of being advised of scheduling dates and such entities shall have no responsibility with respect to the coordination of Seller's work and any participation by Buyer or it's permitted assignee, or an affiliate of Buyer in the Design Finalization Meeting is for the purpose of generally advising Buyer concerning design matters and such entities shall have no responsibility for the adequacy of Seller's design and/or engineering.

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                                  CONFIDENTIAL

                         ARTICLE 19. TECHNICAL SERVICES

         19.1 TECHNICAL SERVICES. Seller shall provide technical services to Buyer, at no additional cost, in accordance with Appendix I for up to six hundred (600) man-weeks for the combustion turbine Units (based on a total purchase of six (6) Units). Any technical services provided by Seller as a result of any defects in the Equipment or Services provided by Seller shall not be charged against such allowance. A man-week shall mean forty (40) hours of technical services, provided that there shall be no use of equivalent hours for overtime or coverage during double shifts, it being the obligation of Seller to provide a sufficient number of technicians to satisfy the construction schedule and avoid overtime charges. In the event that Buyer uses more than the total number of six hundred (600) man-weeks of technical services, the Total Contract Price shall be increased to reflect such actual usage based upon a rate of $8,000 per man-week. In the event that Buyer uses less than six hundred (600) man-weeks of technical services, the Total Contract Price shall be decreased by an amount equal to $8,000 for each man-week less than five hundred five man-weeks. The provision of such services shall be scheduled to correspond to the construction schedule for the Project.

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                                  CONFIDENTIAL

                     ARTICLE 20. TRAINING AND DOCUMENTATION

20.1 DOCUMENTATION. Seller agrees to provide, at no charge to Buyer, copies of all documentation for the Equipment (the "Documentation") described in Appendix G by no later than the applicable dates set forth in Appendix G and such other written materials, including manuals, which are to be provided to Buyer by Seller in accordance with any other Sections of this Contract and the Appendices. Such Documentation shall be in accordance with Seller's standard format and include, but not be limited to, the following: user, operator/attendant and supervisory reference manuals and guides, operational and technical bulletins, Equipment schematics, parts listings, and other documentation and operating instructions sufficient to enable Buyer to use, operate, and maintain the Equipment.

20.2 REPRODUCTION OF DOCUMENTATION. Buyer may copy the Documentation provided hereunder in order to satisfy its own internal requirements subject to the confidentiality requirements of Article 11. If Buyer requests Seller to furnish additional copies of any such Documentation, Seller shall furnish the same at its standard published prices.

20.3 TRAINING. Seller shall provide a familiarization training program in the use, operation, technical, and maintenance aspects of the Equipment sufficient for personnel of Buyer or it's permitted assignee, or an affiliate of Buyer, to use, operate, and maintain the Equipment. The extent and timing of such familiarization training is described in Appendix E.

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                                  CONFIDENTIAL

                              ARTICLE 21. INSURANCE

21.1 INSURANCE REQUIREMENTS. Seller shall procure and at all times prior to completion of the obligations of Seller under this Contract shall maintain with insurers reasonably acceptable to Buyer, the following insurance protecting Seller against liability from damages because of injuries, including death, suffered by persons, including employees of Seller, and from damages to property arising from or resulting out of Seller's negligence in performance, including its subcontractors and suppliers, of Services. Buyer, Buyer's lender and their consultants shall be included as an additional insured under the policies listed in subsections (b) and (c) below, and the insurer shall waive all rights of subrogation against Buyer, Buyer's lender and their consultants.

         (a) Workers' Compensation Insurance in accordance with statutory requirements and Employer's Liability Insurance with limits of not less than $1,000,000 each accident.

         (b) Commercial General Liability Insurance with bodily injury and property damage limits of not less than $1,000,000 combined single limit each occurrence/aggregate.

         (c) Automobile Liability Insurance with bodily injury and property damage limits of not less than $1,000,000 combined single limit each accident.

21.2 ADDITIONAL REQUIREMENTS. All insurance required to be maintained by Seller shall be primary to any insurance carried by Buyer that might apply on the same basis. Prior to the performance of any Services, Seller shall furnish Buyer with a certificate of insurance evidencing the coverages set forth in Section 21.1. The certificate shall indicate that such insurance shall not be canceled or materially changed without at least thirty (30) days written notice to Buyer. Nothing contained in this Article 21 shall be construed as a limitation of the liability of Seller for damage or injury, including death, which arises out of Seller's obligations under this Contract.

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                                  CONFIDENTIAL

                           ARTICLE 22. GENERAL CLAUSES

22.1     ASSIGNMENT.

         (A) ASSIGNMENT TO PROJECT DEVELOPER OR OWNER. Buyer may assign any or all of its rights or obligations under this Contract to an affiliate of Buyer, provided such assignee has adequate resources (as determined by Seller in the exercise of its reasonable judgment) to fulfill those obligations of Buyer which are assigned, and further provided such assignee agrees to be bound by all of the protections and limitations afforded Seller under this Contract and any defaults of Buyer existing at such time are cured. Upon completion of such assignment and the delivery of an assumption agreement (in a form reasonably satisfactory to Seller) executed by such assignee to Seller, Buyer shall be released from any and all obligations and liabilities therefor under this Contract which are assumed by the assignee, provided, however, Buyer shall not be released from those obligations, if any, which Buyer elects to reserve from such assignment. Notwithstanding any provision of this Contract to the contrary, Buyer and Buyer's assignee, if applicable, shall have the absolute right, without the consent of Seller, to assign this Contract, or any rights reserved by Buyer after assignment, including any licenses granted hereunder pursuant to Section 6.4, to the Project lenders for collateral security purposes. Seller will have the right to assign any part of its obligations under this Contract to any of its subsidiaries or affiliates, in which case Seller will guarantee the performance of such assignee.


         (b) ASSIGNMENT TO CONTRACTOR. In addition to the rights of assignment under Section 22.1(a), Buyer or Buyer's assignee under Section 22.1(a) may assign this Contract to a third party contractor that has entered into an agreement with Buyer or such assignee for the construction of the Project ("Contractor Assignee"), provided such Contractor Assignee has adequate resources (as determined by Seller in the exercise of its reasonable judgment) to fulfill those duties or rights of Buyer or Buyer's assignee under Section 22.1(a) which are assigned and provided such Contractor Assignee agrees to be bound by all of the protections and limitations afforded Seller under this Contract and any defaults of Buyer or Buyer's assignee under Section 22.1(a) existing at such time are cured. Those rights which are reserved to Buyer or Buyer's assignee under Section 22.1(a) pursuant to the terms of this Contract and Appendix M are not assigned to such Contractor Assignee. Upon the delivery of an assumption agreement (in a form reasonably satisfactory to Seller) executed by such Contractor Assignee to Seller, Buyer or Buyer's Assignee under Section 22.1(a), as the case may be, shall be released from any and all obligations and liabilities therefor under this Contract which are assumed by the Contractor Assignee, provided, however, Buyer or Buyer's assignee under Section 22.1(a) is not released from those obligations which are identified in this

                                       53
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                                  CONFIDENTIAL

               Contract and in Appendix M as obligations retained by Buyer. In the event of the delay or cancellation of the Project after this Contract is assigned to a Contractor Assignee, Seller consents to the reassignment of this Contract to Buyer, or an affiliate of Buyer to which this Contract was previously assigned in accordance with Section 22.1(a), by such Contractor Assignee.

22.2 THIRD PARTY BENEFICIARIES. The provisions of this Contract are for the benefit of the Parties hereto and are not for any other third party, except as provided in Article 15 and Section 22.1.

22.3 ENTIRE AGREEMENT. This Contract represents the entire agreement between the Parties and no modification, amendment, rescission, waiver or other change shall be binding on either Party unless assented to in writing by such Party's authorized representative. Any oral or written representation or warranty not contained or referenced herein shall not be binding on either Party. Each Party agrees that it has not relied on, or been induced by, any representations of the other Party not contained in this Contract or the attachments hereto. A failure or delay of either Party to this Contract to enforce any of the provisions hereof, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof shall in no way be construed to be a waiver of such provision. This Contract supercedes all provisions of the Memorandum of Global Agreement, dated July 2, 1999, entered into between Buyer and Seller, which relate to the six (6) PG7241FA gas turbine-generator units for the Georgia Project.

22.4 SEVERABILITY. In the event any one or more provisions of this Contract shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Contract shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, reflects the intention of the Parties regarding the invalid, illegal or unenforceable provision.

22.5 INDEPENDENT CONTRACTOR. In performing services pursuant to this Contract, Seller is acting as an independent contractor and except as specified in this Contract, neither Party has any authority to bind or otherwise obligate the other Party in any manner whatsoever. Buyer shall not be responsible for payment of workers' compensation, disability or other similar benefits, unemployment or other similar insurance, or for the withholding of income taxes or other taxes and social security for any Seller employees, and such responsibility shall be that of Seller.

22.6 GOVERNING LAW. The validity, performance and all matters relating to the interpretation and effect of this Contract and any amendment thereto shall be governed by the laws of the State of New York, excluding their conflict of laws provisions.

22.7 NOTICE. All notices or other communications shall be in writing and shall be sufficient if delivered personally, dispatched by overnight courier service, mailed by registered or

                                       54
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                                  CONFIDENTIAL

         certified mail, return receipt requested, proper postage prepaid, or sent by facsimile machine to the following addresses:

         If to Buyer:      Tenaska Georgia I, L.P.
                           1044 North 115th Street
                           Omaha, Nebraska 68154
                           Attention: Michael C. Lebens
                           Facsimile Number: (402) 691-9530

         If to Seller:     Dave Stender
                           Project Manager
                           Global Power Plant Systems Department
                           General Electric International, Inc.
                           1 River Road, Bldg. 2-309, Schenectady, NY 12345
                           Facsimile Number: (518) 385-7326

         or such other address or addresses as either Party may from time to time designate to the other by written notice. Any such notice or other official communication shall be deemed to have been delivered as of the date it is personally delivered, when received if placed in the mails in the manner specified or sent by overnight courier or when sent if by facsimile.

22.8 CONSTRUCTION. The headings and captions in this Contract are inserted for convenient reference only and shall not limit or construe the articles, paragraphs or sections to which they apply. Where the context requires, all singular words in this Contract shall be construed to include their plural and all words of neuter gender shall be construed to include the masculine and feminine forms of such words. The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without limitation." Notwithstanding the fact that this Contract has been prepared by one of the Parties, all of the Parties confirm that they and their respective counsel have reviewed, negotiated and adopted this Contract as the joint agreement and understanding of the Parties. Accordingly, this Contract is to be construed as a whole and any presumption that ambiguities are to be resolved against the primary drafting Party shall not apply. In the event any conflict exists between provisions of this Contract and the provisions of any Appendix or attachment to this Contract, the provisions of the Contract, excluding the Appendices and any attachments hereto, shall control.

22.9 NUCLEAR WAIVER. The Equipment sold hereunder is not intended for application (and shall not be used) in connection with the use or handling of nuclear material or the construction or operation of a nuclear installation. Buyer warrants that it shall not use such Equipment for such purposes, or permit others to use such Equipment for such purposes unless such use is agreed to in writing by Seller. If, in breach of the foregoing, any such use occurs, Seller disclaims all liability for any nuclear or other damage, injury, or contamination, and Buyer shall indemnify Seller against any such liability, whether

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                                  CONFIDENTIAL

         arising as a result of breach of contract, warranty, tort (including negligence), strict liability, indemnity, or otherwise.

22.10 DISPUTE RESOLUTION. The Parties agree to use good faith attempts to resolve any disputes which may arise between the Parties regarding the application or interpretation of any provision of this Contract. In case of a dispute, the aggrieved Party shall promptly notify the other Party of the existence of a dispute subject to resolution pursuant to
         Section 22.10 of the Contract and shall describe the nature of the dispute in reasonable detail ("Dispute Notice"). If the Parties shall have failed to resolve the dispute within ten (10) days after delivery of the Dispute Notice, each Party shall nominate a senior member of its management to attempt to resolve the dispute. Should the Parties still be unable to resolve the dispute to their mutual satisfaction within thirty (30) days after delivery of the Dispute Notice, each Party shall have the right to pursue any and all remedies available at law or in equity. Pending final resolution of any dispute, the Parties shall continue to fulfill their respective obligations hereunder.

22.11 DISCLOSURE OF INFORMATION. Seller covenants to Buyer that as of the date of this Contract, all technical information letters issued by Seller relative to maintenance or reliability issues with the Equipment have been provided to Buyer and Seller has disclosed to Buyer all material maintenance and reliability issues with the Equipment which Seller has learned through user groups or directly from users and which have not yet been addressed by Seller by the release of technical information letters. From the date of this Contract until Substantial Completion, Seller shall promptly disclose to Buyer (a) technical information letters issued by Seller relative to maintenance or reliability issues with the Equipment and (b) shall use it best efforts to promptly disclose all material maintenance and reliability issues with the Equipment which Seller learns through user groups or directly from users and which have not yet been addressed by Seller by the release of technical information letters. In the event that Buyer notifies Seller that Seller has failed to provide Buyer with the information required by this Section, Seller shall within ten (10) days of receipt of such notice provide Buyer with copies of the relevant technical information letters previously issued by Seller or summaries of maintenance and reliability issues identified and shall schedule a conference call and/or meeting between representatives of Buyer and Seller to review the technical findings and recommendations cited in such technical information, letters and summaries.

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                                  CONFIDENTIAL


         IN WITNESS WHEREOF, the Parties have executed this Contract by their duly authorized representatives as of the date first above written.

                                             GENERAL ELECTRIC COMPANY

                                             By: /S/
                                                 -------------------------------
                                                 Title: GM-Commercial Operations


                                             TENASKA  GEORGIA I, L.P.,
                                             a Delaware limited partnership

                                             By: TENASKA GEORGIA, INC.
                                             Managing General Partner

                                             By: /S/
                                                 -------------------------------
                                                 Title: Vice President


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                               INDEX TO APPENDICES

Appendix A                                  Description of Equipment

Appendix B                                  Payment\Cancellation Charge Schedule with Engineering Release Notice

Appendix C                                  Guaranteed Performance Criteria  and Test Provisions

Appendix D                                  Options

Appendix E                                  Training

Appendix F                                  Not Used

Appendix G                                  Documentation

Appendix H                                  EPC Project Schedule

Appendix I                                  Technical Direction of Installation and
                                            Commissioning Assistance

Appendix J                                  Not Used

Appendix K                                  Site Legal Description

Appendix L                                  Customer Witness Plan

Appendix M                                  Rights and Obligations retained by Buyer


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                                    CONFIDENTIAL


TurbineContract

                                                              GE POWER SYSTEMS

                        1. GENERAL EQUIPMENT DESCRIPTION

--------------------------------------------------------------------------------

1.1      EQUIPMENT PROPOSAL OVERVIEW

1.1.1    DESIGN CONDITIONS

         Nominal Net Equipment Rating                        (Refer to the Performance
                                                             Specifications for Equipment Performance
                                                             Requirements
         Site Conditions
               Site Ambient Temp./Relative Humidity          94oF/39.4%RH
               (Guarantee Conditions)
               Site Pressure                                 14.289psia
               Elevation                                     785 feet
               Location                                      Inland
               Seismic Criteria                              1997 UBC, Zone 2A
               Wind Design                                   1997 UBC; Exposure C,
                                                             Importance Factor = 1.00
                                                             Basic Wind Speed = 100 mph
         Fuel
               Primary                                       Natural Gas
               Backup                                        Distillate Fuel Oil
               Gas Fuel Preheating                           Not Included.
               Liquid Fuel Preheating                        Not Included
               Treatment                                     Not Included
               Gas Fuel Booster Compressor                   Not Included. Minimum required gas
                                                             pressure is 415 psig at customer
                                                             connection to gas feed module. Maximum
                                                             operating pressure is 475 psig.


1.1.2    EQUIPMENT/SYSTEM DEFINITION

         Gas Turbine                                        Six (6)  PG7241FA Units
              Exhaust System                                No stack included
              Starting Means                                Shared static (1 for 2 units)
              Air Filtration                                Two-Stage High Efficiency
              Inlet Air Cooling                             Evap Coolers (Effectiveness 85%)
              Compressor/Turbine Cleaning                   Off-Line / On-Line
                                                            Compressor Water Wash Only
              Combustion System                             DLN 2.6
              Emissions Control
                  Natural Gas                               Dry Low NOx: 15 ppm
                  Distillate  Oil                           Water Injection:42 ppm

         Generators                                         Six (6) Gas Turbine Units
              Gas Turbine Generators
                  Model                                     Six (6) 7FH2 Packaged Generators
              Cooling                                       Hydrogen
              Terminal Voltage                              7F H2 = 18.0 kV
              Frequency                                     60 Hz
              Power Factor (pf)
                  Gas Turbine                               0.85 Lagging/0.95 Leading
         Generator Excitation                               EX2000 - Static Bus Fed
         Generator Seal Oil System                          Scavenging Design


         Enclosures/Location
              Gas Turbine-Generator                         Outdoor
         Cooling Systems
              Gas Turbine/Generator/Auxiliaries             Closed H2O to Air
         Control Systems
              Gas Turbine-Generators                        SPEEDTRONIC-TM- Mark V / Local Control
                                                            Packages
              Continuous Emissions Monitoring (CEMs)        Not Included
         Black Start Capability                             Not Included
         High Voltage Switchyard                            Not Included
         Transmission System                                Not Included
         Generator Breaker                                  Not Included
         Auxiliary Boiler                                   Not Included
         Freeze Protection                                  Not Included


         TURBINECONTRACTAPPENDIXA-1
--------
-TM- A TRADEMARK OF GENERAL ELECTRIC COMPANY

                                                              GE POWER SYSTEMS

                            2. GAS TURBINE-GENERATOR

--------------------------------------------------------------------------------

2.1      GAS TURBINE MAJOR EQUIPMENT AND SERVICES LIST

                    Six (6) General Electric Frame PG7241 (FA) heavy-duty, single-shaft combustion turbine-generator units, each comprising an air compressor, dual fuel combustion system, power turbine, and a 60 Hz, 18.0 kV generator, all enclosed in environmentally acceptable enclosures will be provided. The Combustion Turbines will meet the performance emissions and noise requirements as described in Appendix C.

                    This presents a listing of the gas turbine major equipment and services which GE proposes to provide. The list is only a quick reference to the scope of supply. Please refer to the Table of Contents to locate more detailed descriptions of the items listed here.

          2.1.1     MAJOR EQUIPMENT

                    Six (6) base-mounted PG7241(FA) 60 Hz gas turbines including:

          2.1.1.1   COMBUSTION SYSTEMS

                    -    Dry low NOx combustion system

                         --   With inlet heating

                    - Water injection for NOx control to 42 ppmvd @ 15% O2 when burning oil fuel

                         --   On base equipment

                              -   Supply manifold and piping

                              -   Spray nozzles

                              - Controls

                         -- Off base skid with water forwarding pump, enclosure, space heater

                    -    Compressor inlet humidity sensor

                    -    Compressor inlet temperature thermocouple

          2.1.1.2   SPECIAL SYSTEMS

                    -    Modulating IGV with position feedback control

                    -    Exhaust frame blowers on turbine compartment roof

          2.1.2     INLET SYSTEM

                    -    Inlet system arrangement

                         --   Up and forward inlet system arrangement

                    -    Inlet filtration

                         --   Two-stage standard pad-type media filter

                         -- Moisture resistant filter media (high humidity environments)

                         --   Weather protection on inlet filter compartment

                         --   Inlet system differential pressure indicator

                         --   Inlet system differential pressure alarm

                         -- Inlet filter compartment support steel (Seismic Zone 2A, -GREATER THAN OR EQUAL TO- 100 mph wind speed)

                    -    Inlet heating

                         --   Inlet heating control valves

                         -- Combined 8 ft silencer and in-duct inlet heating module

                    -    Inlet ducting

                         -- Inlet silencing to meet a guaranteed individual turbine near field sound level guarantee of 90 dB
                              A. at 3 feet

                         --   Inlet expansion joint

                         --   Inlet 90 degree elbow

                         --   Inlet transition piece

                         -- Inlet ducting support steel (Seismic Zone 2A, = 100 mph wind speed)

                    -    Inlet cooling

                         --   Evaporative cooler

                         -- 90% design effectiveness evaporative cooler (Standard GE procurement practice)

                         -- 85% guaranteed effectiveness evaporative cooler (Per Appendix C)

                    -    Inlet system hardware

                         --   Walkway for inlet filter compartment

                         --   Stairway access to inlet filter compartment house

                         --   Right hand access to inlet filter compartment

                         --   Electric hoist with 500 lb lift capacity

                         --   Inlet filter compartment interior lighting

                    -    Inlet system atmospheric protection

                         -- Zinc rich paint inside and outside of inlet filter compartment

                         --   Zinc rich painted inlet support steel

                         -- Zinc rich paint inside and outside of inlet ducting with epoxy top coat inside ducting

                         --   Stainless steel inlet silencing perforated sheet

          2.1.3     EXHAUST SYSTEM

          2.1.3.1   ARRANGEMENT

                    -    Exhaust diffuser with an axial exit

                    -    Exhaust expansion joint

          2.1.4     GAS TURBINE ACCESSORY COMPARTMENT

          2.1.4.1   STARTING SYSTEMS

                    -    LCI static start ( 1 per 2 units )

                         --   6 Disconnect switches

                         --   Generator start with inverter/regulator

                         --   Static start isolation transformer

                         --   12-pulse water cooled LCI

                    -    Rotor turning systems

                         --   Turning gear and motor for rotor cooldown

                         --   Rotor indexing (borescope inspection)

          2.1.4.2   LUBRICATING AND HYDRAULIC SYSTEMS

                    -    Oil reservoir

                    -    Pumps

                         --   AC motor driven main lube oil pump

                         --   Motor driven main hydraulic pump

                         -- AC motor driven, auxiliary lube oil and hydraulic pumps

                         --   DC motor driven, emergency lube oil pump

                         --   Pressure lift journal bearings

                              -    Turbine

                              -    Load

                              -    Dual Combined Hydralic/Lift Oil Pump

                         --   Generator seal oil pump

                              -    AC/DC auxiliary pump

                    -    Industrial, off-base cooling water system

                         --   Aluminum fin material

                         -- Modular 100% capacity coolant-to-air heat exchanger mounted off-base, with motor driven fans to force air over finned tube heat exchangers. The fan motor power is supplied from the unit motor control center.

                         -- Automatic temperature controller which regulates coolant flow to control lube oil temperature during operation

                         -- Dual full-flow AC motor-driven coolant circulating pumps (one running, one standby)

                         --   Make-up and expansion tank

                         --   Instruments for the system as follows:

                              -    Tank low level alarm and indicator

                              - Panel mounted water header pressure gage, pressure switch and temperature switch.

                              -    Coolant header temperature gage

                              -    Inlet and outlet thermometers

                    -

                         --   Dual lube oil system filters

                         --   Dual hydraulic oil filters

                         --   Dual lube oil coolers

                              -    Plate/frame type with stainless steel plates

                         --   ASME code stamp

                              -    Lube oil coolers

                              -    Lube oil filters

                    -    Lube oil piping

                         --   304L stainless steel lube oil feed pipe

                         --   Carbon steel lube oil drain pipe

                         --   Lube system valve stainless steel trim

                         --   Lube vent demister

                    -    Compartment vent fan

          2.1.4.3   FIRE PROTECTION SYSTEM

                    -    Fire detection system

                         --   Turbine and accessory compartments

                         --   Liquid fuel and atomizing air skid

                    -    Compartment warning signs

                    -    FM-200 Fire Protection for the PEECC

                    -    CO(2) supply system

                         --   One low pressure CO(2) tank per unit

                    - Hazardous atmosphere detectors in turbine and fuel gas compartments

                    -    Hazardous atmosphere detector readout in Mark V panels

          2.1.5     FUEL SYSTEMS

                    -    Gas fuel

                         --   Stainless steel gas piping

                         --   Orifice type gas flow measurement system

                         --   Gas fuel valves on accessory base

                         --   Gas fuel temperature -LESS THAN- 400DEG.F

                         --   Gas fuel scrubber

                    -    Liquid fuel

                         --   Stainless steel fuel oil piping

                         --   Single, motor driven, atomizing air compressor

                         -- Motor driven, 1x100% capacity, main liquid fuel pump

                         --   Fuel oil flow divider

                    -    Fuel treatment/processing

                         --   Duplex, low pressure fuel filters

          2.1.6     WATER WASH SYSTEM

                    - On-base piping and nozzles for offline and online compressor water wash system

                    -    Off base water wash skid, 2 skids for 6 units

          2.1.7     GAS TURBINE PACKAGING

          2.1.7.1   ENCLOSURES AND BASES

                    -    Lagging and enclosures

                         --   Turbine and accessory compartment lagging

                         --   Load coupling compartment lagging

                         --   On-base accessory compartment lagging

                         --   Off-base acoustic enclosure for turbine only

                    -    Compartment ac ventilation system

                         --   Dual accessory compartment vent fans

                         --   Dual turbine compartment vent fans

                         -- Single vent fan for liquid fuel and atomizing air skid

                    - Heated turbine and accessory compartments for humidity control

                    -    Plant arrangement

                         --   Right hand accessory module

                         --   Unit walkways by GE

                    -    Turbine and accessory base painting

                         --   Standard primer

                    -    Seismic Zone

                         --   UBC zone #4 (inlet and exhaust are 2A,
                              -LESS THAN OR EQUAL TO- 100 mph)

                    -    Hazardous area classification

                         -- NEC Class I, Group D, Division 2 (turbine and gas compartments only)

                    -    Special features

                         --   Dual (metric-English) indicators and gauges

          2.1.7.2   COUPLINGS

                    -    Rigid load coupling

                    -    Load coupling guard

          2.1.8     GENERATOR

          2.1.8.1   GENERAL INFORMATION

                    - Hydrogen cooled generator with conventionally cooled armature

                    -    Short circuit ratio = .58

                    -    Outdoor installation

                    -    Class F armature and rotor insulation

                    -    Class B temperature rise, armature and rotor winding

                    -    Capability to 0.85 power factor (leading)

                    -    60 Hz generator frequency

                    -    Generator voltage 18.0 kV

                    -    Generator bearings

                         --   End shield bearing support

                         --   Elliptical journal bearings

                         --   Roll out bearing capability without removing rotor

                         --   Insulated collector end bearing

                         --   Online bearing insulation check

                         -- Offline bearing insulation check with isolated rotor

                    -    Monitoring Devices and sensors

                         --   Bently Nevada Series 3300

                    -    Generator Field

                         --   Direct cooled field

                         --   Two-pole field

                         --   Finger type amortissuers

                         --   Full amortissuers

          2.1.8.2   GENERATOR GAS COOLERS

                    -    Coolers shipped installed

                    -    Generator gas cooler configuration

                         --   Five (5) horizontally mounted simplex coolers

                         --   Coolers located in generator base

                         -- Cooler piping connections on left side as viewed from collector end

                         --   ASME code stamp

                         --   Single wall cooler tubes

                         --   Victaulic cooler couplings

                         --   Plate fins

                         --   Cooling water manifold and isolation valves

                    -    Generator gas cooling system characteristics

                         -- Coolant temperature 117DEG.F at 100DEG.F ambient day

                         -- Generator capacity with one section out of service 80% with class "F" rise

                         --   Maximum cooler pressure capability - 125 psi

                         --   Coolant 66% water, 33% glycol

                         --   Fouling factor 0.0005

                    -    Generator gas cooler construction materials

                         --   90-10 copper-nickel tubes

                         --   Carbon steel tube sheets

                         -- Carbon steel waterbox and coupling flanges with epoxy coating

                         --   Aluminum cooler tube fins

          2.1.8.3   GENERATOR LUBE OIL SYSTEMS AND EQUIPMENT

                    -    Bearing lube oil system

                         --   Generator lube oil system integral with turbine

                    -    Bearing lift oil system

                         --   Stainless steel lift oil piping and tubing

                         --   Lift oil supplied from turbine oil system

                    -    Lube oil system piping materials

                         --   Stainless steel lube oil feed pipe

                         --   Carbon steel lube oil drain pipe

                         --   Welded oil piping

                         --   Flexible pipe as permitted by ANSI B31.3

          2.1.8.4   GENERATOR GROUNDING EQUIPMENT

                    -    Neutral grounding equipment

                         --   Neutral ground transformer and secondary resistor

                         --   Mounted in terminal enclosure

          2.1.8.5   GENERATOR TEMPERATURE DEVICES

                    -    Stator winding temperature devices

                         -- 100 ohm platinum RTDs (Resistance temperature detector)

                         --   Single element RTDs

                         --   Grounded RTDs

                         --   Nine (9) stator slot RTDs

                    -    Gas path temperature devices

                         --   100 ohm platinum gas path RTDs

                         --   Single element RTDs

                    -    Bearing temperature devices

                         --   Chromel alumel (type K) thermocouples

                         --   Dual element temperature sensors

                         -- Two (2) bearing metal temperature sensors per bearing

                    -    Collector temperature devices

                         --   100 ohm platinum RTDs

                         --   Single element temperature sensors

                         --   Collector air inlet temperature sensor

                         --   Collector air outlet temperature sensor

                    -    Lube oil system temperature devices

                         --   Chromel alumel (type K) thermocouples

                         -- Dual element bearing temperature sensors per bearing

                         --   One (1) bearing drain temperature sensor per drain

          2.1.8.6   PACKAGING, ENCLOSURES, AND COMPARTMENTS

                    -    Paint and preservation

                         --   Standard primer

                    -    Line-side terminal enclosure

                         --   Terminal enclosure shipped separate

                         --   High voltage bushings shipped installed

                         --   Top mounted

                         --   Non-segregated phase internal bus

                         -- Phase sequence R-C-L when looking at enclosure terminals

                         -- Outgoing power connection on left side when viewed from collector end

                         --   Isolated phase bus duct connection

                         --   Lightning arrestors

                         --   Pull out PTs

                    -    Neutral terminal enclosure

                         --   Top mounted

                         --   Integral with line side terminal enclosure

                         --   Neutral tie

                    -    Collector compartment

                         --   Collector compartment shipped separate

                         --   Outdoor

                    -    Load coupling compartment

                         --   Dual load compartment vent fans

                    -    Foundation hardware

                         --   Generator shims

                         --   Generator alignment key(s) - collector end

                         --   Generator alignment key(s) - turbine end

                         --   Generator alignment key(s) - axial

                         --   Jacking provisions

                    -    Generator enclosure suitable for outdoor installation

          2.1.8.7   HYDROGEN SYSTEMS AND ACCESSORIES

                    -    Hydrogen control assembly

                         --   NEMA 1 assembly in collector compartment

                    -    Hydrogen cooled generator gas manifolds

                         --   Hydrogen bottle manifold

                         --   CO2 bottle manifold

                         --   Auto purge gas purge control manifold

                         --   Hydrogen control manifold

                    -    Seal oil system

                         --   Control unit mounted in collector compartment

                         --   Stainless steel seal oil feed pipe

                         --   Carbon steel seal oil drain pipe

          2.1.8.8   ELECTRICAL EQUIPMENT

                    -    Motors

                         --   TEFC motors

                         -- Coated with antifungal material for protection in tropical areas

                    -    Six (6) ambient air cooled, high voltage bushings

                    -    Heaters

                         --   Generator stator heaters

                         --   Generator collector heaters

                    -    Compartment lighting and outlets

                         --   AC lighting

                              -    Collector compartment

                    -    Current transformers

                         --   Relaying class C400

                         --   Neutral CTs

                              -    CT1, CT2, CT3 (metering CT's)

                              -    CT4, CT5, CT6 (separate relaying CT's)

                              -    CT7, CT8, CT9 (relaying)

                              -    CT10, CT11, CT12 (generator differential) -
                                   C800

                         --   Line CTs

                              -    CT16, CT17, CT18 (relaying)

                              -    CT19A, CT19C (Excitation CTs)

                              -    CT21, CT22, CT23 (generator protection)

       2.1.8.9      GENERATOR EXCITATION SYSTEMS, STATIC COMPONENTS

                    -    Busfed static, with hot backup

       2.1.8.9.1    EXCITATION MODULE FEATURES

                    -    Control/monitor/display through TCP

                         --   Voltage matching

                         --   VAR/PF Controller

                         --   Selection of automatic or manual regulator

                         --   Raise-lower of the active regulator setpoint

                         --   Enter setpoint command

                         --   Display field amps

                         --   Display field volts

                         --   Display transfer volts

                         --   Display field temperature

                    -    Built-in diagnostic display panel

                         --   Automatic voltage regulator (AVR)

                         --   Manual voltage regulator (FVR)

                         --   Automatic and manual bi-directional tracking

                         --   Reactive current compensation (RCC)

                         --   Volts per hertz limiter (V/Hz LIM)

                         --   Over excitation limiter (OEL)

                         --   Under excitation limiter (UEL)

                         --   Generator field ground detector (64F)

                         --   VT failure detector (PTFD) (60EX)

                    -    Dual source internal bulk power supply

                    -    Millivolt shunt for field

                    -    Surge protection

                         --   VT disconnect and CT shorting switches

                         --   Two phase current sensing (CT,s A,C)

                         --   Three phase voltage sensing

                         --   Single pole dc field contactor

                    -    Thyristor bridge circuit filtering

                    -    Shaft voltage suppresser circuit (mounted in panel)

                         -- Field de-excitation circuit (with field discharge inductor)

                         --   125 Vdc field flashing circuit (when required)

                         --   Bridge disconnect; ac no load

                    -    Protection Module

                         --   Volts/hertz protection (24EX)

                         --   Generator overvoltage protection (59EX)

                         --   Off/on-line overexcitation protection (76EX)

                         --   Loss of excitation (40EX)

                         --   Bridge ac phase unbalance (47EX)

                    -    Power system stabilizer

       2.1.8.9.2    PERFORMANCE

                    - 2.0 response ratio and 160% VFFL (100DEG.C) ceiling @ Vt = 1.0pu

       2.1.8.9.3    ENCLOSURE LOCATION

                    -    Installed in LCI compartment or GEC

       2.1.8.9.4    ENCLOSURE CONSTRUCTION

                    -    NEMA-I enclosure

                    - Standard paint ANSI-70 light gray, interior and exterior

       2.1.9        CONTROLS AND ELECTRICAL AUXILIARIES

       2.1.9.1 CONTROL CAB/PACKAGED ELECTRIC AND ELECTRONIC CONTROL COMPARTMENT (PEECC)

                    -    Access doors

                    -    Air conditioning and heating

                    -    Control panels mounted on a common skid

                    -    Lighting and power outlets

                    - FM200 fire protection system (including supply of FM200)

       2.1.9.2      MARK V SPEEDTRONIC-TM- TURBINE CONTROL PANEL FEATURES

                    -    Triple modular redundant (TMR)

                    - Auto/manual synchronizing module with synchronizing check function

-----------------
-TM- A Trademark of General Electric Company

                    -    Generator stator over-temperature alarm (49)

                    -    Droop control

                    -    Load limiter

                    -    Customer alarm/trip contact for CRT display

                    -    Additional customer input contacts

                    -    Additional customer output contacts

                    -    Provision for 8 selectable analog inputs from customer

                    -    Provision for 8 selectable analog output to customer

                    -    Wet low NOx data for EPA compliance

                    -    Vibration alarm readout and trip

                    -    Electrical overspeed protection

                    -    Constant settable droop

                    -    Power factor calculation and display

                    -    Manual set point preselected load

       2.1.9.3      GENERATOR CONTROL PANEL

       2.1.9.3.1    GENERATOR CONTROL PANEL LOCATION

                    -    PEECC

       2.1.9.3.2    GENERATOR CONTROL PANEL FEATURES

       2.1.9.3.2.1  GENERATOR BREAKER TRIP SWITCH (52G/CS) WITH RED AND GREEN
                      INDICATOR LIGHTS

       2.1.9.3.2.2  DIGITAL GENERATOR PROTECTION SYSTEM (DGP) MODEL NO. DGP54
                      AACA

                    -    Generator differential (87G)

                    -    Current unbalance (46)

                    -    Loss of excitation (40)

                    -    Reverse power (32)

                    -    Stator ground detection (64G)/(59GN)

                    -    Overexcitation (24)

                    -    Overvoltage (59)

                    -    Over frequency (81O)

                    -    Under frequency (81U)

                    -    System phase fault relay (51V)

                    -    Generator differential lockout relay (86G-1)

                         --   One circuit coil monitor (74) in each 86 lockout

                    -    Voltage transformer fuse failure (VTFF)

       2.1.9.3.3    GENERATOR CONTROL PANEL DISCRETE RELAYS

                    -    Synchronizing Undervoltage relay (27BS-1,2)

                    -    DC tripping bus, blown fuse protection (74)

                    -    Voltage balance relay (60)

                    -    Distance relay (21)

                    -    Breaker or lockout trip coil monitor (74)

                    -    Reverse/Inadvertent energization protection (50RE/86RE)

                    -    Bus Ground detection relay (59BN)-3 PT's & resist

       2.1.9.3.4    GENERATOR CONTROL PANEL INSTRUMENTATION

                    -    Generator digital multimeter

                         --   VM - Generator Volts:

                         --   AM - Generator Amps: Phase 1,2,3 and Neutral

                         --   MWATTS - Generator MegaWatts

                         --   MVAR - Generator MegaVArs

                         --   FM - Generator frequency

                         --   MVA - Generator MVA

                         --   PF - Generator Power Factor

                         --   MWH - Generator MegaWatt-Hours

                         --   MWVAH - Generator MVA Hours

                         --   Generator transducers (watts, watt/var)

       2.1.9.3.5    INTEGRATED INTO MARK V

                    -    Mark V with speed matching, synch & check

                    -    Manual sync displayed on Mark V [I]

                    -    Load control in Mark V

                    -    Temp indication-for generator RTD's

                    - Auto/manual synchronizing module displayed on Mark V [I]

       2.1.9.4      GENERATOR PROTECTION

                    -    Generator electrical protection equipment

                         --   Ground brush rigging

       2.1.9.5      LOCAL OPERATOR MULTIUNIT INTERFACE [I]

                    -    Table top 15 in. color monitor

                    -    Trackball cursor control

                    -    Table top AT 101 spillproof keyboard

                    -    24 pin dot matrix printer

                    - 50 ft of Arcnet cable between Mark V panel and local operator interface [I] for indoor use

                    -    Display in English language

       2.1.9.6      REMOTE CONTROL AND MONITORING SYSTEMS

                    -    GSM-TCP/IP Ethernet via [I/G]

          2.1.9.7   BATTERIES AND ACCESSORIES

                    -    Lead acid battery

                    -    Single phase battery charger

                    -    Battery and charger mounted in the PEECC

          2.1.9.8   MOTOR CONTROL CENTER

                    -    MCC mounted in control cab/PEECC

                    -    Tin-plated copper bus-work

                    -    42 kA bracing

                    -    480V 60 Hz auxiliary power

          2.1.9.9   MOTOR FEATURES

                    -    Service factor on all motors 1.15

                    - Coated with antifungal material for protection in tropical areas

                    -    TEFC motors -LESS THAN- 200 hp

                    -    Extra severe duty motors

                    - Cast iron motor housings o All redundant motors to be lead/lag

                    -    Motor heaters

                    -    WP motors -GREATER THAN- 200 hp

          2.1.9.10  ROTOR, BEARING AND PERFORMANCE MONITORING SYSTEMS

                    - Performance monitoring systems (RTD for compressor inlet temperature)

                         --   Sensors wired to Mark V

                    -    Vibration sensors

                         -- Seismic Velocity vibration sensors, Two per each bearing for protection

                         -- Bently Nevada proximity probes and proximeters. Two probes on each bearing for readout

                    -    Boroscope access holes

                    - Thermocouples for measuring critical turbine temperatures including bearing metal and drains

                    - Redundant sensors for critical functions with applicable third party certification on devices

          2.1.10    POWER SYSTEM STUDIES

                    -    Provided by owner

          2.1.11    SERVICES

                    - Coordinate drafting, manufacturing and shipping schedules to meet contractual requirements

                    -    Containerize shipments of miscellaneous parts

                    -    Technical advisory services

                    -    Transportation to nearest rail siding

                         --   Heard County, Georgia

                    -    Truck shipments to site (MSD)

                    -    Provide design drawings and final drawings

                    -    Documentation

                         -- Up to 10 sets of English language service manuals per station, including Operation, Maintenance and Parts volumes

                    -    Turbine maintenance tools

                         -- Guide pins (for removal or replacement of bearing caps, compressor casing and exhaust frame)

                         --   Fuel nozzle wrenches

                         --   Fuel nozzle test fixture

                         --   Spark plug electrode tool

                         --   Clearance tools

                         --   Fuel nozzle staking tool

                         --   Combustion liner tool

                         --   Bearing and coupling disassembly fixture

                    -    Generator maintenance tools

                         --   Rotor lifting slings

                         -- Rotor removal equipment including shoes, pans, pulling devices

                         --   Rotor jacking bolts

                    -    Installation Equipment

                         --   Trunions for generator

                              -    On loan basis only

                         --   Jacking bolts for generator

--------------------------------------------------------------------------------

2.2      GAS TURBINE MECHANICAL DESCRIPTION

                    The gas turbine output flange is located at the compressor end of the rotor assembly to provide "cold end" drive. This feature substantially improves alignment control and provides an axial exhaust to optimize the plant arrangement for combined cycle or waste heat recovery applications. The generator is connected to the gas turbine through a solid coupling. The direction of rotation is counter-clockwise when facing the direction of airflow through the gas turbine.

                    [GRAPHIC OMITTED]

                    The gas turbine has an eighteen stage axial flow compressor with modulated inlet guide vanes. Interstage extraction is used for turbine nozzle and wheelspace cooling.

                    A reverse flow, fourteen chamber combustion system is utilized with multiple fuel nozzles per chamber. Redundant spark plugs and flame detectors are a standard part of the combustion system with crossfire tubes connecting each combustion chamber to adjacent chambers. If required, water injection can be introduced for NOx emissions control. Transition pieces are effectively cooled by air impingement. Thermal barrier coatings are applied to the inner walls of the combustion liners for smoother temperature gradients.

                    The gas turbine has three turbine stages with the first and second stage nozzles and buckets being air cooled. The buckets are designed with long shanks to isolate the turbine wheel rim from the hot gas path. Precision cast buckets are used for each turbine stage with the second and third stages incorporating an integral tip shroud for better gas path leakage control. All turbine buckets are coated to provide corrosion resistance. The turbine section is coupled to an axial diffuser with optimum pressure recovery for higher thermal efficiency.

                    The rotor is a two bearing single shaft design with high torque capability. It incorporates internal cooling and thermal response control in the turbine section. Both the compressor and turbine sections are constructed of individually rabbeted discs held with through bolts. For field changeout, the unit rotor is handled as one piece.

                    The turbine and compressor casings are horizontally split for ease of inspection and maintenance. For each combustion chamber, the liners and transition pieces can be individually changed out. Borescope holes are located in the compressor, combustion and turbine sections to facilitate visual inspection.

2.2.1               COMPRESSOR CLEANING

     2.2.1.1        ON-LINE/OFF-LINE COMPRESSOR WATER WASH

                    Compressor water washing is used to remove fouling deposits and to restore performance. Fouled compressors result in reduced air flow, lower compressor efficiency, and lower compressor pressure ratio. Compressor cleaning may also slow the progress of corrosion, thereby increasing blade life and reducing the contribution of corrosion products to the formation of fouling deposits. On-line cleaning is the process of injecting cleaning solution into the compressor while running at full speed and some percentage of load. Off-line cleaning is the process of injecting cleaning solution into the compressor while it is being turned at cranking speed. The advantage of on-line cleaning is that washing can be done without having to shut down the machine. On-line washing, however is not as effective as off-line washing: therefore on-line washing is used to supplement off-line washing, not replace it.

                    The on-base compressor washing feature consists of piping, nozzles, solenoid valves and software in the turbine control panel. A compressor water wash can be initiated while the turbine is either on-line or off-line.

                    The off-base detergent pumping skid consists of detergent storage tank, mixing venturi, forwarding pump, enclosure and freeze protection. One skid is provided for the site (approximate plan dimensions of 9' x 8').

   2.2.1.1.1      ON-LINE MANIFOLD AND NOZZLES

                    The on-line washing components consist of two piping manifolds, and spray nozzles (one in the forward bellmouth and one in the aft bellmouth) and a motor-operated valve which is also controlled by the turbine control panel. The turbine control system is equipped with software to perform an automatic on-line wash by simply initiating the wash from the turbine control panel.

   2.2.1.1.2      OFF-LINE MANIFOLD AND NOZZLES

                    The off-line washing components consist of a piping manifold, and spray nozzles in the forward bellmouth, and a motor-operated valve controlled by the turbine control panel. Off-line washing is a manual operation because of the large number of manual valves on the turbine which need to be manipulated in order to perform an off-line wash.

                               [GRAPHIC OMITTED]

   2.2.1.2        COMBUSTION

                    A reverse flow, multi chamber (can annular) combustion system is utilized. Combustion chambers are arranged around the periphery of the compressor discharge casing. This system also includes the fuel nozzles, spark plug ignition system, flame detectors, and crossfire tubes.

                    Crossfire tubes connect each combustion chamber to adjacent chambers on both sides. Transition pieces connect the combustion liners to the turbine nozzles Each liner, fuel nozzle, and transition piece can be individually replaced.

                               [GRAPHIC OMITTED]

   2.2.1.2.1      COMBUSTION CHAMBERS

                    The combustion liners are cylindrical. Discharge air from the axial-flow compressor flows forward along the outside of the combustion liner, as guided by the flow sleeve. Liner cooling is achieved via film cooling with annular slots distributed along the length of the combustion liner. Backside only cooling is utilized on some DLN combustors. Thermal barrier coatings are applied to the inner walls of the combustion liners for longer inspection intervals.

                    Air enters the combustor through a variety of holes in the liner. The air, depending on its injection location is utilized in the actual combustion process, for cooling, or as dilution to tailor the exhaust gas profile.

   2.2.1.2.2      TRANSITION PIECES

                    Transition pieces direct the hot gases from the liners to the turbine nozzles. The transition pieces have a circular inlet for the combustion liners transitioning to an annular segment at the exit for the turbine nozzle. Seals are utilized at both connection locations to control leakage flows.

   2.2.1.2.3      SPARK PLUGS

                    Combustion is initiated by discharge from two electrode spark plugs each in a different combustion chamber. At the time of firing, a spark at one or both of these plugs ignites a chamber.

                    No LP gas torch ignitor system is required with this design.

   2.2.1.2.4      CROSSFIRE TUBES

                    The combustion chambers are interconnected by means of crossfire tubes. These tubes enable flame from the fired chambers containing spark plugs to propagate to the unfired chambers.

   2.2.1.2.5      ULTRAVIOLET FLAME DETECTORS

                    The control system continuously monitors for presence or absence of flame. Cooled flame detectors are installed in several combustors. The detector consists of a small gas filled tube with two closely spread electrodes. An electronic package containing a power supply applies a high DC voltage across the electrodes. When ultraviolet (UV) radiation is present, it causes a discharge within the tube, which results in a current pulse and discharge of the power supply.

                    The power supply recharges and the discharge process continues to repeat as long as the UV radiation is present. The presence of flame is determined by the electronic package which measures the pulse frequency, and relays the flame condition to the gas turbine control system. The "FAILURE TO FIRE" or "LOSS OF FLAME" is indicated on the control panel.

   2.2.1.2.6      DRY LOW NOx COMBUSTION SYSTEM

                    The Dry Low NOx (DLN) combustor is a single stage multi-mode combustor capable of operation with either gaseous or liquid fuel. The burning zone is formed by the combustion liner and the face of the cap. The majority of the combustion air is introduced through annular passages (premix chambers) surrounding each of the six fuel nozzles.

                               [GRAPHIC OMITTED]

                    The DLN 2.6 fuel system operation is fully automated, sequencing the combustion system through a number of staging modes prior to reaching full load. The primary controlling parameter for fuel staging is the calculated combustion reference temperature. Other DLN 2.6 operation influencing parameters available to the operator are inlet guide vane
                    (IGV) temperature control "ON" or "OFF" and inlet bleed heat "ON" or "OFF". To achieve maximum exhaust temperature, as well as an expanded load range for optimal emissions, both IGV temperature control and inlet bleed heat should be selected "ON".

                               [GRAPHIC OMITTED]

                    Liquid fuel injection is injected at the tip of the fuel nozzle only. Operation is thus in diffusion mode, with emissions comparable to a standard GE multi-nozzle combustor. A water injection passage is integral to the fuel nozzle and is used for NOx abatement while operating on liquid fuel.

   2.2.1.2.7      CONTINUOUS DYNAMICS MONITORING SYSTEM

                    A continuous dynamics monitoring system will be provided for tuning the combustion system on a rental basis, and will be returned after unit commissioning. The system shall consist of the following (optional):

                    o Probes

                    o Multiplex junction box

                    o NT computer

   2.2.2          ACCESSORY MODULE

   2.2.2.1        LUBRICATION AND HYDRAULIC CONTROL OIL SYSTEM

                    The lubricating provisions for the turbine and generator are incorporated in a common system located on the accessory module.

                               [GRAPHIC OMITTED]

                    The module is vented to atmosphere and includes the following equipment:

                    o Lubricating oil reservoir with the following devices:

                      -- Redundant full flow AC motor-driven lubricating oil
                         pumps

                      -- AC/DC auxiliary generator seal oil pump

                      -- Partial flow DC motor-driven emergency lubricating oil
                         pump

                      -- Redundant full flow AC motor-driven hydraulic oil pumps

                      -- (Stainless steel) dual plate frame oil-to-coolant heat
                         exchanger with transfer valve

                      -- Dual lube oil system filters

                      -- Pressure lift bearings for the

                         - Turbine

                         - Load

                      -- Dual filters and transfer valve for hydraulic oil
                         systems

                    The mist eliminator is an air-exhaust filtration unit used to remove lube oil-mist particles which are entrained in the lubricating system vent lines by the sealing air returns of the gas turbine lubricating system. The mist eliminator assembly consists of a holding tank with filter elements, motor-driven blower, and check-relief valve. One assembly is provided for the vent line from the lube oil reservoir and one is provided in the exciter end of the generator for the generator bearings. Collected oil drains back to the lube oil reservoir.

                      -- Temperature indicating gauge for bearing header
                         temperature

                      -- Thermocouples in turbine and generator bearing drains

                      -- Bearing metal thermocouples

                      -- Permissive-start temperature switch

                      -- Bearing header high temperature alarm and shutdown
                         switches

                      -- Bearing header low pressure alarm and trip switches

                      -- Oil filter delta pressure alarm switches

                      -- Lubricating oil pump stop and start switches

                      -- Tank mounted level indicator, with low and high level
                         alarm switch

                      -- Lube oil heater for -20F

                      -- Panel mounted bearing header pressure gauge

                      -- Panel mounted main, auxiliary, emergency and seal oil
                         pump discharge pressure gauges

                      -- Panel mounted lubrication and hydraulic oil filter
                         differential pressure gauges

   2.2.3          DUAL FUEL SYSTEM

   2.2.3.1        FUEL TRANSFER

                    Fuel is to be in accordance with GE fuel specifications as indicated in the Reference Specification section of the proposal.

                    The gas turbine may be started on either fuel, and transfers from one fuel to the other may be initiated by the operator prior to start up or at any time after completion of the starting sequence. Since gas is usually the primary fuel, with distillate as a backup, transfers from gas to distillate can be automatically initiated on low gas supply pressure, provided that liquid fuel is available, and that there is adequate time to start the fuel forwarding pump. Transfer back to the primary fuel is by operator initiation only, in order to ensure the integrity of the supply and prevent oscillatory operation if the gas supply pressure is marginal at the transfer initiation pressure. If liquid fuel is the primary fuel, this automatic sequence can be switched to accommodate this.

                    A typical gas/distillate transfer is illustrated below. The energy equivalent of the fuel flow as the function of fuel command is matched between the two fuels, so that equal gas and liquid commands will result in equal energy release in the gas turbine combustors. The fuel signal divider then splits the signal to each fuel system in a manner that maintains the sum of the two signals equal to the total required fuel demand.

                               [GRAPHIC OMITTED]

                    The transfer sequence is divided into two parts, a line filling period and the actual transfer. During the first period, the incoming fuel command is raised to a level that will allow filling of the system in about thirty seconds, and the outgoing fuel command is lowered by an equivalent amount. After fuel has reached the fuel nozzles, the incoming fuel is ramped up to equal the total fuel demand, and the outgoing fuel is ramped down to zero. Since total energy to the gas turbine is held reasonably constant, load variations for a properly matched and tuned system are minimal, and generally are less than five percent of nameplate rating.

                    The next step in the process involves initiation of the inactive fuel system purge, if purging is required, and automatic verification of proper operation. Since purging results in additional, although limited, fuel being injected into the turbine to clear the inactive fuel system, there is potential for a load disturbance at this time if the purge is initiated too abruptly. Once the system is cleared, the potential for a load spike disappears. Purge system sequencing is designed to minimize this effect, and in the case of liquid fuel nozzle purging, is initiated during the transfer. This results in random opening of purge check valves, which has been shown to substantially reduce the load spikes. The final step in the transfer process is resetting the NOx control system to meet the needs of the new fuel.

   2.2.3.2        NATURAL GAS FUEL SYSTEM

                               [GRAPHIC OMITTED]

   2.2.3.2.1      RESERVED

   2.2.3.3        LIQUID FUEL SYSTEM

                               [GRAPHIC OMITTED]

                    The liquid fuel equipment located on the liquid fuel/atomizing air module consists of:

                    o Single 5 micron low pressure fuel oil filter, ahead of
                      fuel pump

                    o Fuel oil filter differential pressure gages

                    o One 100% capacity AC motor driven fuel pump

                    o Electro-hydraulically controlled bypass valve

                    o Fuel oil stop valve

                    o Fuel flow divider

                    o Fuel oil pressure gauges-- after low pressure filter and before flow divider

                    o On-base piping and manifold

                    o Off base skid - forwarding pump, enclosure and space
                      heater

                    o Water quality per GEK101944

   2.2.3.4        ATOMIZING AIR SYSTEM

                    The motor-driven atomizing air equipment located on the liquid fuel/atomizing air module provides high-pressure air to atomize the liquid fuel for combustion, to purge the liquid fuel combustor nozzle passages, and to provide the purge control valve operating air. The equipment consists of:

                    o Single air to water U-tube heat exchanger for cooling
                      cycle air for entry to the atomizing air compressor and purge compressor

                    o Full flow one micron filter

                    o Throttling valve to reduce atomizing air compressor outlet pressure for purging

                    o Motor driven atomizing air compressor

                    o Gauge/switch panel

                    o Module enclosure

                    o Piping; flexible fuel nozzle pigtails

   2.2.3.5        WATER INJECTION SYSTEM FOR NOX REDUCTION (DISTILLATE FUEL)

                    o On-base manifold and supply piping

                    o Off-base water injection skid

                      Water forwarding pumps, AC motor driven

   2.2.4          PACKAGE ENCLOSURES

                    Gas turbine enclosures consist of several connected sections forming an all weather protective housing. Enclosures provide thermal insulation, acoustical attenuation and fire extinguishing media containment. The enclosures allow access to equipment for routine inspections and maintenance. Enclosures are also heated, cooled and lighted, as described below, for convenience and optimum performance of installed equipment.

   2.2.4.1        HEATING AND VENTILATION SYSTEM

                    The following heaters are provided to maintain start-up temperatures and humidity protection during shutdown and standby periods at ambient temperatures down to -20DEG.F(-28.9DEG.C):

                    o Electric (ac) heaters in the generator, generator
                      termination, and generator auxiliary compartments for humidity control

                    o Electric (ac) heaters in the control compartment to
                      50 DEG. F minimum

                    o Electric (ac) heaters in the turbine, accessory, and
                     liquid fuel/atomizing air compartments for humidity control

                    Ventilation of compartments during operation is provided for as follows:

                    o Control compartment (by wall-mounted air conditioner)
                      90 DEG. F maximum

                    o Dual AC accessory compartment vent fans 150 DEG. F
                      maximum

                    o Dual AC turbine compartment vent fans 350 DEG. F maximum

                    o Single vent fan liquid fuel/atomizing air skid
                      150 DEG. F maximum

   2.2.4.2        FIRE PROTECTION SYSTEM

                    Fixed temperature sensing fire detectors are provided in the gas turbine and liquid fuel/atomizing air compartments and #2 bearing tunnel. The detectors provide signals to actuate the low pressure carbon dioxide (CO(SUB2)) automatic multi-zone fire protection system. Nozzles in the protected zones direct the CO(SUB2) to the compartments at a concentration sufficient for extinguishing flame. This concentration is maintained by gradual addition of CO(SUB2) for an extended period. Wiring to the detectors will be single conductor with high temperature insulation.

                    The fire protection system is capable of achieving a non-combustible atmosphere in less than one minute, which meets the requirements of the United States National Fire Protection Association (NFPA) #12.

                    The supply system is composed of a low pressure CO2 tank, mounted off-base, a manifold and a release mechanism. Initiation of the system will trip the unit, provide an alarm on the annunciator, turn-off ventilation fans and close ventilation openings.

   2.2.4.3        LIGHTING

                    AC lighting on an automatic circuit is provided in the turbine compartment, accessory compartment and control compartment. When ac power is not available, a dc battery-operated circuit supplies a lower level of light automatically.

   2.2.4.4        WALKWAYS

                    Unit walkways, platforms and stairway access by GE.

   2.2.5          INLET SYSTEM

   2.2.5.1        GENERAL

                    Gas turbine performance and reliability are a function of the quality and cleanliness of the inlet air entering the turbine. Therefore, for most efficient operation, it is necessary to treat the ambient air entering the turbine and filter out contaminants. It is the function of the air inlet system with its specially designed equipment and ducting to modify the quality of the air under various temperature, humidity, and contamination situations and make it more suitable for use. The inlet system consists of the equipment and materials defined in the Scope of Supply chapter of this proposal. The following paragraphs provide a brief description of the major components of the inlet system.

   2.2.5.2        INLET FILTRATION

   2.2.5.2.1      INLET FILTER COMPARTMENT

                    The inlet filter compartment sits on a steel support structure upstream of the gas turbine. The elevated arrangement provides a compact system and minimizes pickup of dust concentration near the ground.

                    The two stage inlet filter is comprised of a prefilter and a high-efficiency filter. The media-type prefilters provide an inexpensive, disposable stage of filtration. The prefilters usually extend the life of high-efficiency filters by a factor of about three.

                    The high-efficiency filters use filter medium appropriate for the site environmental conditions to achieve good collection efficiency for all particles, including those as small as 1 micron. Because the collection efficiency is very high, the air quality downstream is also high, even when the ambient air is badly contaminated.

                    The filter elements are contained within a fabricated steel enclosure which has been specially designed for proper air flow management and weather protection.

                    As the outside of the filter elements become laden with dust, increasing differential pressure is sensed by a pressure switch in the plenum.

   2.2.5.2.2      EVAPORATIVE COOLER

                    The evaporative cooler is used in applications where significant operation occurs in the hot months and where low relative humidities are common. With evaporative cooling, water is added to the inlet air and, as the water evaporates, the air is cooled. The amount of water required for evaporative cooling depends upon the airflow through the turbine, the temperature and humidity of the ambient air and the amount of hardness in the water. The exact increase in power available from the gas turbine is dependent upon the same site conditions.

                    The cooler consists of a water distribution system and media packed blocks made of corrugated layers of fibrous material. Water is distributed over the blocks through one set of channels and the air passes over alternate channels. The air side is wetted by the wicking action of the media. This system minimizes water carryover.

                    Water is to be provided per GEK 101944, "Requirements for Water/Steam Purity in Gas Turbines."

   2.2.5.3        INLET SYSTEM INSTRUMENTATION

   2.2.5.3.1      INLET SYSTEM DIFFERENTIAL PRESSURE INDICATOR

                    Standard pressure drop indicator (gauge) displays the pressure differential across the inlet filters in inches of water.

   2.2.5.3.2      INLET SYSTEM DIFFERENTIAL PRESSURE ALARM

                    When the pressure differential across the inlet filters reaches a preset value , an alarm is initiated. This alarm may signify a need to change the filter elements.

   2.2.5.4        INLET DUCTING AND SILENCING

   2.2.5.4.1      INLET DUCTING

                    The inlet ductwork system connects the inlet filter compartment with the gas turbine compressor inlet plenum. The ducting is designed to deliver the required air flow to the compressor while minimizing the pressure drop of the incoming air stream. There is a stationary trash screen within the ducting system to prevent the remote possibility of ingestion of foreign objects. The trash screen can be accessed for cleaning and inspection through a removable access panel. The inlet ducting makes use of materials and coatings in their construction which are designed to minimize maintenance requirements.

   2.2.5.4.2      INLET SILENCING

                    The noise generated during gas turbine operation is attenuated by means of absorptive silencing material and devices built into the inlet system which dissipate or reduce the acoustical energy to an expected level of 58 dBA at normal operation and 65 dBA during filter cleaning at 400 feet. The silencer is specifically designed to eliminate the fundamental compressor tone, and to attenuate the noise at other frequencies also. The inlet silencer consists of an acoustically lined duct containing 8 feet of silencing baffles constructed of a low-density insulating material which is encapsulated by perforated sheet steel. The acoustic lining in the walls of the silencer duct and the walls of the ducting downstream of the silencer have a similar construction.

   2.2.5.4.3      INLET SYSTEM ANTI-ICING PROTECTION

                    This system features an inlet bleed heat injection manifold integrated with the inlet silencer.

   2.2.6          EXHAUST SYSTEM

                    The exhaust system arrangement includes the exhaust diffuser. After exiting the last turbine stage, the exhaust gases enter the exhaust diffuser section in which a portion of the dynamic pressure is recovered as the gas expands. The gas then flows axially into the exhaust system which is not in GE's scope of supply.

                    GE is providing an inconel flex-joint expansion joint at the outlet flange of the exhaust frame which is designed to interface with internally insulated exhaust diffuser.

   2.2.7          ACOUSTICS

                    Measuring procedures will be in accordance with ASME PTC 36 (near field) and/or ANSI B133.8 (far field).

   2.2.8          PAINTING

                    The exteriors of the turbine compartment, accessory and liquid fuel/atomizing air modules, generator compartment, control cab (if supplied), BAC/LCI and accessory base and other equipment are painted with two coats of alkyd primer prior to shipment.

                    The turbine compartment interior is painted with high-temperature paint. Interiors of all other compartments are painted.

   2.2.9          WIRING

                    The gas turbine electrical interconnection system includes on-base wiring, terminal boards, junction boxes, etc. as well as compartment interconnecting cables. Junction boxes are selected to meet the environmental requirement of the Purchaser but are, in general, of steel or cast aluminum construction. Special environments such as corrosive or hazardous can be accommodated. Terminal boards within junction boxes are of the heavy duty industrial type selected for the particular environment in which the junction box is located. On-base gas turbine wire termination uses spring tongue crimped type terminals. Generator wire terminations are ring type. Control panel wiring is General Electric type SIS Vulkene insulated switchboard wire, AWG #14-41 Strand SI-57275. Ribbon cables are used as appropriate.

                    With the exception of cables pre-connected with specific equipment, the Purchaser or his Installer is responsible for interconnecting cable purchase, installation, and connection. GE will supply appropriate connection diagrams and recommended cable installation procedures for the turbine and GE furnished off-base equipment. On-base gas turbine wire installation and termination is performed in the factory.

   2.2.10         MISCELLANEOUS PARTS

                    As a service to the customer and to facilitate an efficient installation of the gas turbine, GE provides for shipment of miscellaneous parts needed during field installation.

                    Shipment is in a single 96" x 96" x 192" (2438 mm x 2438 mm x 4877 mm) weather-tight cargo container. The plywood container, which can be opened from one end, is outfitted with shelves and bins for parts storage. The container comprises what amounts to a "mobile stockroom" and is designed for transport by truck or rail.

                    Within the container, each part is packed, identified with its own label or tag, and stowed in an assigned bin or shelf. A master inventory list furnished with the container provides the location of each part for ease in locating the item.

                    An additional box approximately 60" x 60" x 216" (1524 mm x 1524 mm x 5486 mm) is furnished for the interconnecting piping.

   2.2.10.1       OFF-BASE COOLANT-TO-AIR INDUSTRIAL TYPE COOLING SYSTEM

                    A self contained, off-base industrial type, closed-loop pressurized coolant system is supplied to dissipate the heat from the lubrication oil and turbine support legs. It also cools the flame detectors, atomizing air system and generator. The following major components are included:

                    o Modular 100% capacity coolant-to-air heat exchanger
                      mounted off-base, with motor driven fans to force air over finned tube heat exchangers. The fan motor power is supplied from the unit motor control center.

                    o Automatic temperature controller which regulates coolant flow to control lube oil temperature during operation.

                    o Dual full-flow AC motor-driven coolant circulating pumps
                      (one running, one standby).

                    o Make-up and expansion tank.

                    o Instruments for the system as follows:
                      -- Tank low level alarm and indicator
                      -- Panel mounted water header pressure gauge, pressure
                         switch and temperature switch.
                      -- Coolant header temperature gauge
                      -- Inlet and outlet thermometers.

--------------------------------------------------------------------------------
2.3      GAS TURBINE ELECTRICAL DESCRIPTION

   2.3.1          GENERATOR SYSTEM

   2.3.1.1        ELECTRICAL RATING

                    The generator is designed to operate within Class "B" temperature rise limits, per ANSI standards, throughout the allowable operating range. The insulation systems utilized throughout the machine are proven class "F" materials.

                    The generator is designed to exceed the gas turbine capability at all ambient conditions between 0 and 120DEG.F.

   2.3.1.2        PACKAGING

                    The 7FH2 generator is designed for compactness and ease of service and maintenance. Location permitting, the unit will ship with the rotor, gas shields and end shields factory assembled. The high voltage bushings, bearings, oil deflectors hydrogen seals and coolers will also be factory assembled. The clearances of the bearings, rub rings, fans, hydrogen seals and deflectors will be factory fitted and will only require a minimum amount of field inspection of these components.

                    All generator wiring, including winding and gas RTD's, bearing metal and drain TC's, and vibration detection systems will all be terminated on the main unit with level separation provided. The standard arrangement will be hard wired.

                    Prior to full assembly, the generator stator will receive a 150% pressure test. Following full assembly, a 45 psig seal oil test will be performed to ensure the seals are seated properly.


                    Feed piping between the bearings will be stainless steel and mounted on the units in the factory to a common header. All connections to the end shields will be assembled. All assembled piping will be welded without backing rings and a first pass TIG weld. A full oil flush will be performed prior to shipping.

                    Some amount of field assembly will be required but should be limited to the following:

                    o Factory fitted bearing drain piping and bearing drain
                      enlargement (BDE)

                      -- Matched, marked, and shipped separate

                      -- Loop seal between BDE and drain tank will be stainless
                         steel and will ship loose

                    o Water manifolds will be factory fitted and shipped
                      separate

                    o Collector compartment

                      -- Interconnecting wiring and piping

                      -- Alignment of collector housing and brush rigging to
                        collector ring

   2.3.1.3        FRAME FABRICATION

                    The frame is a stiff structure, constructed to be a hydrogen vessel and to be able to withstand in excess of 200PSI. It is a hard frame design with its four-nodal frequency significantly above l20Hz. The ventilation system is completely self contained, including the gas coolers within the structure. The gastight structure is constructed of welded steel plate, reinforced internally by radial web plates and axially by heavy wall pipes, bars and axial braces.

                    A series of floating support rings and core rings are welded to keybars which in turn will support the core. This allows the entire core to be spring mounted at twenty locations. This arrangement isolates the core vibration, resulting from the radial and tangential magnetic forces of the rotor, by damping the amplitude and reducing the transmissibility by 20:1 Excessive movement of the core, as may result from out of phase synchronization, is limited by the use of stop collars at certain locations circumferential around the frame. The clearance is designed to allow the spring action of the bar to be unrestricted during normal operation but to transmit the load of excessive movement through the structure prior to yielding of any of the components. This entire arrangement is in keeping with long standard practices and experience with similar frame designs which have proven to be very effective and reliable.

                    The stator frame is supported on four welded-on feet attached at the lower portion of the fabrication. All the weight of the unit and the operating loads are carried through the structure by the web plates and the wrapper to the feet. The machined portion of the feet are located 85" below the centerline of the unit.

   2.3.1.4        CORE

                    The core is laminated from grain oriented silicon steel to provide maximum flux density with minimum losses, thereby providing a compact electrical design. The laminations are coated on both sides to ensure electrical insulation and reduce the possibility of localized heating resulting from circulation currents.

                    The overall core is designed to have a natural frequency in excess of 170 hertz, well above the critical two-per-rev electromagnetic stimulus from the rotor. The axial length of the core is made up of many individual segments separated by radial ventilation ducts. The ducts at the core ends are made of stainless steel to reduce heating from end fringing flux. The flanges are made of cast iron to minimize losses. The unit will receive periodic pressing during stacking to ensure compactness, and after stacking the core will receive a final press in excess of 700 tons.

   2.3.1.5        ROTOR

                    The rotor is machined from a single high alloy steel forging. The two pole design has 24 axial slots machined radially in the main body of the shaft. The axial vent slots machined directly into the main coil slot are narrower then the main slots and provide the direct radial cooling of the field copper.

                    The two retaining rings are of the body mounted design. The rings will be made of 18 Mn - 18 Cr forged material which offers excellent protection against stress corrosion cracking.


                    The coil wedges are segmented stainless steel. Radial holes are drilled in the wedges for ventilation passages.

                    The shaft at the collector is designed to transmit the torque of an optional starting motor. A shrunk-on coupling is assembled after the collector rings are on, and it provides the interface point to the flex-coupling connection to the motor. The same arrangement and coupling are used with a static start system when the turning gear is replaced by a torque converter and starting motor.

   2.3.1.6        FIELD ASSEMBLY

                    The field consists of coils made from high conductivity copper. Each turn will have slots punched in the slot portion of the winding to provide direct cooling of the field. The end turns are of the same cross section as the slot portion and the entire coil will be pre-assembled with overlapping brazed joints.

                    The slot armor used in the slots is a Class "F" rigid epoxy glass design. An insulated cover is positioned on the bottom of each slot armor and on top of the subslot vent. The cover will provide the required creepage between the lower turn and the shaft. Epoxy glass insulation strips are used between each coil turn. A pre-molded polyester glass retaining ring insulation is utilized over the end windings and a partial amortisseur is assembled under the rings to form a low resistance circuit for eddy currents to flow. The rotor is designed to accommodate static start hardware utilizing full length slot amortisseurs.

                    The collector assembly incorporates all the features of GE proven generator packages with slip on insulation over the shaft and under the rings. The collector rings use a radial stud design to provide electrical contact between the rings and the field leads. The rings are designed to handle the excitation requirements of the design (approximately 2200 amps on cold day operation and 1900 amps at rated conditions).

                    The entire rotor assembly, weighing 76,000 pounds is balanced up to 10% over operating speed.

                               [GRAPHIC OMITTED]

   2.3.1.7        END SHIELD/BEARING

                    The unit is equipped with end shields on each end designed to support the rotor bearings, prevent gas from escaping and to be able to withstand a hydrogen explosion in the unlikely event of such a mishap. The end shield is constructed from steel plate and it is reinforced to provide the required strength and stiffness. The split at the horizontal joint allows for ease of assembly and removal. The horizontal joints, as well as the vertical face which bolts to the end structure, are machined to provide a gas tight joint. Sealing grooves are machined into these joints. These steps are taken to prevent gas leakage between all the structural components for pressures up to 45 psig.

                    The center section of the end shields contain the bearings, oil deflectors and hydrogen seals.. The lower halves of the bearings are equipped with dual element thermocouples. The leads are connected through a quick disconnect through the end shield to allow ease of bearing removal.

                    A three section inner and a two section outer oil deflector are bolted into the end shield and provide sealing of the oil along the shaft. The deflectors are either fabricated or cast aluminum. All faces of the deflectors have "O" ring grooves to provide additional protection from oil leaks. All annular areas formed between the set of teeth are designed to provide minimum pressure drops and have oil gutters machined in to prevent oil from backdripping on the shaft.

                    The hydrogen seal casing and seals, which prevent hydrogen gas from escaping along the shaft utilize steel babbitted rings. Pressurized oil for the seals is supplied from the main oil system header to the seal oil control unit, where it is regulated. The seal oil control unit is factory assembled packaged system and is located in the collector end compartment and includes the following components:

                    o Differential pressure regulator valve with bypass

                    o Differential pressure gage (seal oil pressure vs casing
                      gas pressure) and two differential pressure switches: one for alarm and one for actuating the DC emergency seal oil pump

                    o Shut-off and isolation valves for operation and
                      maintenance

                    The connection end bearing and hydrogen seals are insulated from the rotor to prevent direct electrical contact between the rotor and the end shield. Both end shields will have proximity type vibration probes. These are located axially outboard of the bearing. Mounting for velocity type vibration sensors is also provided on the surface of the bearing caps.

                    All exiting wiring from the temperature indication devices and the insulating test leads are brought out of the unit through gas tight conex type seals to prevent any chance of a hydrogen leak.

   2.3.1.8        WINDING

                    The armature winding consists of "Class F" insulated bars. The winding is a three phase, two circuit design. The bar ground insulation is protected with a semi-conducting armor in the slot and our well proven grading system on the end arms.

                    The ends of the bars are pre-cut and solidified prior to insulation to allow strap brazing connections on each end after the bars are assembled. A resin impregnated insulation cap is used to insulate the end turn connections.

                    The bars are secured in the slot with side ripple springs
                    (SRS) to provide circumferential force and with a top ripple spring (TRS) for additional mechanical restraint in the radial direction. The SRS's, TRS's and the wedging system are well-proven reliable designs. The end winding support structure consists of glass binding bands, radial rings and the conformable resin-impregnated felt pads and glass roving to provide the rigid structure required for system electrical transients.

                               [GRAPHIC OMITTED]

   2.3.1.9        LEAD CONNECTIONS

                    All the lead connection rings terminate at the top of the structure at the excitation end of the unit. Each of the circuits are connected to the high voltage bushings. The bushings, which provide a compact design for factory assembly and shipment, are positioned in the top of the frame and are offset to allow proper clearances to be maintained. This configuration also allows connections to the leads to be staggered and provides ease of bolting and insulation.

                    The six high voltage bushings exit the frame at the top. These bushings are made up of a porcelain insulators containing silver plated, copper conductors which form a hydrogen tight seal. The bushings are assembled to non-magnetic terminal plates to minimize losses. Copper bus is assemble to the bushings within an enclosure. Customer connections are made beyond the terminal enclosure and the specific mating arrangements will be provided within the enclosure, not inside the generator.

   2.3.1.10       LUBRICATION

                    Lubrication for the generator is supplied from a system in common with the turbine lubrication system which is contained in the lubrication module. Lubricant feed and drain lines are provided as an integral part of the generator package. Flanged connections are provided for connection to piping from the lubrication module.

   2.3.1.11       DETRAINING SYSTEM

                    The air-side seal oil and the generator bearing oil drain to a bearing drain enlargement mounted under the generator casing. This bearing drain enlargement is a detraining chamber and provides a large surface area for detraining the oil before it is returned to the main oil tank.

                    Two seal drain enlargements are provided for removing entrained hydrogen from the oil which drains from the hydrogen-side seal rings. They are drained through a common line to a float trap which then drains to the bearing drain enlargement for further detraining. A high liquid level alarm switch is provided to detect abnormal oil level in the seal drain enlargement.

                    Piping is all factory fitted and the system is well-proven to assure that no hydrogen can enter into the oil system.

   2.3.1.12       HYDROGEN CONTROL CABINET

                    To maintain hydrogen purity in the generator casing at approximately 98 percent, a small quantity of hydrogen is continuously scavenged from the seal drain enlargements and discharged to atmosphere. The function of the hydrogen control cabinet is to control the rate of scavenging and to analyze the purity of the hydrogen gas. The cabinet is divided into two compartments, the gas compartment and the electrical compartment, which are separated by a gas-tight partition.

   2.3.1.13      GAS COMPARTMENT

                    The following instrumentation is included:

                    o Hydrogen pressure gage with electronic transmitter for
                      remote receiver

                    o Differential fan pressure gage

                    o Flowmeters for gas analyzer and for total scavenging rate

                    o A gas purifier with filter for removing oil, water and
                      particles as small as 12 microns

                    o Moisture indicator to indicate the presence of moisture in the gas line

                    o Gas tight wiring seal into hydrogen electrical compartment

   2.3.1.14       ELECTRICAL COMPARTMENT

                    The following instrumentation is included:

                    o One gas purity analyzer with 0-105 mv output for panel and remote indicators, with high and low purity alarm contacts

                    o Generator gas temperature indicator with high temperature alarm contact

   2.3.1.15       HYDROGEN MANIFOLD

                    Hydrogen, is admitted to the generator casing through the use of the hydrogen gas manifold. The following instrumentation is provided and is located in the collector compartment:

                    o Generator gas pressure gage

                    o High and low generator gas pressure switches

   2.3.1.16       CARBON DIOXIDE MANIFOLD

                    A carbon dioxide system is used for purging the generator casing of air before admitting hydrogen, and also to purge hydrogen before admitting air. The following instrumentation is provided and is located in the collector compartment.

                    o Purging control valve assembly

                    o Relief valve

   2.3.1.17       MOTOR CONTROL CENTER

                    The MCC is manufactured and tested in accordance with NEMA ICS-2 & UL Standard No. 845. It is designed for 480V, 3 PH, 60 HZ, with a short circuit capacity of 42,000 amps RMS symmetrical at the incoming 480VAC line terminals. The main protective device will be a Tri break 600 amp, type TB4, 200,000 amp interrupting, 125-400 amp trip, bolt -in connection.

   2.3.1.18       COOLING SYSTEM

                    The generator is cooled by a recirculating gas stream cooled by gas-to-water heat exchangers. Cold gas is forced by the generator fans into the gas gap, and also around the stator core. The stator is divided axially into sections by the web plates and outer wrapper so that in the center section cold gas is forced from the outside of the core toward the gap through the radial gas ducts, and in the end section it passes from the gas gap toward the outside of the core through the radial ducts. This arrangement results in substantially uniform cooling of the windings and core.

                    The rotor is cooled externally by the gas flowing along the gap over the rotor surface, and internally by the gas which passes over the rotor and windings, through the rotor ventilating slots, and radially outward to the gap through holes in the ventilating slot wedges.

                    After the gas has passed through the generator, it is directed to five horizontally mounted gas-to-water heat exchangers. After the heat is removed, cold gas is returned to the rotor fans and recirculated.

   2.3.2          GENERATOR COLLECTOR COMPARTMENT

                    An exciter-end, enclosure will be provided shipped separate from the generator. It will contain the following assemblies:

                    o Hydrogen control cabinet

                    o Seal oil control unit, regulator & flowmeter

                    o Seal oil drain system, float trap & liquid level detector

                    o H2 & CO2 feed & purge system, valves & gauges

                    o Switch & gauge, block & porting system

                    o Collector housing & brush rigging assembly

                    o Collector filters & silencers

                    o Level-separated electrical junction boxes

                    o Turning gear

                    The above items will be packaged in the enclosure and shipped separate from the generator. All internal piping and wiring will be completed and terminated at convenient locations in the housing. A minimum fit of field wiring and piping will be required to assemble the collector cabinet to the generator. The end wall of the enclosure will have provisions for the flex coupling between the generator and the starting motor or torque converter to pass through. The generator end of the enclosure will interface with the generator and be sealed against the elements.

                    The enclosure is designed with a removable end wall section & roof to allow ease of rotor removal without moving the housing. Position of all the above hardware will be spaced to allow easy access for maintenance and to prevent any unnecessary disassembly during rotor removal. Two doors are provided on the end wall to allow access from either side. Safety latches are provided on the inside of the doors to provide easy exit from the enclosure. AC lighting is standard. One DC light fixture is optional. Fire detectors in the enclosure are optional.

   2.3.3          GENERATOR TERMINAL COMPARTMENT

                    The generator terminal compartment is a roof mounted enclosure located above the generator having estimated weight of 15000 lbs. Design of the enclosure will accommodate ISO phase bus on centers up to 40 inches with bus exit either from the left or right side. Devices included in the enclosure are as follows:

                    o Outgoing power connections to station transformer
                      contained in individual isolated phase ducts

                    o Neutral grounding transformer rated 25 KVA, 12 KV-240 V,
                      95 kV BIL

                    o Neutral grounding resistor rated 1.45 ohms, 160A for one
                      (1) minute

                    o Three (3) 18 KV lightning arrestors for generator
                      protection

                    o Current transformers:

                      -- 3 sets of 3 8,000/5 with C/400 accuracy in the neutral
                         connection

                      -- 1 set of 3 8,000/5 with C/800 in the neutral connection

                      -- 2 sets of 3 8,000/5 and 1 set of 2 for the excitation
                         with C400 accuracy on the line side

   2.3.4          PACKAGED ELECTRONIC AND ELECTRICAL CONTROL COMPARTMENT (PEECC)

                    The PEECC is a completely enclosed compartment suitable for outdoor installation. Heating, air conditioning, compartment lighting and power outlets are provided for convenience and protection of the equipment in the PEECC. Electrical monitoring and control of the unit are accomplished by the turbine Mark V SPEEDTRONIC-TM- control panel and the generator control panel, which are mounted on a common skid and located in the PEECC. In addition to the control systems, the PEECC also houses the gas turbine motor control centers and 125Vdc battery and charger. The arrangement of the equipment is shown in the typical compartment layout below.

                    Description of the FM-200 system in the PEECC is as follows:

                    o Smoke detectors for fire detection only

                    o Heat detectors for fire detection and signal discharge
                      FM-200

                    o Strobe/horn local alarm system

                    o On-base discharge piping and nozzles


          PACKAGED ELECTRONIC AND ELECTRICAL CONTROL COMPARTMENT (PEECC)
                                  (Typical)

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
2.4      GAS TURBINE CONTROL DESCRIPTION

   2.4.1          MARK V SPEEDTRONIC CONTROL SYSTEM

   2.4.1.1        CONTROL SYSTEM

                    The gas turbine control system, SPEEDTRONIC Mark V, is a state-of-the-art Triple Modular Redundant (TMR) microprocessor control system with a heritage of over 40 years of successful turbine automation. The core of this system is the three separate but identical controllers called [R], [S], and [T]. All critical control algorithms, protective functions, and sequencing are performed by these processors. In so doing, they also acquire the data needed to generate outputs to the turbine. Protective outputs are routed through the [P] module consisting of triple redundant processors [X], [Y], and [Z], which also provide independent protection for certain critical functions such as overspeed. The three control processors, [R], [S], and [T], acquire data from triple-redundant sensors as well as from dual or single sensors. The actual number of sensors will depend on the turbine type. All critical sensors for continuous controls, as well as protection, are triple-redundant. Other sensors are dual or single devices fanned out to all three control processors. The extremely high reliability achieved by TMR control systems is due in considerable measure to the use of triple sensors for all critical parameters.

   2.4.1.1.1      MARK V ELECTRONICS

                    All of the microprocessor-based controls have a modular design for ease of maintenance. Each module or controller contains up to five cards, including a power supply. Multiple microprocessors reside in each controller which distribute the processing for maximum performance. Individual microprocessors are dedicated to specific I/O assignments, application software communications, etc., and the processing is performed in a real-time, multi-tasking operating system. Communications between the controller's five cards is accomplished with ribbon cables and gas-tight connectors. Communication between individual controllers is performed on high-speed Arcnet links.

   2.4.1.1.2      SHARED VOTING

                    Software Implemented Fault Tolerance (SIFT) and hardware voting are utilized by the Mark V TMR control system. At the beginning of each computing time frame, each controller independently reads its sensors and exchanges this data with the data from the other two controllers. The median value of each analog input is calculated in each controller and then used as the resultant control parameter for that controller. Diagnostic algorithms monitor a predefined deadband for each analog input to each controller, and if one of the analog inputs deviates from this deadband, a diagnostic alarm is initiated to advise maintenance personnel.

                    Contact inputs are voted in a similar manner. Each contact input connects to a single terminal point and is parallel wired to three contact input cards. Each card optically isolates the 125 or 24 V dc input, and then a dedicated 80196 processor in each card time stamps the input to within 1 ms resolution. These signals are then transmitted to the [R], [S], and [T] controllers for voting and execution of the application software. This technique eliminates any single point failure in the software voting system. Redundant contact inputs for certain functions such as low lube oil pressure are connected to three separate terminal points and then individually voted. With this SIFT technique, multiple failures of contact or analog inputs can be accepted by the control system without causing an erroneous trip command from any of the three controllers as long as the failures are not from the same circuit.

                    Another form of voting is accomplished through hardware voting of analog outputs. Three coil servos on the valve actuators are separately driven from each controller, and the position feedback is provided by three LVDTs. The normal position of each valve is the average of the three commands from [R], [S], and [T]. The resultant averaging circuit has sufficient gain to override a gross failure of any controller, such as a controller output being driven to saturation. Diagnostics monitor the servo coil currents and the D/A converters in addition to the LVDTs.

   2.4.1.1.3      PC BASED OPERATOR INTERFACE

                    The operator interface, [I], consists of a PC, color monitor, cursor positioning device, keyboard, and printer. It can be used as the sole operator interface or as a local maintenance work station with all operator control and monitoring coming from communication links with a plant distributed control system (DCS). Operators use the monitor, cursor positioning device, and keyboard. The keyboard is not necessary. However, the keyboard is convenient for accessing displays with dedicated function keys and adjusting setpoints by entering a numeric value such as 100 mw rather than issuing a manual raise/lower command. The keyboard is primarily used for maintenance such as editing application software or alarm messages. Setpoint and logic commands require an initial selection, such as the command to engage the turning gear, which is followed by a confirming execute command. The monitor is available in various sizes and types, and it can be used for desktop mounting, packaged as a drop-in insert for a control room console, or mounted in a separate free-standing cabinet.

   2.4.1.1.4      DIRECT SENSOR INTERFACE

                    Mark V input/output (I/O) is designed for direct interface to turbine and generator devices such as thermocouples, RTD's , vibration sensors and flame sensors. Direct monitoring of these sensors eliminates the cost and potential reliability factors associated with interposing transducers and instrumentation. In addition, all of the resultant data visible to the operator from the Mark V operator interface and Distributed Control System (DCS) system via a communication link if desired.

   2.4.1.1.5      BUILT-IN DIAGNOSTICS

                    The Mark V control system has extensive built-in diagnostics and includes "power-up", background and manually initiated diagnostic routines capable of identifying both control panel, sensor, and output device faults. These faults are identified down to the board level for the panel, and to the circuit level for the sensor or actuator component. On-line replacement of boards is made possible by the Mark V's triply redundant design and is also available for those sensors where physical access and system isolation are feasible.

    2.4.1.1.6     GENERATOR INTERFACE AND CONTROL

                    The primary point of control for the generator is though the Mark V operator interface. However, the Mark V is integrated with the EX2000 excitation system over an Arcnet local area network (LAN). Therefore the Mark V is used to control megawatt output and the EX2000 is used to control megavar output. The generator protection panel (GPP) is used to provide primary protection for the generator. This protection is further augmented by protection features located in the EX2000 and the Mark V.

   2.4.1.1.7      SYNCHRONIZING CONTROL AND MONITORING

                    Automatic synchronization is performed by the [X], [Y], and [Z] cards in conjunction with the [R], [S], and [T] controllers. The controllers match speed and voltage and issue a command to close the breaker based on a predefined breaker closure time. Diagnostics monitor the actual breaker closure time and self-correct each command. Another feature is the ability to synchronize manually via the Mark V operator interface instead of using the traditional synchroscope on the generator protective panel. Operators can choose one additional mode of operation by selecting the monitor mode, which automatically matches speed and voltage, but waits for the operator to review all pertinent data on the CRT display before issuing a breaker close command.

   2.4.1.1.8      ARCHITECTURE

                    The Mark V control configuration diagram depicts several advantages for increased reliability and ease of interface. For example:

                    o Multiple unit control from a single [I] which allows any turbine to be controlled from any [I]

                    o Back-up display wired directly to [R], [S], and [T]
                      controllers

                    o PC interface to plant DCS system

                    o Hard wire protective signal from [R] [S] [T] controllers

                    o Additional protective processors [X], [Y], [Z]

                    The protective block diagram shows the built in redundancy/reliability of the Mark V control system. For example, if there is an overspeed condition requiring a trip of the unit, the first line of defense would be the primary overspeed protection via the [R], [S], and [T] controllers. All three trip signals then pass to the [P] trip card where two out of three voting occurs prior to sending the automatic fuel supply trip signal. The secondary overspeed protection is via the [X], [Y], and [Z] cards which similarly send their independent trip signals to the [P] trip card for voting.

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

          2.4.1.2   SCOPE OF CONTROL

                    The Mark V control system provides complete monitoring control and protection for Gas Turbine-Generator and Auxiliary systems. The scope of control is broken down into three (3) sections: Control, Sequencing and Protection.

                   --    Control

                         --   Start-up control

                         --   Speed/load setpoint and governor

                         --   Temperature Control

                         --   Guide vane control

                         --   Fuel control

                         --   Generator excitation setpoints

                         --   Synchronizing control (speed/voltage matching)

                         --   Emissions control by one of the following:

                              -    Diluent injection (water)

                              -    Combustion staging for Dry Low NOx (DLN)

                         --   Droop control

                         --   Preselected load control

                         --   Base control

                    The Mark V will be capable of accepting raise and lower pulses from the plant DCS system for load control.

                   --    Sequencing

                         --   GT auxiliary systems (MCC starters)

                         --   Start-up, running and shutdown

                         --   Purge and ignition

                         --   Fuel changeover

                         --   Alarm management

                         --   Synchronizing

                         --   H(2) sequencing (if applicable)

                         --   Maintain starts, trips and hours counters

                         --   Event counters

                              -    Manually initiated starts

                              -    Fired starts

                              -    Fast load starts

                              -    Emergency trips

                         --   Time meters

                         --   Fired time

                         --   DCS interface (if applicable)

                   --    Protection

                         --   Overspeed, redundant electronic

                         --   Overtemperature (including generator)

                         --   Vibration

                         --   Loss of flame

                         --   Combustion monitor

                         --   Redundant sensor CO(2) fire protection

                         -- Low lube oil pressure, high lube oil temperature, etc.

          2.4.1.3   GAS TURBINE PLANT OPERATING MODES

          2.4.1.3.1 STARTING/LOADING

                    All starting is done automatically, with the operator given the opportunity to hold the start-up sequence at either the crank (pre-ignition) or fire (post-ignition, pre-accelerate) points of the start-up. An "Auto" mode selection results in a start without any holds.

                    Either before issuing a start command, or during the start, the operator may make the following selections:

                    1. Select or disable the automatic synchronization capability of the Mark V control. Auto synch utilizes the proven microsynchronizer first introduced in the Mark II generation of SPEEDTRONIC. The microsynchronizer provides extremely accurate and repeatable breaker closures based on phase angle, slip, the rate of change of slip and the response time of the breaker which is in the system memory.

                    2. Select Preselected Load or Base Load. If a selection is made the unit will automatically load to the selected point and control there. If no selection is made the unit will load to a low load referred to as "Spinning Reserve" automatically upon synchronization; be it automatic or manual. The turbine governor is automatically regulated to maintain the megawatt setting assigned to "Spinning Reserve".

          2.4.1.3.2 OPERATING

                    Once the unit is on line, it may be controlled either manually or automatically from the Mark V control Operator Interface.

                    Manual control is provided by the governor raise/lower control displayed on the operator interface screen. Automatic operation is switched on when the operator selects one of three load points (preselect or base) from the turbine control interface.

                    For a fully automatic start with automatic loading to base load, the operator selects the "Auto" operating mode, enables auto synchronization and selects "Base" load. Given a "Start" signal, the unit will then start, synchronize and load to Base load with no further input on the part of the operator.

          2.4.1.3.3 SHUTDOWN

                    On shutdown, the system will automatically unload and return to turning gear motor operation. The unit will stay on turning gear until an operator turns it off. Note: the operator must insure the unit is sufficiently cool before shutting off turning gear to avoid temporary rotor bow due to heat.

          2.4.1.4   COMMUNICATIONS

                    The open architecture of the [I] processor facilitates a wide range of external communication links. The Mark V's internal Arcnet communication link is isolated from external communication links at the [I] processor.

                    The External communication link utilizes Ethernet with TCP-IP protocol to facilitate transmitting of data with local time tags for alarms and events to the plant level. Ethernet provides high speed 10 mega baud transmission rates combined with TCP-IP which is widely used throughout the world. GE supplies an application layer protocol call GSM (i.e. GEDS Standard Messages) which supports four classes of application level messages.

                    Time synchronization between Mark Vs, and/or between Mark Vs and a DCS enable all time tags to be referenced to a common source. The [I] operator interface is the common reference point within the Mark V control system, and it sends the time synchronization commands to the Mark V controllers where the individual time tags are assigned. Sites with multiple Mark Vs can have a master [I] for time synchronization with the other [I]s acting as slaves. A failure of the master [I] will initiate an automatic default to one of the slaves as the new master.

                    The [I] operator interface is supplied with 50 ft (15 m) of cable to facilitate convenient location near the Mark V panel. However, the communications link provided allows for remote location of a single interface using up to 1500 ft (457 m) of cable without repeaters or 9600 ft (2926 m) using a fiber optic link without repeaters. Multiple operator interfaces may be used to communicate to a Mark V. This capability changes the maximum allowable distance of a remote operator interface. Cable routing between buildings of this stage link cable requires adequate lightning protection (i.e., fiber optics).

          2.4.1.5   OPERATOR DISPLAYS

                    Two (2) out of the typical forty (40) available displays are shown on the following pages. The first screen is the main menu display. From the main menu all operation/maintenance and user defined screens can be reached. The main menu screen is made up of three (3) major areas:

                   --    List of available displays

                   -- Alarm field shows the three (3) latest unacknowledged alarms (Black band near bottom of screen in the example. Blue is the actual color.)

                   --    Function control keys (bottom of screen)

                               [GRAPHIC OMITTED]

                    The second screen shown is a typical operating screen. Note that the alarm list and function control key fields are also shown below the primary display field on this screen. Control target values are shown in the primary display field. Selecting and executing commands is very simple. For example, to go to baseload, you would move the cursor to the "Baseload" target and click on it. Then before the control times out, you would move the cursor to the "Execute Command" target and click on it. The "Execute Command" step protects against accidental activation of the wrong command that might occur with a one step (point/click) command. Signals that require an Execute command in order to be activated are:

                   --    Start -- Stop

                   --    Operation Selection

                         --   Off

                         --   Crank

                         -- Fire

                         -- Auto

                         -- Remote

                   --    Fuel Selection

                         --   Gas

                         --   Distillate (Dist)

                   --    Load Selection

                         --   Preselected Load
                         --   Base

                   --    Guide Vane Control

                         --   Temp Control Off

                         --   Temp Control On

                   --    Governor Type Selection

                         --   Droop (nominal 4%)

                               [GRAPHIC OMITTED]

                    Interface displays can be in either English or Metric units. Standard operator display language is English.

          2.4.1.6   BACKUP INTERFACE

                    In the unusual event that the operator interface becomes unavailable, a small backup interface is provided on the Mark V cabinet door. It uses a liquid crystal display with two (2) lines of forty (40) characters per line to display key control parameters and alarms. The Mark V accepts operator commands from this backup interface.

          2.4.1.7   PRINTER

                    The standard Mark V operator interface printer is a 240 cps, dot matrix type with these convenient features:

                   --    Alarm logging

                   --    Event logging

                   --    Historical trip display printing capability

                   --    User defined display printing capability

                   --    Periodic log display printing capability

                   --    CRT screen copy

                    Each alarm and event is logged with a high resolution time tag. Contact inputs are logged to 1 millisecond. Separate alarm queues are maintained for turbine/generator system alarms and for Mark V internal self-diagnostic alarms. System alarms can be silenced, acknowledged and reset locally or from a DCS via a two-way communication link, if desired. Any intermittent alarms can be locked out with a permanent lockout message residing in the alarm queue.

                    If a trip occurs, the historical trip display automatically captures in memory all key control parameters and alarm messages at the time of the trip and at several time intervals preceding the trip. The operator can print the historical trip display when required. A start signal triggers the display to start collecting new data and all previous data is deleted from the current log. Display logs can be saved at any time to a memory buffer.

                    A user-defined display allows selection of any desired data for viewing or printing. The periodic log allows a user to define points to be collected and printed periodically to a printer. The period of each list is defined in minutes, from 1 to 10,080 (one week).

          2.4.1.8   DOCUMENTATION

                    Documentation for the Mark V turbine control system consists of two types: unit-specific drawings and instruction books. A unique set of requisition-specific documentation is supplied with each control system and three instruction books are available for the specific needs of each user.

          2.4.1.8.1 REQUISITION SPECIFIC DRAWINGS

                   -- I/O REPORT contains the unit-specific assignment of I/O terminations in the Mark V control panel. This report also has I/O related information such as the signal names.

                   -- CONTROL SEQUENCE PROGRAM PRINTOUT is a unit-specific printout that shows a functional representation the Big Blocks and sequencing of a particular requisition. Software on the operator interface allows editing and printing of this document from any location.

                   -- OUTLINE DRAWINGS provide an external view of the control panel and primary operator interface. The drawings furnish information needed for handling and installing the equipment.

                   -- CASE LAYOUT DRAWING supplies an internal view of the control panel. The primary purpose of this drawing is to furnish information needed to route interconnect cables.

                   -- CASE WIRING DRAWING defines the factory cabling internal to the control panel case. The drawing's primary purpose is to document the internal wiring for maintenance use.

                   -- CORE DRAWINGS provide an isometric drawing of the core depicting the cards and their respective locations within the core. For each card, the physical location and identification of removable parts, such as connectors and hardware jumpers, are highlighted. The core drawing is placed in a pocket on the inside of the core door.

                    Instruction Books:

                    Three (3) instruction books are provided for the Mark V turbine control system that are designed to meet the special needs of the operators, maintenance personnel, and application engineer.

                   --    For the operator, Mark V User's Manual

                   --    For the maintenance technician, Mark V Maintenance
                         Manual

                   --    For the application engineer, Mark V Application Manual

          2.4.1.9   SPEEDTRONIC MARK V REDUNDANCY LIST AND I/O

          2.4.1.9.1 REDUNDANT OR MULTIPLE SENSORS

                    DEVICE             PARAMETER              FUNCTION   DEVICE TYPE         QTY     REDUNDANCY
                    ------             ---------              --------   -----------         ---     ----------
                    26QA/T      Lube oil temp high               A/P     temp switch          3          S
                    28FD        Flame detector                   A/P     UV scanner           4          S
                    33FL        Liquid fuel stop valve            M      limit switch         2          S
                    39VX        Vibration sensor                 A/P     velocity pick-up     2          S
                    45FX        Fire detector                    A/P     temp switch         2 #         S
                    63HG        Gas fuel trip oil press          A/P     press switch         3          D
                    63HL        Liquid fuel trip oil press       A/P     press switch         3          D
                    63QA/T      Lube oil hyd press               A/P     press switch         3          S
                    63TF        Inlet filter press               C/P     press switch         3          D
                    65FP        Liquid fuel pump servo            C      3 coil servo         1          D
                    65GC        Gas cont valve servo              C      3 coil servo         1          D
                    77FD        Liquid fuel flow                 C/P     mag. pick-up         3          D
                    77NH        Speed magnetic pick-up            C      mag. pick-up         3          D
                    77NT        Speed magnetic pick-up           A/P     mag. pick-up         3          D
                    77WN        Water flow mag pick-up            C      mag pick-up          4          S
                    90SR        Gas ratio valve servo             C      3 coil servo         1          D
                    90TV        Inlet guide vane servo            C      3 coil servo         1          D
                    96FG-2      Gas fuel cont press               C      transducer           3          D
                    96GC        Gas control valve                 C      LVDT                 2          S
                    96SR        Gas ratio valve                   C      LVDT                 2          S
                    96TV        Inlet Guide Vane                  C      LVDT                 2          S
                    CTDA        Compressor discharge temp         M      TC                   2          S
                    CTIF        Compressor inlet temp             M      TC                   2          S
                    FTGI-x      Fuel gas supply temp              C      TC                   3          D
                    TTWS-x      GT Wheelspace temp               A/P     TC                  2/W         S
                    TTXD-x      GT Exhaust temp                  C/P     TC                 18 ##       D/S

                    -------------------------------
                    Notes:      # All channels/locations except 1 are redundant by means of two sensors per location. The non-redundant location has one sensor.

                                ## The number of exhaust TC's varies with the GT model from 13 to 27. Each control processor reads 1/3 of the TC's directly and then all TC data is shared by all processors.

                    Legend:     S = Shared                   D = Dedicated                 A = Alarm

          2.4.1.9.2 NONREDUNDANT (PARTIAL LISTING)

                    DEVICE                 PARAMETER                 FUNCTION      SENSOR              QTY
                    ------                 ---------                 --------      ------              ---

                    20FG          Gas fuel trip oil                      C      solenoid valve          1
                    20FL          Liquid fuel trip oil                   C      solenoid valve          1
                    26FD          Liquid fuel temp                       C      temp switch             1
                    26QL/M        Lube oil temp low/moderate             C      temp switch           1 ea
                    26QN          Lube oil temp normal                   P      temp switch             1
                    63AD          Atomizing air differential press       A      press switch            1
                    63FD          Liquid fuel press                     A *     press switch            1
                    63FG          Gas fuel press                        A *     press switch            1
                    63LF1         Liquid fuel filter press               A      press switch            1
                    63QA          Lube oil press                         P      press switch            1
                    63QL          Lube oil press                         P      press switch            1
                    63TK          Exh frame cooling press               A/P     press switch          1/fan
                    63WC          Cooling water press low                A      press switch            1
                    71QH          Lube tank high level                   A      level switch            1
                    71QL          Lube tank low level                    A      level switch            1
                    71WL          Water tank low level                   A      level switch            1
                    96FF-1        Gas fuel low flow press                C      transducer              1
                    96FG-1        Gas fuel supply press                  C      transducer              1

                    * Can be used to initiate a transfer from primary to backup fuel.

          2.4.1.9.3 I/O CAPACITY

                                 I/O TYPE                  STD                COMMENTS
                                 --------                  ---                --------

                    Contact inputs                         192     96 paralleled to [R][S][T] & 96 [C]

                                                                   Paralleled to [R][S][T] (TMR only)
                                                                   125 / 24V dc, optical isolation

                    Contact outputs                        120     60 from [R][S][T] & 60 from [C]

                                                                   From [R][S][T] (TMR only)

                    Pulse rate inputs                       19     Mag pu: 6 to each of [R][S][T], 1 parallel

                                                             4     TTL

                                                             6     Mag pu: 2 to each of [X][Y][Z] in P

                    LVDT/R position inputs                  16     7vrms, 3kHz, 70mA excitation

                    Servo valve outputs                      8     3 coil, +/-10,20,40mA (4 channels)

                                                                   3 coil, +/-10,20,40,80,120,240mA (4ch)

                    Vibration         seismic               12     Paralleled to [R][S][T]

                                      acceler.                     Paralleled to [R][S][T]

                    Proximitor        vibration                    Requires special packaging on Simplex

                                      position                     Requires special packaging on Simplex

                                      key phas.                    Requires special packaging on Simplex

                    Thermocouple input                      87     15 to each of [R][S][T] & 42 to [C]

                    RTD inputs                              30     to [C]

                    4-20 mA inputs                          29     15 paralleled to [R][S][T] & others [C]

                    4-20 / 0-1 mA inputs                     1     1 paralleled to [R][S][T] & 8 to [C]

                    4-20 mA outputs                         16     For monitoring from [C]

                    4-20 / 0-200 mA outputs                  2     Valve positioners from [R][S][T]

                    +/- 10V dc inputs                        8     2 to each of [R][S][T] & 2 parallel

                    0 to 5V dc inputs                        6     2 to each of [R][S][T]

                    Flame scanners                           8     335V dc excitation

                    Shaft voltage & currency                 1     1 to [C]

                    PT inputs                                      120vac open delta

                    CT inputs                                      5 amps ac

         2.4.1.10   HARDWARE AND SPECIFICATIONS

         2.4.1.10.1 MARK V TURBINE CONTROL PANEL


                    Dimensions             54" (1.37 m) wide x 90" (2.29 m) high x 20" (0.51 m) deep

                    Weight                 1200 lbs (544 kg)

                    Type                   NEMA 1, convection cooled

                    Power                  1100W maximum for the Mark V enclosure
                                           Provisions for one (1) dc and one (1) ac source or two (2) ac sources

                    Voltage ranges         100 to 140 V dc
                                           105 to 132 V ac, 47 to 63 Hz
                                           210 to 264 V ac, 47 to 63 Hz
                                           [I] Operator Interface -- nominal load is 7.5 A for the 120 V source.

                    Type                   NEMA 1, convection cooled

                    Access                 Front only

                    Cable entrance         Top or bottom

                    Temperature            Operating: 32 DEG.F to +113 DEG.F (0 DEG.C to +45 DEG.C
                                           Storage: -40 DEG.F to + 158 DEG.F (-40DEG.C to +70DEG.C)

                    Humidity:              5 to 95%, noncondensing

                    Reactive sulfur        10 ppb max

                    Reactive chlorine      10 ppb max

                    Equivalent Static      Vertical 0.67G; Horizontal 1.0G
                    Levels:

                    Seismic Ground Levels  Vertical 0.5G; Horizontal 0.5G

                                           Cabinet meets Uniform Building Code (UBC) Zone 4 requirements

                                           Clarification: The ground seismic accelerations will be amplified by the intervening structure; thus, the difference above between seismic levels and static equivalent levels provide for this amplification. These are relatively conservative; however could be exceeded in a "flexible" installation. All seismic installations should be reviewed by someone familiar with the dynamics involved with the final installation.

                    Surge                  per ANSI C37.90A


                    EMI                    Mobile radio, 5 watt using 27, 150 and 480MHz at 3 ft (1 m), with doors closed

                    Terminations           Pressure pad type Phoenix terminal boards.

                                           Accepts one (1) #12 AWG or two (2) #14 AWG per point for control I/O. 300 volt,
                                           10 amp rating.

                                           Designed to meet UL, CSA and VDE. Captive screws, dead front for safety, 85%
                                           copper alloy with nickel plating.

                    Grounding              Cabinet ground bar, must be connected to the plant ground grid with a minimum of #4 AWG.

                    Cabinet steel          0.105" thick (12 gauge), B8A3A sheet, hot roll, low carbon, ATSI 1010.

                    Codes                  Cabinet carries CSA, CE/EMCD and UL labels.

                    Paint                  Exterior and Interior, electrocoat (E-Coat) plating process, color ANSI-70 light gray. E-coat contains no zinc, lead or chrome. Thickness is approximately 1.5 to 2.0 mils.



         2.4.2      MOTOR CONTROL CENTERS

                    The motor control center contains circuit protective devices and power distribution equipment to supply electrical power to all packaged power plant devices as defined on the electrical one line diagram. The motor control center is manufactured and tested in accordance with NEMA ICS-2 and UL Standard No. 845. Vertical sections and individual units will be UL (CSA) Labeled where possible. The motor control center is located in the PEECC.

          2.4.3     GENERATOR PROTECTION

          2.4.3.1   GENERATOR PROTECTION PANEL

                    The current generator protection panel is the result of years of research to best meet our customers needs and to upgrade the generator protection panel to incorporate the latest in digital technology. The heart of the generator protection panel is the digital multifunction relay integration with the Mark V turbine control panel.

                    The standard generator protection panel incorporates this features along with generator metering, Watt and Var transducers for turbine control, and bus ground detection. Pre-engineered protective modules such as generator step-up transformer protection and auxiliary transformer protection are not included in the generator protection panels design. The generator protective panel can also be customized to incorporate protective and monitoring features as required.

                    A simple one-line diagram of the standard generator protection panel is presented on the following page. This one-line is for illustration purposes only. For job specific details see the one-line diagram in the Equipment Drawings chapter of this proposal.

                                [GRAPHIC OMITTED]

          2.4.3.2   GENERATOR PROTECTION

                    The Digital Generator Protection is a compact, digital, multiprocessor, space saving, multifunction protection system. It's modular construction allows for easy maintenance. The Digital Generator Protection module provides a wide range of protection, monitoring, control and recording functions for ac generators. It can be used on generators driven by steam, gas and hydraulic turbines. Any size of generator can be protected with the Digital Generator Protection. A high degree of dependability and security is achieved by extensive self diagnostic routines and redundant power supplies.

                    The Digital Generator Protection provides the commonly used protective functions in one package, including 100% stator ground fault detection using 3rd harmonic voltage monitoring. It has adaptive sampling frequency for better protection during startup. The Digital Generator Protection has eight configurable output relays, four trip and four alarm relays.

                    The Digital Generator Protection can record the last 100 sequence of events, 120 cycles of oscillography fault recording and the last 3 fault reports. These records and fault reports require connection to a local (customer supplied) PC for displaying of reports.

                    IRIG-B time synchronization capability is available within the Digital Generator Protection Module. To take advantage of this feature, the customer must supply all external equipment.

                    A Man Machine Interface (MMI) with integral keypad, 16 character displays, and target LEDs allow easy local user interface for entering settings, display present values, view fault target information and access stored data. Some of the present values that can be displayed are amps, volts, Watts, Vars, power factor, negative sequence, third harmonic level.

                    A front 9 pin RS232 serial ports allow both local and remote computer access. Available options include, serial printer port supplied on the rear, and Sequential trip such as the 33ST function for steam turbines. It can be specified to operate with wye-wye or open-delta connected VTs and any phase rotation.

          2.4.3.2.1 GENERATOR LOCKOUT RELAY (86G-1)

                    Trips the generator breaker, the turbine, and the excitation system. This lockout is normally tripped by either one of the three functions 40, 87G or

                    59GN ( 64G1 ). The reasoning behind this is that if a loss of excitation, or differential, or stator ground fault occurs the structural integrity of the generator may have been compromised and continued operation will potentially lead to more devastating results. The turbine Mark V logic monitors this lockout.

          2.4.3.2.2 BREAKER OR LOCKOUT TRIP COIL MONITOR (74)

                    Monitoring of trip coil circuit integrity is of sufficient concern to warrant the installation of an auxiliary relay and indicating lights for the lockout relays and generator breaker. A high impedance relay 74 is placed in series with the trip coil to be monitored. This relay drops out if either the power source fails (i.e. a fuse blows) or circuit integrity to the trip coil is interrupted. A visual indication is also supplied via a white indication light mounted on the front of the generator protection panel. The contacts from the monitoring relay can go to either the Turbine control panel or customer DCS for alarm

          2.4.3.2.3 GENERATOR BREAKER CONTROL SWITCH WITH STATUS LIGHTS (52G/CS)

                    The generator breaker control is through the Mark V [I]. The 52G/CS function provides a way to manually open the generator breaker from the generator protection panel. This breaker control switch is for TRIPPING ONLY, the breaker can't be closed with it.

          2.4.3.2.4 BREAKER DUAL COIL CROSS TRIPPING (94BG)

                    The standard panel has the capability to take full advantage of redundant breaker trip coils when supplied on the breaker. To take full advantage of the redundant breaker coils (if supplied with the breaker) two separate dc sources feed the trip coil circuits. The separation of sources is normally via separate fusing. A high speed, low pickup voltage auxiliary relay 94GB is placed in parallel with each trip coil. Contacts from the relay in trip coil "A" circuit are used to cross trip coil "B" and vice versa.

          2.4.3.2.5 SYNCHRONIZING UNDERVOLTAGE RELAYS (27BS-1,2)

                    Undervoltage conditions can be present in a system due to faults to ground, sudden energization of a considerable load onto a loaded system, primary and backup regulator failure, and when running up or coasting to a stop. The 27BS-1, and 2 are used with the Mark V synchronizing scheme to provide additional inputs to help determine whether the generator can be synchronized to a live or dead station bus. The Mark V logic alarms when undervoltage conditions are present after the breaker has closed.

          2.4.3.2.6 GENERATOR DIGITAL METER (DMM)

                    This single meter provides the following functions:

                    1.   VM - Generator Volts: 1-2, 2-3, 3-1

                    2.   AM - Generator Amps: Phases 1,2,3 and Neutral

                    3.   MWATTS - Generator MegaWatts

                    4.   MVAR - Generator MegaVARs

                    5.   FM - Generator frequency

                    6.   MVA - Generator MVA

                    7.   PF - Generator Power Factor

                    8.   MWH - Generator MegaWatt-Hours

                    9.   MVAH - Generator MVA Hours

          2.4.3.2.7 BUS GROUND FAULT (59BN)

                    This protection scheme is designed to protect the system (station bus) from faults to ground. The synchronous generator is connected through a breaker to a step-up transformer. The low voltage side of this transformer is usually connected in a delta configuration. If one phase of the system should go to ground, virtually no fault current would flow. However, voltage reference in the delta connection will be fixed at the ground fault location causing the voltage vectors to be shifted. One set of PT's connected in a Wye - Broken Delta configuration, in conjunction with an overvoltage 59BN relay, are used to detect such a fault.

          2.4.3.2.8 DC BLOWN FUSE PROTECTION (74)

                    Each lockout tripping circuit is fused independently in the generator protection panel. If the fuse of a particular tripping bus is blown, the associated protective relays cannot trip the lockout relay. The intent of this function is to alert the operator when the dc voltage to the tripping bus is lost. This loss of dc can be a result of either a blown fuse or incoming dc source failure/low level.

          2.4.3.2.9 TRANSDUCERS (96GW1, GG1)

                    The main purpose of these transducers is to provide power feedback to speed governing control in place of the conventional fuel command feedback. The cases when this function is required are:.

                   -- Constant Settable Droop (Gas Turbine of "Load reference")

          2.4.3.3   MARK V INTEGRATION

                    In addition to the relaying mounted in the generator protection panel, the Mark V handles protection such as generator temperature protection (49), synchronizing check
                    (25A), backup frequency and reverse power. Generator control and monitoring is primarily accomplished via the Mark V operator interface. The Mark V handles manual and auto-synchronizing, speed raise/lower, voltage raise/lower, and generator breaker control. The Mark V operator interface also displays frequency and voltage for the generator and bus, breaker status, field current and voltage, along with the status of permissive. For the gas turbines connected to a generator breaker, the Mark V auto/manual synchronizing module will be capable of synchronizing across the generator breaker and line breaker.

          2.4.3.4   OPTIONAL PROTECTIVE FEATURES

                    The following additional protective features are incorporated into a customized Generator Protective Panel. This panel will be larger than the standard standard generator panel.

          2.4.3.4.1 SYSTEM BACKUP DISTANCE PROTECTION (21)

                    The distance relays are typically used instead of overcurrent with voltage restraint when the lines leaving the station bus have distance or pilot relay protection schemes and the generator ties the station bus through a step-up transformer.

                    This protection scheme is designed to protect the generator from faults in the adjacent system which are not cleared by the first line relays. It is used in lieu of 51V (system phase fault over current relays with voltage restraint).

          2.4.3.4.2 REVERSE/INADVERTENT ENERGIZATION PROTECTION (50RE/86RE)

                    This is also sometimes called: Accidental Energization, Back Energization. Prior to the generator achieving rated speed, the Mark V arms/enables the trip circuit ( using 14HS, i.e. 95% speed ) of the overcurrent relay. A normally closed TMR contact is utilized in the Mark V for maximum reliability both during normal operation and during shutdowns ( i.e. Mark V powered down ). When the turbine is above 95% speed the Mark V disarms the overcurrent relay trip circuit, allowing the unit to be synchronized.

                    An additional independent lockout 86RE is included to allow the 86G fuses to be removed while the unit is shut down. The trip contacts from the 86RE should trip customer upstream breakers since the generator breaker trip coil may be disabled (i.e. fuses removed during maintenance).

                    This protection scheme protects against inadvertent breaker closure while the unit is at standstill, running up or down in speed. One (1) three phase instantaneous overcurrent relay 50RE is supervised by frequency/turbine speed controlled outputs from the Mark V.

          2.4.3.4.3 VOLTAGE BALANCE PROTECTION (60)

                    The 60 relay is used in this protection scheme is designed to prevent the misoperation of protective relays and/or regulator in the event of PT signal loss. In the event a potential transformer fuse is blown or the PT voltage is lost for any reason, the excitation ac regulator and certain relays may operate incorrectly. (See Note below.) The relay is operational only when the generator breaker is closed. Both set of contacts ("a" and "b") are monitored by the turbine control panel. If the 60 relay indicates a blown fuse, the turbine panel will alarm and appropriate relay's trips are blocked.

                    NOTE: The EX2000 has its own internal logic to transfer from auto regulator to manual regulator in the event of a loss of its PT feedback signal. So the "b" contact from the 60 relay would not be required in that application. Also the DGP relay has a VTFF ( voltage transformer fuse failure ) function that may be used for transfer or blocking functions if it is connected to the appropriate PT's. Finally, several of the functions that the 60 relay is normally used for (e.g. blocking the 40, 51V and 32 ) are functions that are in the DGP. The DGP software automatically disables these functions if it detects a loss of its PT input signal.

          2.4.3.5   ELECTRICAL SYSTEM INTEGRATION STUDY

                    All necessary studies and calculations required to integrate the generator panel into the electrical system, including short circuit, load flow, installation and protective device coordination studies are by Owner.

          2.4.4     EX2000 DIGITAL EXCITATION SYSTEM

          2.4.4.1   EX2000P DIGITAL, STATIC VOLTAGE REGULATOR FOR BUS FED
                    EXCITATION

                    The EX2000P is a digital, static, potential source excitation system, utilizing the latest hardware and software technology. To meet customer and operational requirements, a full range of control and protection functions are available for the product. A simplified one-line diagram of the EX2000P with Hot Backup is shown below.

                               [GRAPHIC OMITTED]

                    The EX2000P system comes equipped with a full-wave, inverting, thyristor bridge which supplies excitation power to the rotating field winding of the main AC generator. In addition, all control and protective functions are implemented in the system software. Digital technology coupled allows the EX2000P to maintain 99.98% availability.

                    The EX2000P is comprised of four basic components: 1) Power Conversion Module; 2) Digital Controller; 3) Excitation Transformer; and 4) Communication (ARCNET) Interface. The following briefly describe these basic components.

          2.4.4.1.1 POWER CONVERSION MODULE

                    A three phase, full-wave, inverting thyristor bridge is the standard power conversion module for EX2000P digital exciters. The inverting bridge provides both positive and negative field forcing voltage for optimum performance. Negative forcing provides fast response for load rejection and de-excitation. Software changes of the firing circuits can be made to suppress negative forcing if it is not required for the system application. The standard current capability of the bridge is 6% above the calculated rated full load field current of the generator.

                    The thyristor bridge assembly is forced air cooled. These blower assemblies are all energized during normal operation. Thermostats are used to monitor the power conversion module temperature. An alarm is provided for a high temperature level and a trip at an even higher temperature level.

          2.4.4.1.2 EXCITATION TRANSFORMER

                    The excitation transformer is more commonly referred to as the input Power Potential Transformer (PPT). It is in a separate enclosure from the exciter. The power to the transformer can be obtained a station auxiliary bus. The purpose of this transformer is to step the voltage down to the required level for the excitation system.

                    With the use of a regulator in the static exciter, it is not necessary to specify transformer full capacity taps, above and below normal, on the primary winding. The transformer rating is chosen so that the transformer can deliver the excitation required for the application at 105% rated generator terminal voltage on a continuous basis

          2.4.4.1.3 DIGITAL CONTROLLER

                    The Digital Controller consists of five printed wire boards mounted on the front door of the Power Conversion Module. The cards included are the Main

                    Processor Card, Microprocessor Application Card, Power Supply and Instrumentation Card, Power Connect Card and LAN Communications Card

          2.4.4.1.4 COMMUNICATION (ARCNET) INTERFACE

                    For communications to the EX2000P, GE uses an ARCNET (local area network) controller with modified ARCNET drivers. The ARCNET controller adheres to standard ARCNET protocol

          2.4.4.1.5 FEATURES AND FUNCTIONS

                    The exciter is enclosed in a NEMA-I stand alone enclosure and contains the SCR power conversion module and regulator with all standard control and protection functions, and auxiliary functions such as de-excitation module, DC field flashing module, and shaft voltage suppression circuit. Standard features and functions and features included with the EX2000P are listed below.

        2.4.4.1.5.1 INTERFACE WITH THE GE SPEEDTRONIC MARK V TURBINE CONTROL
                    SYSTEM

                    The connection between the EX2000 and Mark V is accomplished through a coaxial cable on the ARCNET LAN. Therefore, the Mark V provides a digital window into the EX2000 through which all pertinent variables can be monitored and controlled (See Typical Mark V display - EX2000 variables). Any or all of the following functions can be provided:

                   --    Voltage matching

                   --    VAR/PF controller

                   --    Selection of automatic or manual regulator

                   --    Raise/lower of the active regulator set-point

                   --    Enter set-point command

                   --    Start/stop

                   --    Field volts, amps and transfer volts

                   --    Status and alarms

                   --    Field temperature

                               [GRAPHIC OMITTED]

        2.4.4.1.5.2 DE-EXCITATION MODULE

                    Consisting of a thyristor and inductor for discharge of stored field energy during unit shutdown or overvoltage conditions

        2.4.4.1.5.3 AC DISCONNECT

                    No load break disconnect switch to disconnect the EX2000 rectifier from the PPT.

        2.4.4.1.5.4 SURGE PROTECTION

                    Including AC line-to-line RC filters sized to limit commutation overshoot voltage on the thyristors.

        2.4.4.1.5.5 THYRISTOR BRIDGE CONDUCTION MONITOR

                    Detects loss of thyristor current conduction due to a blown fuse, open or shorted thyristor, or faulty firing circuits.

        2.4.4.1.5.6 BUILT-IN DIAGNOSTIC DISPLAY PANELS

                    If a problem occurs, a fault code appears in the programmer displays. A 10 character alphanumeric diagnostic display with keypad is provided in each exciter bridge/control core of the exciter.

        2.4.4.1.5.7 AUTOMATIC VOLTAGE REGULATOR (AVR)

                    Provides automatic control of generator terminal from no load to full rated load.

        2.4.4.1.5.8 MANUAL VOLTAGE REGULATOR (FVR)

                    Provides manual control of generator field excitation.

        2.4.4.1.5.9 SOLID STATE AUTOMATIC AND MANUAL REGULATOR REFERENCE
                    ADJUSTERS

                    Allow each regulator reference set-point to increase or decrease in response to "Raise" and Lower" signals from the operator. The settings of the upper and lower limits and up/down ramp times are adjustable.

       2.4.4.1.5.10 AUTOMATIC AND MANUAL REFERENCE FOLLOWERS

                    Adjust the non-active regulator output to automatically track the active regulator.

       2.4.4.1.5.11 VOLTS/HERTZ PROTECTION (24EX)

                    This function serves as backup to the Volts/Hertz Limiter.

       2.4.4.1.5.12 GENERATOR TIME OVERVOLTAGE (59EX)

                    This function monitors the generator armature voltage and will initiate an alarm and or a trip signal upon detecting an acceptably high voltage.

       2.4.4.1.5.13 BRIDGE AC VOLTAGE INPUT PHASE VOLTAGE UNBALANCE ALARM

                    This function will initiate an alarm if the bridge AC input phase has excessive line dip or imbalance which persists to long.

       2.4.4.1.5.14 BRIDGE AC INPUT PHASE UNBALANCE (47EX)

                    This function will initiate a trip if the bridge AC input phase has excessive line dip or imbalance persists to long.

       2.4.4.1.5.15 REACTIVE CURRENT COMPENSATION (RCC)

                    Voltage droop for sharing reactive current between paralleled machines or "line drop" compensation for regulating voltage at some point remote from the generator terminals.

       2.4.4.1.5.16 SHAFT VOLTAGE SUPPRESSOR

                    Limits shaft voltage caused by thyristor commutation to aid in protecting generator journals and bearings against shaft currents caused by the excitation system..

       2.4.4.1.5.17 DUAL SOURCE INTERNAL POWER SUPPLY

                    The 125 VDC battery supply and an internal ac supply fed from the PPT are applied to this power supply. Should loss occur in either of these sources, the power supply will utilize the available source without interrupting exciter operation.

       2.4.4.1.5.18 GENERATOR FIELD FLASHING

                    Application circuit - utilizing station battery supply to flash the field.

       2.4.4.1.5.19 GENERATOR FIELD GROUND DETECTOR (64F)

                    Utilizing square wave modulation, this detector sweeps over the entire field windings so that there are no dead bands, detecting field leakage current between any point in the field windings and ground.

       2.4.4.1.5.20 SOFT STARTUP

                    Automatic startup sequencing provides a soft start when flashing under AVR control with negligible terminal voltage overshoot during startup.

       2.4.4.1.5.21 GLOBAL ALARM (30EX)

                    Contact output indicating exciter trouble.

       2.4.4.1.5.22 EXCITER TRIP (94EX)

                    Contact output simultaneous trip request indicating exciter failure. Typically used to trip 86G.

       2.4.4.1.5.23 VT DISCONNECT AND CT SHORTING BLOCKS

                    Used to isolate the VT and CT feedback signals from the voltage regulator.

       2.4.4.1.5.24 GENERATOR VOLTAGE SENSING

                    All three phases of the generator VT are monitored and used in regulating generator volts.

       2.4.4.1.5.25 GENERATOR CURRENT SENSING

                    Phase A and C of the generator CT's are used for regulating and monitoring generator current.

       2.4.4.1.5.26 GENERATOR SIMULATOR FOR EXCITER OPERATOR TRAINING AND
                    PROTECTION SETUP

                    For use when the generator is not operating.

       2.4.4.1.5.27 POWER SYSTEM STABILIZER (PSS)

                    This function is incorporated into the exciter system software. A signal representing the integral of accelerating power is introduced into the automatic voltage regulator algorithm to increase the generators ability to produce and transmit large power levels in a stable manner by reducing low frequency rotor oscillations

       2.4.4.1.5.28 PROTECTION MODULE

                    This module is separate from the main controller and serves as a backup to the limiters located within the controller. The protection module allows the separation of control and protection into two separate systems. The output of the protection package drives contacts that are used for transfer to backup (hot backup) and alarm (30EX), or trip purposes (94EX). The protection features provided are as follows:

                   --    Volts/Hertz, Dual Level (24EX)

                   --    Generator Overvoltage (59EX)

                   --    Off/On-Line Overexcitation (76EX)

                   --    Bridge AC Phase Unbalance (47EX)

                   --    Loss of Excitation (40EX)

       2.4.4.1.5.29 LOSS OF EXCITATION (40EX)

                    Loss of excitation (or loss of field) results in loss of synchronism and operation of the generator as an inductive machine

       2.4.4.1.5.30 SPARE POWER CONVERSION MODULE TO SERVE AS HOT BACKUP

                    For those applications where the customer requires redundancy, the "Hot Backup" option is provided. This feature utilizes a complete digital controller and rectifier bridge as a backup to the primary controller and bridge. During normal operation, the Hot Backup module receives the same input as the primary module, but its output feeds a small dummy load as opposed to the generator field.

                    If the protection module senses a condition that would normally initiate a trip signal, it will force a transfer to the Hot Backup module before the trip contact is necessary. The transfer to Hot Backup is "on-the-fly" in the sense that the transfer occurs with the generator on-line and does not affect generator output

       2.4.4.1.5.31 SECOND DC FIELD CONTACTOR

                    Field interrupting dc contactor in the hot backup rectifier bridge output dc-positive line.

       2.4.4.1.6    PERFORMANCE

                    The EX2000P bus fed excitation system is a High Initial Response (HIR) potential source exciter based on IEEE std
                    421.5 (will reach 95% ceiling generator field voltage in less than 100ms.)

       2.4.4.1.7    ELECTRICAL SYSTEM INTEGRATION

                    All necessary studies and calculations required to integrate the EX2000 into the Owners electrical system, including short circuit, load flow, insulation, protective device coordination studies, and power system stabilizer studies are by Owner.

--------------------------------------------------------------------------------

2.5      OTHER GAS TURBINE FEATURES

          2.5.1     GAS TURBINE PERFORMANCE MONITORING INSTRUMENTATION

                    --    Compressor bellmouth static and differential pressure
                         transmitters

                    --    Compressor inlet RTDs

          2.5.2     GENERATOR LINE-SIDE COMPARTMENT DRAWOUT PTS

                    --    Excitation (1 set)

                    --    Relaying (1 set)

          2.5.3     STATIC START SYSTEM

          2.5.3.1   OPERATION

                    Using existing ac drive technology, GE will furnish a Load-Commutating Inverter(LCI) adjustable frequency drive as the starting means for the gas turbine.

                    The static starting system can accelerate the gas turbine-generator without imposing high inrush currents with resulting voltage disturbance on the A.C. station service line. This system will provide variable frequency power directly to the generator terminals, using the generator as a synchronous motor to start the gas turbine. The generator will be turning at approximately 4 RPM, via a low speed turning gear, prior to starting. With signals from the turbine control, the LCI will accelerate or decelerate the generator to a self sustaining speed required for purge, light-off , waterwash etc. Deceleration is a coast-down function.

                    Starting excitation is provided by GE's EX2000 excitation system

                    Conventional, 3-phase , 12-pulse bridge circuits are used for the rectifier and inverter and are connected through a dc link inductor. A transformer provides 3-phase power, impedance for fault protection, and electrical isolation from system disturbances to ground.

                    The drive system protective strategy is to provide a high level of fault protection for the major equipment. The protective relaying includes phase overcurrent, ground fault and motor protection. The rectifier inverter will include voltage surge protection and full fault suppression capability for internal faults or malfunctions. A drive system monitor and diagnostic fault indications continuously monitor the condition and operation of the LCI.

                    The following equipment is provided as part of the static start system:

          2.5.3.2   LOW SPEED TURNING GEAR

                    The gear assembly is located on the collector end of the generator and is used for slow speed operation (approx. 4
                    RPM), cooldown and standby turning and rotor breakaway during startup.

          2.5.3.3   POWER CONVERSION EQUIPMENT

                    The LCI power conversion equipment is mounted in a NEMA 4 ventilated enclosure and consists of the following:

                   -- One (1) 12-pulse converter with series redundant thyristor cells to rectify ac line power to controlled voltage dc power.

                   -- One (1) inverter with series redundant cells to convert dc link power to controlled frequency ac power.

                   -- Cooling Fan and Electrical Filter Compartment: Two (2) ventilation fans are provided to cool the inverter section. The dc filters provide protection from voltage spikes as well as providing sufficient latching current to turn on the SCR's.

                   --    Control Panel

                    The control panel is located in a NEMA 1 enclosure. It contains the microprocessor system control logic for firing, drive sequencing, diagnostics and protective functions, acceleration (ramping function), excitation system interface and input/output signal interfacing. Door mounted panel meters and operator devices are also provided.

          2.5.3.4   DC LINK REACTOR

                    The dc link is a dry-type air-core reactor, convection cooled, located in an outdoor protective enclosure.

                    It is electrically connected between the converter and the inverter. The inductor helps smooth the dc current to eliminate coupling between the frequencies of the converter and inverter. The dc link also provides protection during system faults by limiting the current.

                    Reactor rating is as follows:

                    --    890 amps dc continuous,

                    --    Inductance - 20 millineries

                    --    5000v to ground

                    -- Momentary fault capacity of 13,000 amperes and braced to withstand 30,000 amperes peak asymmetrical fault for 1/2 Hz

                    --    Class H insulation

          2.5.3.5   FUSED CONTACTOR (4160 VOLT)

                    Contains 4160 volt fused contactor for circuit isolation under normal conditions. The fuse is rated to interrupt the current if a fault occurred in the inverter section during startup.

          2.5.3.6   ISOLATION TRANSFORMER

                    The isolation transformer is an oil-filled type and is located in an outdoor weather-protected enclosure. It provides electrical isolation and impedance for system protection against notching and harmonic distortion. The transformer is designed for service with a three phase, twelve pulse power converter connected to the secondary winding.

                    One transformer is provided for each two gas turbine-generators.

                    Transformer rating as follows:

                    --    5500 KVA, 4160V pri-4160 / dual 480VAC sec

                    --    1250 KVA exciter winding- 515v, 3 phase, 60 hz

                    --    Impedance   6%

                    --    Ambient     30DEG.C average, 50DEG.C maximum

                    --    Altitude    3300 ft above sea level

                    --    Delta connected primary, BIL 95 KV

                    --    Wye connected secondary

                    --    Delta connected exciter winding

                         --   BIL 60 KV

                         --   Continuous voltage to ground

                         --   5.2 KV

          2.5.3.7   MOTORIZED DISCONNECT SWITCH

                    Each static start motor-operated generator three pole disconnect switch is rated at 18 KV, 1250 A continuous, 80 KA momentary, no load break. They are separately mounted and is electrically connected between the inverter and the feed for the generator stator.

                    TURBINE CONTRACT APPENDIX A-2

                            4. COMPONENT PERFORMANCE

------------------------------------------------------------------------------
4.1  ESTIMATED GAS TURBINE PERFORMANCE

TURBINECONTRACT APPENDIX A-4 COVER

TURBINE CONTRACT APPENDIX A-4


[*] The following four (4) pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                              6. PERFORMANCE CURVES


-------------------------------------------------------------------------------
6.1      TURBINE AND GENERATOR PERFORMANCE CURVES


6.1.1    GAS TURBINE CURVES

                                                CURVE                                NUMBER            DATE
                   Estimated Single Unit Performance, Base (gas fuel)              522HA851          4/17/98

                   Compressor Inlet Temperature Corrections, Base (gas fuel)       522HA852          4/17/98

                   Modulated Inlet Guide Vane Effect (gas fuel)                    522HA853          4/17/98

                   Estimated Single Unit Performance, Base (oil fuel)              544HA223          5/26/99

                   Compressor Inlet Temperature Corrections, Base (oil fuel)       544HA225          5/26/99

                   Modulated Inlet Guide Vane Effect (oil fuel)                    544HA224          5/26/99

                   Altitude Correction Factor for Turbine                          4l6HA662A         4/24/90

                   Humidity Effects Curve                                          498HA697B         10/10/89

6.1.2    GAS TURBINE HYDROGEN COOLED GENERATOR PERFORMANCE CURVES

                                                CURVE                                NUMBER
                   Estimated Saturation and Synchronous Impedance Curve            80203G1-1

                   Estimated Generator Reactive Capability Curve                   80203G1-2

                   Estimated Excitation V Curve                                    80203G1-3

                   Generator Output as a Function of Cold Gas Temperature          80203G1-7A

                   Generator Output as a Function of Cold Liquid Temperature       80203G1-7B

                   Voltage - Frequency Capability Curve                            80203G1-VF

6.1.3    GAS TURBINE STARTUP CURVES AND DURATION CURVE

                                                CURVE                               NUMBER
                   Typical 7FA Gas Turbine Startup Curve

                   LCI Start

                   DLN 2.6


6.1.4    GAS TURBINE ALLOWABLE LOAD CHANGE RATES

               During normal load, the unit can be loaded from FSNL to base load in 12 minutes. During fast load, the unit can be loaded from FSNL to base load in 4 minutes.

The following is a description of information which cannot be submitted electronically:

APPENDIX 6 - PERFORMANCE CURVES

GENERAL ELECTRIC MODEL PG7241(FA) GAS TURBINE

Page 4.2      Estimated Performance - Configuration: DLN Combustor
              Compressor 59 F (15 C), 60% Relative Humidity Atmospheric Pressure
              14.7 psia (1.013 bar)

Page 4.3 Effect of Compressor Inlet Temperature on Output, Heat Rate, Heat Consumption, Exhaust Flow and Exhaust Temperature at Baseload

Page 4.4 Effect of Inlet Guide Vane on Exhaust Flow and Temperature As a Function of Output and Compressor Inlet Temperature

GENERAL ELECTRIC GAS TURBINE ALTITUDE CORRECTION FACTOR

Page 4.5 Altitude Vs Atmospheric Pressure And Altitude Vs Correction Factor For Gas Turbine Output and Fuel Consumption

GENERAL ELECTRIC MS6001, MS7001 AND MS9001 GAS TURBINES

Page 4.6 Corrections to Output and Heat Rate For Non-Iso Specific Humidity Conditions For Operation At Base Load On Exhaust Temperature Control Curve

ESTIMATED SATURATION AND SYNCHRONOUS IMPEDANCE CURVES

Page 4.7      198900 KVA - 3600 RPM - 18000 VOLTS - 0.90 PF
              335 FLD VOLTS - 45 C COLD GAS - 30 PSIG H2

ESTIMATED REACTIVE CAPABILITY CURVES

Page 4.8      198900 KVA - 3600 RPM - 18000 VOLTS - 0.90 PF
              335 FLD VOLTS - 45 C COLD GAS - 30 PSIG H2

ESTIMATED EXCITATION V CURVES

Page 4.9      198900 KVA - 3600 RPM - 18000 VOLTS - 0.90 PF
              335 FLD VOLTS - 45 C COLD GAS - 30 PSIG H2

GENERATOR OUTPUT AS A FUNCTION OF COLD GAS TEMPERATURE

Page 4.10     198900 KVA - 3600 RPM - 18000 VOLTS - 0.90 PF
              335 FLD VOLTS - 45 C COLD GAS - 30 PSIG H2

GENERATOR OUTPUT AS A FUNCTION OF COLD LIQUID TEMPERATURE

Page 4.11     198900 KVA - 3600 RPM - 18000 VOLTS - 0.90 PF
              335 FLD VOLTS - 45 C COLD GAS - 30 PSIG H2

PG7241FA GAS TURBINE TYPICAL STARTUP CHARACTERISTICS (@ISO CONDITIONS; NG FUEL)


TURBINECONTRACTAPPENDIXA-6

       7.     DIVISION OF RESPONSIBILITY/SUPPLY BY OTHERS



       To provide a complete operational installation, additional equipment and services not included in this proposal must be provided by the customer or the installer. These include, but are not limited to, the following:

7.1    CIVIL



       - Foundation design and construction with all embedments including sub-sole plates, anchor bolts, and conduit

       -      Grounding grid and connections

       -      Necessary drainage, including sumps and piping

7.2    MECHANICAL


       - Gas fuel in accordance with GEI-41040, Process Specification Fuel Gases for Combustion in Heavy-Duty Gas Turbines (see Reference Documents chapter)

              -      Gas fuel heated to 50 o F above its dew point.

              -      Gas supply shutoff valve located remotely from the unit

       7.2.1  CUSTOMER GAS FUEL SYSTEM SUPPLY REQUIREMENTS

              1. The gas fuel pressures specified in this document are referenced to FG1. This point identifies the purchaser connection as shown on the Purchaser Connection Drawing.

              2. The fuel gas delivered to the turbine is to meet the most recent revision of the Process Specification Fuel Gases For Combustion in Heavy-Duty Gas Turbines - GEI-41040.

              3. Maximum supply pressure excursions are limited to either 1% per second ramp or 5% step. The 1% per second ramp is applicable over the range of minimum pressure requirement to maximum operating pressure. The 5% step is applicable over the range of minimum pressure requirement to 95% of maximum operating pressure and with a maximum of one 5% step change in 5 seconds.

              4. Provide over-pressure protection, (including safety valve accumulation), such that the maximum mechanical design pressure is not exceeded at FG1.

       -      FUEL SUPPLY PRESSURE REQUIREMENTS


                       MEASUREMENT                                VALUE
Model Series                                                      PG7241

Combustor                                                         DLN 2.6

Maximum Mechanical Design Pressure psig (kPa)                       575

Maximum Operating Pressure psig (kPa)                               475

Minimum required pressure psig (kPa)                                415

Maximum temperature at minimum pressureDEG.F(DEG.C)                 120

Customer fuel modified Wobbe Index                                LATER

NOTES:

1. The minimum pressure is specified at FG1 with respect to the model series, fuel temp, ambient conditions, combustor, and customer design fuel.

2. Maximum mechanical design pressure is specified to provide over-pressure protection, (including safety valve accumulation), such that the maximum mechanical design pressure value is not exceeded at FG1.

3. Maximum operating pressure refers to the maximum turndown capability of the speed ratio valve.

4. Minimum pressure required is referenced to the coldest ambient temperature and the maximum fuel temperature. This value is applicable across the range of operation.

5. Minimum fuel temp required superheat above the hydrocarbon dewpoint at FG1 is quoted in GEI41040.

6. The Modified Wobbe Index allowable variation from that quoted in the table is +/- 5%.

                                [GRAPHIC]

       - Liquid fuel in accordance with GEI-41047, Gas Turbine Liquid Fuel Specifications (see Reference Documents chapter)

              - Storage tank(s), fuel forwarding and piping to the liquid fuel atomizing air skid inlet

              -      Piping from the skid outlet to the turbine inlet connection

              Note: Customer shall provide fuel analyses of actual operating fuel(s) 30 days prior to the first fire of the gas turbine

       -      Distillate fuel forwarding skid

       - Mineral lube oil in accordance with GE Lube Oil Recommendations (see Reference Documents chapter)

       -      Inlet System

              -      Inlet heating interconnecting piping

       -      Exhaust System

              -      Exhaust duct/stack

              - External exhaust system finish paint including any tie coats

       - Demineralized water for the water injection system in accordance with the following:



            Total solids                                                  5 ppm max

            Total trace metals: sodium + potassium +                    0.5 ppm max
            lithium + vanadium + lead)

            pH                                                            6.5 - 7.5


       - Where contaminants are present in the water, the total limits in the fuel, water and air should be controlled such that the total concentration equivalent in the fuel (from all sources) conforms to the following limits:

                            CONTAMINANT                             MAX. EQUIVALENT
                                                               CONCENTRATION (PPM-WEIGHT)
            Sodium plus Potassium plus lithium                            1.0

            Lead                                                          1.0

            Vanadium                                                      0.5

            Calcium                                                       2.0


       - The water quality requirement can generally be satisfied by demineralized water.

- Coolant in accordance with GE cooling system specifications for gas turbine lubrication, turbine supports, atomizing air and generator cooling systems (see Reference Documents chapter)

-      Vent and drain piping or ducting, as needed

-      Unit walkways by GE

- Water for compressor cleaning system in accordance with GEK-103623, Gas Turbine Compressor Washing--Liquid Washing Recommendations (see Reference Documents chapter)

-      Starting System

       -      LCI heat exchanger piping

       -      LCI system cables

       -      LCI isolation transformer breaker and protection

       -      Start-up PPT overcurrent relays

-      Miscellaneous Systems

       -      Station instrument air

       -      Station instrument air for start-up

       - Interconnecting piping between the accessory compartment and liquid fuel/atomizing air skid

       -

7.3      ELECTRICAL

       -      AC electric power for gas turbine auxiliaries

       -      Electric power for station auxiliaries

       -      Line side current and potential transformers

       -      Generator circuit breaker

       -      ISO phase bus duct

       -      Interconnecting cables

7.4      INSTALLATION/ERECTION

       - Transportation from the nearest rail siding, unloading, placement on foundation and installation of the equipment offered in this Proposal

       - Construction services including electric power, lighting, temporary heaters, test equipment, compressed air, crane(s) and all required standard tools

       -      Storage and security for equipment received

       - Finish paint including any special external finish paints required for corrosion protection with any required tie coats

       - Interconnecting piping between the turbine-generator equipment and / or auxiliary skids, such as cooling water, water wash, exhaust frame blowers, and fire protection systems, as applicable

       -      Perform necessary preoperational work

       -      Cables and bus duct as follows:

              -- Control cables between controls equipment (or control cab if supplied), fuel forwarding system, remote control panels, customer devices, other off-base devices and auxiliary skids

              -- Power cables between the generating units, controls equipment (or control cab), fuel forwarding system, remote panels, customer devices, other off-base devices and auxiliary skids

       - Access, necessary authorizations, and office facilities for GE personnel required during installation and start-up

7.5      START-UP/TEST

       -      Operating personnel for starting, preliminary runs and tests

       - Lubricating fluid, greases, CO2, and supplies for starting, preliminary runs, tests and normal operation thereafter

       -      Fuel and load for tests

       -      All field performance tests will be as described in Appendix C.


TURBINECONTRACTAPPENDIXA-7

                             8. CODES AND STANDARDS

8.1    GAS TURBINE-GENERATOR

                               GE considers the applicable sections of the following US and ISO codes and standards to be the most relevant for the gas turbine equipment. Our designs and procedures are generally compliant with the applicable section for the following:

                               ---------------------------------------------------------------------------------------------
                               ANSI/ASCE 7-1993                    Minimum Design Loads for Buildings and Other Structures
                                                                   (Used for snow loads)

                               ---------------------------------------------------------------------------------------------
                               ANSI/ASME B1.1-1989                 Unified Inch Screw Threads (GE complies at the
                                                                   customer's connection)

                               ---------------------------------------------------------------------------------------------
                               ANSI/ASME B1.20.1-1983 (R1992)      General Purpose (Inch) Pipe Threads

                               ---------------------------------------------------------------------------------------------
                               ANSI/ASME B16.5-1996                Pipe Flanges and Flanged Fittings

                               ---------------------------------------------------------------------------------------------
                               ANSI/ASME B16.9-1993                Factory-Made Wrought Steel Butt Welding  Fittings

                               ---------------------------------------------------------------------------------------------
                               ANSI/ASME B16.21-1992               Nonmetallic Flat Gaskets for Pipe
                                                                   Flanges (Spiral-wound gaskets per API 601 may be
                                                                   used, particularly in turbine compartment piping.)

                               ---------------------------------------------------------------------------------------------
                               ANSI/ASME B31.3-1996                Chemical Plant and Petroleum Refinery Piping Gas
                                                                   turbine piping systems comply, with the exceptions
                                                                   to the following paragraphs:

                                                                    6.6.1            The standard factory performance
                                                                                     test serves as the leak test for
                                                                                     all gas turbine piping systems on
                                                                                     units and peripheral skids/hardware
                                                                                     except as noted on 6.6.2.

                                                                    6.6.2            Fuel gas steam injection systems
                                                                                     are tested as individual
                                                                                     fabrications at 1.5 times their
                                                                                     design operating pressures.

                               ---------------------------------------------------------------------------------------------
                               ANSI/ASME PTC-36-1985               Measurement of Industrial Sound (Used for Near-field
                                                                   Measurements Only)

                               ---------------------------------------------------------------------------------------------
                               ANSI B133.2-1997                    Basic Gas Turbine. GE complies, with the following
                                                                   exception to paragraph 8.5:
                                                                   Loose items such as jackscrews and eyebolts are not
                                                                   furnished. Provisions for use of such items are not
                                                                   included in the design.

                               ---------------------------------------------------------------------------------------------
                               ANSI B133.3-1981 (R1994)            Gas Turbine-Procurement Standard-Auxiliary Equipment
                                                                   (GE complies fully with design portions only.
                                                                   GE uses its own lube oil flushing procedure.

                               ---------------------------------------------------------------------------------------------

                               ---------------------------------------------------------------------------------------------
                                                                   Atomizing air receiver is not applicable.)
                               ---------------------------------------------------------------------------------------------
                               ANSI B133.4-1978 (R1997)            Gas Turbine Control and Protection Systems

                               ---------------------------------------------------------------------------------------------
                               ANSI B133.5-1978 (R1990)            Gas Turbine Electrical Equipment

                               ---------------------------------------------------------------------------------------------
                               ANSI B133.8-1977 (R1989)            Gas Turbine Installation Sound Emission (Used for
                                                                   Far-field Measurements Only)

                               ---------------------------------------------------------------------------------------------
                               ANSI/NFPA 12-1998                   Carbon Dioxide Extinguishing Systems

                               ---------------------------------------------------------------------------------------------
                               ANSI/NFPA 70-1999                   National Electrical Code (Electrical components are
                                                                   designed to meet the intent of this Code for Class
                                                                   1, Group D, Div. 2, Hazardous area classification,
                                                                   where appropriate.)

                               ---------------------------------------------------------------------------------------------
                               ANSI/IEEE C37-1995                  Guides and Standards for Circuit Breakers, Switchgear,
                                                                   Substations and Fuses

                               ---------------------------------------------------------------------------------------------
                               ANSI/IEEE C37.1-1994                Definition, Specification and Analysis of Systems Used
                                                                   for Supervisory Control, Data Acquisition and Automatic
                                                                   Control

                               ---------------------------------------------------------------------------------------------
                               ANSI/IEEE C37.2-1996                Electrical Power System Device Function Numbers (GE
                                                                   complies with respect to device designations except
                                                                   that, in a few cases, device numbers were modified
                                                                   or added to fit GE's needs.)

                               ---------------------------------------------------------------------------------------------
                               ANSI/IEEE C37.90.1-1989   (R 1994)  Surge Withstand Capability (SWC) Tests for Protective
                                                                   Relays and Relay Systems (Salem Controls)

                               ---------------------------------------------------------------------------------------------
                               ANSI/IEEE C57-1995                  Compilation of all C57 Standards

                               ---------------------------------------------------------------------------------------------
                               ANSI C50.10-1990                    Rotating Electrical Machinery - Synchronous Machines
                               ---------------------------------------------------------------------------------------------
                               ANSI C50.13-1989                    Rotating Electrical Machinery - Cylindrical Rotor
                                                                   Synchronous Generators

                               ---------------------------------------------------------------------------------------------
                               ANSI C50.14-1977 (R1989)            Requirements for Combustion Gas Turbine-Driven
                                                                   Cylindrical Rotor Synchronous Generators (GE does
                                                                   not provide a peak reserverating. Not all of the
                                                                   prototype tests indicated in Table 2 have
                                                                   necessarily been conducted.)

                               ---------------------------------------------------------------------------------------------
                               ANSI/IEEE 100-1996                  Dictionary of Electrical and Electronics Terms

                               ---------------------------------------------------------------------------------------------
                               NEMA MG1-1993                       Motors and Generators

                               ---------------------------------------------------------------------------------------------
                               NEMA MG2-1989                       Safety Standard for Construction and Guide for
                                                                   Selection, Installation and Use of Electric Motors and
                                                                   Generators

                               ---------------------------------------------------------------------------------------------
                               NEMA TR1-1993                       Transformers, Regulators and Reactors

                               ---------------------------------------------------------------------------------------------
                               ANSI S1.4-1983                      Specification for Sound Level Meters

                               ---------------------------------------------------------------------------------------------
                               ANSI S1.13-1971 (R1986)             Methods for the Measurement of Sound Pressure Levels

                               ---------------------------------------------------------------------------------------------
                               ANSI/SAE/J184-Feb. 87               Qualifying a Sound Data Acquisition System
                               ---------------------------------------------------------------------------------------------

                               AGMA 6011-G92                       Specification for High-Speed Helical Gear Units
                                                                   (Used for accessory gear and load gear except for
                                                                   service factor.)

                               ---------------------------------------------------------------------------------------------
                               UBC-1994                            Uniform Building Code (Used for wind loads and seismic
                                                                   design)

                               ---------------------------------------------------------------------------------------------
                               ANSI/IEEE 421.1-1986                Definitions for Excitation Systems for Synchronous
                                                                   Machines

                               ---------------------------------------------------------------------------------------------
                               EIA/TIA RS-232E-1991                Interface between Data Terminal Equipment and Data
                                                                   Circuit Terminating Equipment Employing Serial Binary
                                                                   Interchange

                               ---------------------------------------------------------------------------------------------


                               The GE Gas Turbine Drafting Standards are based on the following as appropriate to the gas turbine. Please note that in several instances (symbols, etc.) have been devised for GE's special needs (such as flow divider and manifolds):

                               ---------------------------------------------------------------------------------------------
                               ANSI/ASME B46.1-1985                Surface Texture

                               ---------------------------------------------------------------------------------------------
                               ANSI Y14.5M-1982 (R1988)            Dimensioning and Tolerancing

                               ---------------------------------------------------------------------------------------------
                               ANSI Y14.15-1966 (R1988)            Electrical and Electronics Diagrams (On-base gas
                                                                   turbine and accessory base equipment)

                               ---------------------------------------------------------------------------------------------
                               ANSI Y14.17-1966                    Fluid Power Diagrams

                               ---------------------------------------------------------------------------------------------
                               ANSI Y14.36-1978                    Surface Texture Symbols

                               ---------------------------------------------------------------------------------------------
                               ANSI/IEEE 315-1975 (R1994)          Graphic Symbols for Electrical and Electronics Diagrams

                               ---------------------------------------------------------------------------------------------
                               ANSI Y32.10-1967 (R1987)            Graphical Symbols for Fluid Power Diagrams

                               ---------------------------------------------------------------------------------------------
                               ANSI Y32.11-1961 (R1993)            Graphic Symbols for Process Flow Diagrams in the
                                                                   Petroleum and Chemical Industries

                               ---------------------------------------------------------------------------------------------
                               ANSI/ASME Y32.2.3-1949 (R1988)      Graphical Symbols for Pipe Fittings, Valves and Piping

                               ---------------------------------------------------------------------------------------------
                               ANSI/AWS A2.4-1993                  Symbols for Welding, Brazing and Nondestructive
                                                                   Examination

                               ---------------------------------------------------------------------------------------------
                               ASME Section VIII, Division 1 -     Boiler and Pressure Vessel Code--Pressure Vessels (for
                               1990                                Stator Frame Welds)

                               ---------------------------------------------------------------------------------------------
                               ISO 7919-1-1986                     Mechanical Vibrations - Measurements on Rotating Shafts
                                                                   and Evaluation
                               ---------------------------------------------------------------------------------------------
                               ISO 10816 (Draft)                   Mechanical Vibrations - Evaluation of Machine Vibration
                                                                   by Measurements of Non-rotating Parts

                               ---------------------------------------------------------------------------------------------
                               TEMA C, 7th Edition                 Mechanical Standards for Class C Heat Exchangers (for
                                                                   Commercial Coolers)

                               ---------------------------------------------------------------------------------------------
                               OSHA Regulation No. 1910-179-1995   Crane Lifts; Factor of Safety

                               ---------------------------------------------------------------------------------------------

8.2      RESERVED



8.3      OTHER CODES AND STANDARDS OF PRACTICE

                 In the event conflicts arise between the codes and standards of practice described herein and codes, laws, rules, decrees, regulation, standards, etc., of the Owner and/or country where the equipment is to be installed, the codes and standards of practice described herein will govern. If the Owner desires other codes and standards of practice to be utilized by GE or its Suppliers, they will be subject to negotiation and mutual agreement between the Owner and GE.

                 ---------------------------------------------------------------
                                             WARNING

                 MANUFACTURED WITH 1.1.1-TRICHLOROCTHANE, CFC-113 AND TCA, AND CONTAINS HALON-1301, HCFC-22 AND FREON-113, SUBSTANCES WHICH HARM PUBLIC HEALTH AND ENVIRONMENT BY DESTROYING OZONE IN THE UPPER ATMOSPHERE.
                 ---------------------------------------------------------------


8.4      CODES AND STANDARDS ORGANIZATION LISTING

                               Below is a list of the organizations with the addresses and phone numbers where codes and standards or related information can be purchased:

                               ---------------------------------------------------------------------------------------------
                               AGMA          American Gear Manufacturer's Association
                                             1500 King Street, Suite 201
                                             Alexandria, Virginia  22314 703-684-0211

                               ---------------------------------------------------------------------------------------------
                               ANSI          American National Standards Institute (Sales)
                                             11 West 42nd Street, 13th Floor

                               ---------------------------------------------------------------------------------------------


                               ---------------------------------------------------------------------------------------------
                                             New York, New York  10036 212-642-4900  Phone          212-302-1286   Fax
                               ---------------------------------------------------------------------------------------------
                               ASCE          American Society of Civil Engineers
                                             345 East 47th Street
                                             New York, New York  10017-2398 800-548-2723

                               ---------------------------------------------------------------------------------------------
                               ASME          The American Society of Mechanical Engineers
                                             22 Law Drive, Box 2900
                                             Fairfield, NJ  07007-2900 201-882-1167

                               ---------------------------------------------------------------------------------------------
                               AWS           American Welding Society
                                             550 N. Lejeune Road
                                             Miami, Florida  33126 305-443-9353

                               ---------------------------------------------------------------------------------------------
                               EIA           Electronic Industries Association
                                             Global Engineering Documents (Distributor)
                                             1990 M Street, Suite 400
                                             Washington, D.C.  20036 800-854-7179

                               ---------------------------------------------------------------------------------------------
                               IEEE          Institute of Electrical and Electronic Engineers, Inc.
                                             345 East 47th Street
                                             New York, New York  10017 212-705-7900

                               ---------------------------------------------------------------------------------------------
                               ISO           International Organization for Standardization
                                             Case Postal 56
                                             CH-1211
                                             Geneva 20, Switzerland
                                             Contact ANSI - (212-642-4900)

                               ---------------------------------------------------------------------------------------------
                               NEMA          National Electrical Manufacturer's Association (Publications)
                                             2101 L Street, N.W.
                                             Washington, D.C.  20037 202-457-8400   Phone            202-457-8473    Fax

                               ---------------------------------------------------------------------------------------------
                               NFPA          National Fire Protection Association
                                             1 Batterymarch Park
                                             P.O. Box 9146
                                             Quincy, MA  02269-9146 1-800-344-3555

                               ---------------------------------------------------------------------------------------------
                               OSHA          Office of Safety & Health Standards
                                             U.S. Department Of Labor
                                             200 Constitution Avenue, NW - Room N3101
                                             Washington, D.C.  20210 202-219-4667

                               ---------------------------------------------------------------------------------------------
                               TEMA          Tubular Exchanger Manufacturers Association
                                             25 North Broadway
                                             Tarrytown, NY  10591

                                             914-332-0040

                               ---------------------------------------------------------------------------------------------
                               UBC           Uniform Building Code
                               ---------------------------------------------------------------------------------------------

                               ---------------------------------------------------------------------------------------------
                                             International Conference of Building Officials
                                             5360 South Workman Mill Road
                                             Whittier, CA  90601
                                             310-699-0541

                               ---------------------------------------------------------------------------------------------

TURBINECONTRACTAPPENDIXA-9

                                 9. DATA SHEETS

9.1      TECHNICAL DATA

                 The following technical data is typical for the size and type of unit proposed and except for that information specifically identified as being guaranteed, this data is preliminary in nature and subject to change based on final equipment design and component selection.

9.1.1    GAS TURBINE

                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------

                                 Type                                                 Heavy duty
                               ---------------------------------------------------------------------------------------------
                                 Stages                                               3

                               ---------------------------------------------------------------------------------------------
                                 Configuration                                        Single shaft, 2 bearing

                               ---------------------------------------------------------------------------------------------
                                 Operating speed                                      3600 rpm

                               ---------------------------------------------------------------------------------------------
                                 Critical speeds

                               ---------------------------------------------------------------------------------------------
                                      First rpm

                               ---------------------------------------------------------------------------------------------
                                           Laterial                                   1154

                               ---------------------------------------------------------------------------------------------
                                           Torsional                                  1309

                               ---------------------------------------------------------------------------------------------
                                      Second rpm

                               ---------------------------------------------------------------------------------------------
                                           Laterial                                   1212

                               ---------------------------------------------------------------------------------------------
                                           Torsional                                  7403

                               ---------------------------------------------------------------------------------------------
                                      Third rpm

                               ---------------------------------------------------------------------------------------------
                                           Laterial                                   2066

                               ---------------------------------------------------------------------------------------------
                                           Torsional                                  10305

                               ---------------------------------------------------------------------------------------------
                                      Fourth rpm (laterial)                           3044

                               ---------------------------------------------------------------------------------------------
                                      Fifth rpm (laterial)                            3162

                               ---------------------------------------------------------------------------------------------
                                 Maximum tip speed                                    1615 fps

                               ---------------------------------------------------------------------------------------------
                                 Trip speed

                               ---------------------------------------------------------------------------------------------
                                      Electrical                                      3960 rpm

                               ---------------------------------------------------------------------------------------------
                                 Maximum temperature                                  2420DEG.F

                               ---------------------------------------------------------------------------------------------
                                 First stage rotor bucket material

                               ---------------------------------------------------------------------------------------------
                                      Metal                                           *DS-GTD-111

                               ---------------------------------------------------------------------------------------------
                                      Coating                                         GE proprietary coating

                               ---------------------------------------------------------------------------------------------

                               ---------------------------------------------------------------------------------------------
                                 Second stage rotor bucket material

                               ---------------------------------------------------------------------------------------------
                                      Metal                                           DS-GTD-111

                               ---------------------------------------------------------------------------------------------
                                      Coating                                         GE proprietary coating
                               ---------------------------------------------------------------------------------------------
                                 Third stage rotor bucket material

                               ---------------------------------------------------------------------------------------------
                                      Metal                                           GTD-111

                               ---------------------------------------------------------------------------------------------
                                      Coating                                         GE proprietary coating

                               ---------------------------------------------------------------------------------------------
                                 Stator nozzle material

                               ---------------------------------------------------------------------------------------------
                                      First                                           FSX-414

                               ---------------------------------------------------------------------------------------------
                                      Second and third                                GTD-222

                               ---------------------------------------------------------------------------------------------
                                 Rotor wheel material                                 In-706

                               ---------------------------------------------------------------------------------------------

                 * Directionally solidified casting with serpentine cooling passages

9.1.2    COMPRESSOR

                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Type                                                 Axial flow

                               ---------------------------------------------------------------------------------------------
                                 Stages                                               18

                               ---------------------------------------------------------------------------------------------
                                 Rati-                                                15.3 (ISO)

                               ---------------------------------------------------------------------------------------------
                                 Maximum tip speed                                    1269 fps

                               ---------------------------------------------------------------------------------------------
                                 Inlet guide vanes                                    Variable-modulating

                               ---------------------------------------------------------------------------------------------
                                 Rotor blade material

                               ---------------------------------------------------------------------------------------------
                                      Stages 0 through 8                              C-450
                               ---------------------------------------------------------------------------------------------
                                      Stages 9 through 17                             AISI-403
                               ---------------------------------------------------------------------------------------------
                                 Stator blade material

                               ---------------------------------------------------------------------------------------------
                                      Stages 0 through 8                              C-450
                               ---------------------------------------------------------------------------------------------
                                      Stages 9 through 17                             AISI-403
                               ---------------------------------------------------------------------------------------------
                                 Rotor material

                               ---------------------------------------------------------------------------------------------
                                      Stages 0 through 14                             Ni Cr MoV
                               ---------------------------------------------------------------------------------------------
                                      Stages 15 through 17                            Cr Mo V
                               ---------------------------------------------------------------------------------------------
                                 Inlet guide vane material                            C-450
                               ---------------------------------------------------------------------------------------------

9.1.3    BEARINGS


                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Radial type (2)                                      Tilt Pad

                               ---------------------------------------------------------------------------------------------

                               ---------------------------------------------------------------------------------------------
                                 Thrust type (1)                                      Tilt pad

                               ---------------------------------------------------------------------------------------------

9.1.4    COMBUSTION

                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Type                                                 Can annular reverse flow

                               ---------------------------------------------------------------------------------------------
                                 Number of chambers                                   14

                               ---------------------------------------------------------------------------------------------
                                 Materials

                               ---------------------------------------------------------------------------------------------
                                      Liners                                          Nimonic 263

                               ---------------------------------------------------------------------------------------------
                                      Transition pieces                               Nimonic 263

                               ---------------------------------------------------------------------------------------------
                                 Igniters (quantity)                                  2

                               ---------------------------------------------------------------------------------------------
                                 Flame detectors

                               ---------------------------------------------------------------------------------------------
                                      Quantity                                        4

                               ---------------------------------------------------------------------------------------------

9.1.5    WATER INJECTION


                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Required inlet pressure                              0-20 psig

                               ---------------------------------------------------------------------------------------------
                                 Maximum inlet temperature                            110DEG.F

                               ---------------------------------------------------------------------------------------------
                                 Minimum inlet temperature                            35DEG.F

                               ---------------------------------------------------------------------------------------------

9.1.6    NATURAL GAS FUEL


                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Pressure required

                               ---------------------------------------------------------------------------------------------
                                      * Maximum                                       475 psig

                               ---------------------------------------------------------------------------------------------
                                      * Minimum                                       415 psig

                               ---------------------------------------------------------------------------------------------
                                 Fuel gas temperature (minimum)                       50DEG.F of superheat

                               ---------------------------------------------------------------------------------------------

                 * Fuel gas supply pressure is measured at the inlet connection to the gas fuel valve module, and the pressure value at this point is referenced to site conditions. For typical gas fuel quality information, refer to GEI-41040, Process Specification Fuel Gases for Combustion in Heavy-Duty Gas Turbines in the Reference Document Chapter.

9.1.7    LIQUID FUEL

                 For typical liquid fuel quality information, refer to GEI 41047, Gas Turbine Liquid Fuel Specifications in the Reference Document Chapter.

9.1.8    LUBRICATION AND HYDRAULIC CONTROL OIL


                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Configuration (turbine and generator)                Common supply

                               ---------------------------------------------------------------------------------------------
                                 Oil type                                             Mineral oil
                                                                                      Reference GEK-32568

                               ---------------------------------------------------------------------------------------------
                                 Retention time                                       5 minutes

                               ---------------------------------------------------------------------------------------------
                                 Bearing supply pressure nominal                      25 psig

                               ---------------------------------------------------------------------------------------------
                                 Bearing supply temperature (nominal)                 130DEG.F

                               ---------------------------------------------------------------------------------------------
                                 Main oil pump

                               ---------------------------------------------------------------------------------------------
                                      Type                                            Centrifugal

                               ---------------------------------------------------------------------------------------------
                                      Driver                                          AC motor

                               ---------------------------------------------------------------------------------------------
                                 Auxiliary oil pump

                               ---------------------------------------------------------------------------------------------
                                      Type                                            Centrifugal

                               ---------------------------------------------------------------------------------------------
                                      Driver                                          AC motor

                               ---------------------------------------------------------------------------------------------
                                 Emergency oil pump

                               ---------------------------------------------------------------------------------------------
                                      Type                                            Centrifugal

                               ---------------------------------------------------------------------------------------------
                                      Driver                                          DC motor

                               ---------------------------------------------------------------------------------------------
                                 Lube filters                                         Duplex, 17 u nominal

                               ---------------------------------------------------------------------------------------------
                                 Lube cooler                                          Plate and frame (stainless) water

                                                                                      cooled

                               ---------------------------------------------------------------------------------------------

9.1.9    INLET AIR


                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Air filter

                               ---------------------------------------------------------------------------------------------
                                      Normal pressure loss                            2.0 in. H2O

                               ---------------------------------------------------------------------------------------------
                                      Maximum pressure loss (dirty)                   4.0 in. H2O
                               ---------------------------------------------------------------------------------------------

9.1.10   EXHAUST SYSTEM


                               ---------------------------------------------------------------------------------------------
                                             MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 External duct shell and stiffeners      A36 carbon steel

                               ---------------------------------------------------------------------------------------------
                                 Internal flow liner                     Duct walls: 409 stainless steel
                                                                         Silencer panels (if provided): ASTM/A176 TY 409
                                                                         stainless steel perforated sheet
                               ---------------------------------------------------------------------------------------------
                                 External duct primer                    Inorganic zinc

                               ---------------------------------------------------------------------------------------------

9.1.11   ACOUSTICS


                               ---------------------------------------------------------------------------------------------
                                  OCTIVE BAND      31.5     63      125     250     500     1000     2000    4000    8000
                                      (HZ)
                               ---------------------------------------------------------------------------------------------
                                 DB                 131     142      146     145     137      139     132     115      98
                               ---------------------------------------------------------------------------------------------

                               The sound level defined above is exclusive of any noise radiated by the customer's exhaust system. The sound power level is measured in dB relative to 10-12 watts, at the exhaust plenum exit, under base load conditions. Measuring procedures are in accordance with ASME PTC 36 (near field) and/or ANSI B133.8 (far field).

9.1.12   FIRE PROTECTION

                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Type                                                 Low presssure CO2

                               ---------------------------------------------------------------------------------------------
                                 System                                               Multi-zone

                               ---------------------------------------------------------------------------------------------
                                 Detector                                             Fixed type temperature sensors

                               ---------------------------------------------------------------------------------------------
                                 Detector manufacturer                                Fenwal or equal

                               ---------------------------------------------------------------------------------------------
                                 Number of detectors                                  22

                               ---------------------------------------------------------------------------------------------

9.1.13   COOLING WATER MODULE


                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Nominal heat duty*                                   200,000 to 317,000 Btu/min
                                                                                      (211 to 334 MJ/min)

                               ---------------------------------------------------------------------------------------------
                                 Supply temperature (maximum)                         120DEG.F (49DEG.C)

                               ---------------------------------------------------------------------------------------------
                                 Supply pressure (maximum)                            125 psig (862 KPag)
                               ---------------------------------------------------------------------------------------------
                                 Expected system pressure drop                        45 psid (310 KPad)
                               ---------------------------------------------------------------------------------------------

                 * Actual value depends on site configuration and conditions.

9.1.14   STARTING SYSTEM


                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Configuration                                        Generator static start

                               ---------------------------------------------------------------------------------------------
                                 Manufacturer                                         GE

                               ---------------------------------------------------------------------------------------------
                                 Type                                                 Load commutating inverter (LCI)
                                                                                      frequency drive

                               ---------------------------------------------------------------------------------------------

9.1.15   CONTROLS


                               ---------------------------------------------------------------------------------------------
                                                    MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 Manufacturer                                         GE

                               ---------------------------------------------------------------------------------------------
                                 Model                                                SPEEDTRONIC( Mark V

                               ---------------------------------------------------------------------------------------------
                                 Type                                                 Triple Modular Redundant (TMR)
                                                                                      Microprocessor based

                               ---------------------------------------------------------------------------------------------
                                 Display                                              Color graphics (CRT)

                               ---------------------------------------------------------------------------------------------
                                 Operator input                                       Keyboard and cursor positioning
                                                                                      device (mouse or trackball)

                               ---------------------------------------------------------------------------------------------
                                 Control panel supply                                 125 Vdc

                               ---------------------------------------------------------------------------------------------
                                 Auxiliary power supply                               120 Vac

                               ---------------------------------------------------------------------------------------------
                                 Enclosure                                            NEMA Class I

                               ---------------------------------------------------------------------------------------------
                                 Generator control panel manufacturer                 GE
                                 (includes protective relays and synchronizing
                                 equipment)

                               ---------------------------------------------------------------------------------------------
                                 Auxiliary panel manufacturer                         GE

                               ---------------------------------------------------------------------------------------------
                                 MCC

                               ---------------------------------------------------------------------------------------------
                                      AC                                              480Vac, 3 phase, 60 Hz
                               ---------------------------------------------------------------------------------------------
                                      DC                                              125 Vdc

                               ---------------------------------------------------------------------------------------------
                                 Air conditioning and heating                         240 Vac, 1 phase, 60 Hz
                               ---------------------------------------------------------------------------------------------
                                 Convenience outlets and lighting                     120 Vac

                               ---------------------------------------------------------------------------------------------

9.1.16   BATTERY AND ACCESSORIES


                               ---------------------------------------------------------------------------------------------
                                     BATTERY SYSTEM FEATURES                             DESCRIPTION
                               ---------------------------------------------------------------------------------------------
                                 Battery Type                      56 Cell 125Vdc nominal calcium-alloyed Flooded
                                                                   lead/acid type Floated at 129Vdc (2.30 volts/cell)
                                                                   Equalized at 135Vdc (2.41 volts/cell)

                               ---------------------------------------------------------------------------------------------
                                 Shipping                          Batteries shipped in special shipping contains to
                                                                   the site for installation.

                               ---------------------------------------------------------------------------------------------
                                 Installation                       Mounted in the control compartment

                               ---------------------------------------------------------------------------------------------
                                 Charger Type                       Single phase 35 amp charger
                               ---------------------------------------------------------------------------------------------

9.1.17           EX2000P DIGITAL, STATIC, VOLTAGE REGULATOR FOR BUS FED
                 (STATIC) EXCITERS


                               ---------------------------------------------------------------------------------------------
                                               MEASUREMENT                                      VALUE
                               ---------------------------------------------------------------------------------------------
                                 General

                               ---------------------------------------------------------------------------------------------
                                      Excitation System Type                 Digital Static Potential Source

                               ---------------------------------------------------------------------------------------------
                                 Performance (per IEEE std 421.2)

                               ---------------------------------------------------------------------------------------------
                                 Response                                    High Initial Response

                               ---------------------------------------------------------------------------------------------
                                       Standard Response                     2.0 Response Ratio and 160% VFFL ceiling @ generator
                                                                             terminal voltage = 1.0 per unit based on a field
                                                                             winding temperature of 100DEG.C (Per IEEE 421)

                               ---------------------------------------------------------------------------------------------
                                 Compliant Standards

                               ---------------------------------------------------------------------------------------------
                                      ANSI/IEEE                              ANSI C37.2, C37.18, C37.20, C57.9x series,
                                                                             IEEE 383, 421, 421A, 421B, 421.1

                               ---------------------------------------------------------------------------------------------
                                      NEMA/ICS                               AB1, ICS1-111, ICS6-110, SG3, WC7

                               ---------------------------------------------------------------------------------------------
                                      CSA                                    All applicable standards

                               ---------------------------------------------------------------------------------------------
                                      NEC                                    All applicable guidelines

                               ---------------------------------------------------------------------------------------------
                                      UBC                                    Meets Zone 4 Requirements

                               ---------------------------------------------------------------------------------------------
                                 Rectifier Bridge

                               ---------------------------------------------------------------------------------------------
                                      Type                                   6 SCR, Full-wave, Full-inverting

                               ---------------------------------------------------------------------------------------------
                                      Fuses                                  Fast-acting, Current-Limiting, one per leg

                               ---------------------------------------------------------------------------------------------
                                 Input Control Power Requirements

                               ---------------------------------------------------------------------------------------------
                                      From Preferred Station Service         120 Vac Single Phase

                               ---------------------------------------------------------------------------------------------
                                       Field Ground Detector                 0.3 amperes continuous

                               ---------------------------------------------------------------------------------------------
                                 125 Vdc/250 Vdc Station Battery

                               ---------------------------------------------------------------------------------------------
                                      Field Flashing                         15% of generator no-load field current for 15
                                                                             secs

                               ---------------------------------------------------------------------------------------------
                                      Control Power without Hot Backup       2.50 amperes continuous

                               ---------------------------------------------------------------------------------------------
                                      Control Power with Hot Backup          5.00 amperes continuous
                               ---------------------------------------------------------------------------------------------
                                 Environmental (Enclosure)

                               ---------------------------------------------------------------------------------------------
                                      Operating Temperature Range            0C to +30C (32F to 86F)

                               ---------------------------------------------------------------------------------------------
                                      Storage Temperature Range              -40C to +70C (-40F to +158F)

                               ---------------------------------------------------------------------------------------------
                                      Humidity                               5% to 95% non-condensing
                               ---------------------------------------------------------------------------------------------
                                      Heat Dissipation                       18,000 W @ 1900 ADC. Linear relationship for other
                                                                             currents.
                               ---------------------------------------------------------------------------------------------

                                 Line filter module (Not required for PPT
                                 secondary Voltages LESS THAN 250 Vac)
                               ---------------------------------------------------------------------------------------------
                                      Dimensions                             13 in. H x 19 in. D x 22 in. W
                               ---------------------------------------------------------------------------------------------
                                      Weight                                 Approximately 50 lbs

                               ---------------------------------------------------------------------------------------------
                                      Mounting Requirements                  When height restrictions prevent this module from
                                                                             being mounted on top of the main EX2000 enclosure,
                                                                             it must be mounted within a 15 foot wire run of the
                                                                             main EX2000 enclosure.

                               ---------------------------------------------------------------------------------------------

9.1.18   ESTIMATED POWER CONSUMPTION OF ELECTRICAL AUXILIARIES AT ISO CONDITIONS


                               ---------------------------------------------------------------------------------------------
                                                AUXILIARY                    START    START    OPS      OPS      STANDBY
                                                                             (KW)     (KW)     (KW)    (KW)       (KW)
                                                                              GAS     DIST     GAS     DIST
                                                                             FUEL     FUEL     FUEL    FUEL
                               ---------------------------------------------------------------------------------------------
                                 Static start                                 7140     7140
                               ---------------------------------------------------------------------------------------------
                                 Lube oil pump                                  83       83      83       83           83
                               ---------------------------------------------------------------------------------------------
                                 Hydraulic oil pump                             50       50      50       50           50
                               ---------------------------------------------------------------------------------------------
                                 Exhaust frame blowers                          68       68      68       68
                               ---------------------------------------------------------------------------------------------
                                 Turning gear motor                                                                     6

                               ---------------------------------------------------------------------------------------------
                                 Atomizing air compressor                               414              414
                               ---------------------------------------------------------------------------------------------
                                 Turbine compt vent fans                        32       32      32       32
                               ---------------------------------------------------------------------------------------------
                                 Liquid fuel skid vent fan                       4        4       4        4
                               ---------------------------------------------------------------------------------------------
                                 GTE vent fan                                    2        2       2        2
                               ---------------------------------------------------------------------------------------------
                                 Load coupling compt vent fan                    4        4       4        4
                               ---------------------------------------------------------------------------------------------
                                 Accessory compt vent fan                        4        4       4        4
                               ---------------------------------------------------------------------------------------------
                                 Lube mist eliminator                           12       12      12       12           12
                               ---------------------------------------------------------------------------------------------
                                 Lube oil heater                                45       45                            45
                               ---------------------------------------------------------------------------------------------
                                 Control system                                 50       50      50       50           50
                               ---------------------------------------------------------------------------------------------
                                 Generator/GTE/collector anti-condensation                                              9
                                 space heaters

                               ---------------------------------------------------------------------------------------------
                                 Turbine/accessory/liquid fuel/gas valve                                               19
                                 compt anti-condensation space heaters

                               ---------------------------------------------------------------------------------------------
                                 Liquid fuel pump                                       207              207
                               ---------------------------------------------------------------------------------------------
                                 H2 auxilliary seal oil pump                                                            8

                               ---------------------------------------------------------------------------------------------

                                 Water injection pump                                                    207

                               ---------------------------------------------------------------------------------------------
                                 Water injection skid space heater              10       10      10       10           10
                               ---------------------------------------------------------------------------------------------
                                 Water wash skid space heater                   10       10      10       10           10
                               ---------------------------------------------------------------------------------------------
                                 Air conditioning - PEECC                       36       36      36       36           36
                               ---------------------------------------------------------------------------------------------
                                 Air conditioning - LCI                         30       30      30       30           30
                               ---------------------------------------------------------------------------------------------
                                 BAC vent fan                                    2        2       2        2
                               ---------------------------------------------------------------------------------------------

9.2      COMPONENT WEIGHTS AND DIMENSIONS


                               ---------------------------------------------------------------------------------------------
                                              ITEM                    LENGTH        WIDTH         HEIGHT         WEIGHT
                                                                       (FT)          (FT)          (FT)          (LBS)
                               ---------------------------------------------------------------------------------------------
                                 Accessory compartment                   31.00         11.50          13.83         80000
                               ---------------------------------------------------------------------------------------------
                                 Turbine compartment                     29.33         13.25          14.00        377000
                               ---------------------------------------------------------------------------------------------
                                 Generator                               37.20         12.08          13.80        540000
                               ---------------------------------------------------------------------------------------------

                                    Exhibit 9
                       NATURAL GAS COMPOSITION & HEATING VALUE


                           BASIS: DRY GAS, 14.696 PSIA, 60+
                           REFERENCE: ASTM D3588 - 91

       TEST DATF - Nine month average
       DESCRIPTION - Transco Gas Analysis
       PROJECT - Tenaska Georgia Generation

                                          GAS           IHV          HHV         COMP.     GAS MOL W1
                LHV         MHV       COMPOSITION     PROD/100     PROD/100     MOL WT      PROD/100
COMPONENT     BTU/SCF     BTU/SCF        MOL %         BTU/SCF      BTU/SCF     LB/MOL       LB/MOL
---------     -------     -------     -----------     --------     --------     ------     ----------
   CO2            0.0         0.0           0.957         0.00         0.00     44.010          0.421
    N2            0.0         0.0           0.347         0.00         0.00     28.013          0.097
    H2          273.9       324.2           0.000         0.00         0.00      2.016          0.000
    C1          909.4      1010.0          95.512       868.58       954.67     16.043         15.323
    C2         1618.7      1769.7           2.305        37.31        40.79     30.070          0.693
    C3         2314.9      2516,1           0.496        11.48        12.48     44.097          0.219
   IC4         3000.4      3251.9           0.129         3.87         4.19     58.123          0.075
   NC4         3010.8      3262.3           0.111         3.34         3.62     50.123          0.065
   IC5         3699.0      4000.9           0.046         1.70         1.84     72.160          0.033
   NC5         3703.9      4008.9           0.028         1.04         1.12     72.150          0.020
  C6'S         4403.9      4755.9           0.010         0.44         0.48     86.177          0.009 **
   C7+         5100.3      9502.5           0.059         3.01         3.25    100.204          0.059 **

  TOTAL                                   100.000       930.78      1032.44                    17.014



CALCULATION SUMMARY

          LOWER HEATING VALUE =      930.78 BTU/SCF
                                     20,761 BTU/LB *

          HIGHER HEATING VALUE =    1032.44 BTU/SCF
                                     23,029 BTU/LB *

          MOLECULAR WEIGHT =         17.014 LB/MOL

For permitting purposes assume the gas contains no more than 0.25 gr/100 SCF 112S and 2.0gr/100 SCF total Sulfur.

*   At 379.5 SCF/LB MOL
**  C6's and C7+ are treated as n-Hexane and n-Heptane respectively.

                               10. FUEL ANALYSES

--------------------------------------------------------------------------------




                        TURBINECONTRACTAPPENDIXA-10COVER

                              11. FACTORY SERVICES

--------------------------------------------------------------------------------
[OBJECT OMITTED]


11.1     GE Power Generation Quality........................................11.1

11.2     Quality Services Overview..........................................11.6

11.3     Gas Turbine Quality Services.......................................11.9

11.4     Generator Quality Services........................................11.10

11.5     Purchased Equipment Quality Services..............................11.10

11.6     Standards and Procedures..........................................11.11

11.7     Customer Review of GE Documentation...............................11.13

11.8     Customer Observation Points.......................................11.13


--------------------------------------------------------------------------------
11.1     GE POWER GENERATION QUALITY

                    GE Power Generation (GEPG) is committed to setting the industry standard of excellence for customer satisfaction. Inherent in this objective is our continuing determination to perform every function, every process, to the highest quality standards--from the way we develop and apply technologies to the way we manufacture products and provide services.

     11.1.1 COMPANY POLICY STATEMENTS

                    The quality standards for the GE corporation are set in GE Policy 20.1, Company-Wide Quality and GE Policy 20.11, Customer Satisfaction. The highlights of Policy 20.1 are:

                    - Company-Wide Quality, as a corporate objective, means attaining a level of overall performance and attitude that makes General Electric the natural choice of customers and earns the respect of all those affected by the company's activities.

                    - Company-Wide Quality, as an individual objective, is achieved by employees who aspire to be better than the best. General Electric is committed to assisting employees in their pursuit of excellence by providing them with the leadership, cooperative climate, training, facilities and materials consistent with the overall company quest for quality.

                    Policy 20.11 highlights are:

                    - It is the policy of GE to understand its customers' needs for products and services, as well as all related requirements, and to put its best effort into responding to those customer needs before, during and after every sales transaction.

                    - GE shall make commitments to its customers which reflect GE's true ability to serve and to make every effort to meet those commitments.

     11.1.2 POWER GENERATION PHILOSOPHY

                    "To provide our valued customers with the highest quality products, parts and services with unparalleled customer service, while effectively utilizing every employee and partner working together in an environment of mutual respect, dignity and unyielding integrity."

     11.1.2.1 OBJECTIVE

                    The objectives of the Quality Policy are based on the premise that, in striving for excellence in every facet of our operations, we will assure the highest level of customer satisfaction and the fulfillment of their objectives through the products and services Power Generation has provided. Integral to this are the following key elements:

                    -  Customers are both internal and external.

                    -  Quality measurements must be customer oriented.

                    - Complete understanding of customer requirements and expectations is essential.

                    - Quality is to be achieved by designing and building quality and reliability into our products and services, optimizing our processes and minimizing or eliminating inspections, waste and rework.

                    - Business processes and procedures instrumental in the achievement of the Quality Policy are to be defined, documented and controlled.

                    - Continuous process improvement efforts will focus around process simplification, variation reduction and cycle time compression, utilizing when able, "Best Practices" as models and examples.

                    - Timely and effective corrective and preventive action will be the key to the continuous improvement process.

                    - Management involvement plays a critical role in the achievement of the quality objectives.

                    - The Power Generation Quality System will be based on the International Standard ISO 9001.

     11.1.2.2 IMPLEMENTATION

                    It is the responsibility of the President and CEO, GE Power Systems, and his management teams at all levels, to ensure the understanding and implementation of this policy throughout the business and to provide the necessary processes, practices, procedures and resources necessary to achieve that end.

     11.1.2.3 MEASUREMENT

                    To ensure the success of the Quality Policy, appropriate and meaningful measurements will be identified, developed and reviewed at all levels and functions to ensure that appropriate corrective and preventive action needs are identified and addressed in a timely and effective manner. The type and degree of such measurements will be of a nature to evaluate the performance to the objectives implied in the quality policy and consistent with the continuous improvement philosophy of the business.

                    Such measurements may include, but not be limited to:

                    -  Customer satisfaction measurements

                    -  Internal and external failures

                    -  Audit results

                    -  Process and product quality trends

                    -  Organizational performance data

                    -  Product performance data

                    -  Statistical analysis techniques

                    -  Related cost data

     11.1.2.4 REFERENCES

                    This policy is intended to support the objectives established in Company Policy 20.1 "Company Wide Quality" and Company Policy 20.11 "Customer Satisfaction".

     11.1.2.5 REVIEW

                    The Quality Policy will be reviewed annually by Executive Management in order to assure its continued applicability and objectives.

     11.1.3 ISO 9000 CERTIFICATION

                    The desire for customer satisfaction drives world class quality. Customers throughout the world are not only demanding a high level of quality, they are requiring this quality be assured through the application of a comprehensive quality program. The ISO 9000 program and certification provide customers with a globally recognized Quality Management system.

                    In order to be more responsive to our customer's needs GE took this customer requirement and made it a top priority. Our Sales, Engineering, Sourcing and Manufacturing functions worked diligently to accomplish ISO certification. GE takes great pride and pleasure in the fact that we were the first power generation supplier to obtain broad scope ISO certification. Lloyd's Register Quality Assurance has assessed and approved GE's quality management system standards of ISO 9001:1994, EN ISO 9001:1994 and ANSI/ASQC Q9001-1994.

                    GE has focused on this quality issue, with customer satisfaction being the top priority. The driving force behind our total quality system is to achieve total customer satisfaction by minimizing variances and completing the product or services correct the first time. We established our quality measurements and targets based on the most demanding of our customers' perspective. To satisfy this high level of demand, we focused on our "process" quality, not just the end-products and services. To achieve this we have directly involved our employees, our customers and suppliers in these process improvements.

                    What really counts is our customers' perception of how well we meet their quality requirements and goals. Therefore, our quality measurements and procedures are being constantly monitored and evaluated against both our own high standards and our customers' needs.

     11.1.4 TOTAL QUALITY PLAN

                    GEPG has an integrated total quality plan which addresses all processes, involves all employees and is driven by top management leadership. The principles of total quality are based on achieving total customer satisfaction by minimizing variances and doing the right thing the first time. These principles are:

                    - Total commitment to quality at every salaried and hourly level

                    - Assure understanding of customer requirements and expectations

                    - Directly involve our customers and suppliers in process improvements

                    - Assign ownership for process design and control to empowered Workout/Continuous Improvement teams

                    - Focus on "process" quality - not just end-products and services

                    - Set our quality measurements/targets from the most demanding customer's perspective

                    - Define the key measures needed to assess variances in process performance

                    - Apply Continuous Improvement methods to reduce variances and cycle times to progressively improve overall performance

                    -  Train employees and maintain a cadre of leaders

                    - Implement tracking and reporting systems to monitor progress and results

                    - Monitor all elements of Cost Of Quality (COQ), including prevention, appraisal, and internal and external failure, plus the impact of "lost opportunities" on net operating income

                    - Identify and progressively eliminate the source of all avoidable COQ

                    - Identify, recognize, and reward exceptional individual and team performance

                    GEPG recognizes that ISO 9001 certification covers the basic fundamentals of a quality system. To attain total quality, GEPG has created a comprehensive Quality Manual which meets the requirements of the most demanding customer and sets the total quality guidelines.

--------------------------------------------------------------------------------
11.2     QUALITY SERVICES OVERVIEW

     11.2.1 TERMS AND DEFINITIONS FOR QUALITY SERVICES

     11.2.1.1 ACCEPTANCE CRITERIA

                    The specific set of measurements and criteria including judgment by which a part, a component, or the whole product is accepted or rejected. The acceptance criteria established by GE (as designer of the equipment) will prevail in all cases.

     11.2.1.2 AUDIT TYPICAL

                    A customer examination of typical parts or factory inspection practices (such as NDT, dimensional checks) in a specific area such as turbine wheel UT examination. The "audit typical" is frequently conducted in lieu of a witness point when the parts or components of interest are at a stage of production where the part does not have customer assignment.

     11.2.1.3 MATERIALS SHIPPED DIRECT (MSD)

                    Materials or equipment within the GE scope of supply but manufactured by a sub-supplier and shipped directly from the subsupplier to the installation site.

     11.2.1.4 OBSERVE

                    Advance notice of an observation point is provided to the customer and updated as the event nears. Production sequences are followed and the event is not delayed or rescheduled to accommodate customer schedules.

     11.2.1.5 OBSERVATION POINT

                    A specific test or event in the production cycle observed by the customer or his representative without interrupting the normal production flow. Advance notification will be provided to the customer for contractually specified observation points and updated as the event nears. Production sequences will be followed and the event will not be delayed or rescheduled to accommodate customer schedules.

     11.2.1.6 QUALITY CONTROL REPORTS (QCR)

                    The reporting form used to identify and track manufacturing nonconformances. The customer representative may review any QCR pertaining to his equipment.

     11.2.1.7 RECORDS REVIEW

                    A joint Customer-Quality representative review of Manufacturing and Quality documentation applicable to or typical of the customer's unit.

     11.2.1.8 RIGHTS OF ACCEPTANCE

                    The contractually agreed and stated ultimate power to accept a product or portion of product. Contract documents define the limits of customer rights of acceptance; otherwise, the manufacturer retains the rights.

     11.2.2 ARRANGEMENTS AND ACCESS GUIDELINES

                    Customer representatives will be provided reasonable access to manufacturing facilities for purposes of obtaining information on production progress, determining status, and observing inspections and tests with respect to the customer ordered power generation equipment. All customer contacts with GE during the manufacturing phase are scheduled in advance through designated personnel in Project Management, Project Engineering and/or Manufacturing.

                    Access will be available at the manufacturing facilities during normal working hours and on an off-hours basis where appropriate or necessary for observation of contractually agreed upon production points. The main manufacturing locations are Greenville, SC and Schenectady, NY.

     11.2.3 SUPPLIERS

                    GE Power Generation maintains a high quality global supplier base. These suppliers are subject to rigorous approval, qualification and surveillance processes to maintain this high level of quality. GE will make additions and deletions from time to time to the current supplier list in an effort to improve quality and delivery while maintaining the ability to provide our customer's equipment at competitive prices.

     11.2.4 QUALITY SYSTEMS MANUAL

                    GE Power Generation has and maintains controlled Quality Manuals in accordance with good quality practices and established standards.

                    The Quality Manuals are primarily a tool to be used by personnel and components in their pursuit of quality. The manuals provide information to integrate the quality system. All quality related instructions are referenced to permit ready access to pertinent information on any portion of the quality system.

                    The Quality Manuals address the following elements:

                    1. Management Responsibility
                    2. Quality System
                    3. Contract Review
                    4. Design Control
                    5. Document Control
                    6. Purchasing
                    7. Purchaser Supplied Product
                    8. Product Identification and Traceability
                    9. Process Control
                    10. Inspection and Testing
                    11. Control of inspection, measuring and test equipment
                    12. Inspection and Test Status
                    13. Control of Non-Conforming Material
                    14. Corrective and Preventive Action
                    15. Handling, Storage, Packaging, Preservation and Delivery
                    16. Quality Records
                    17. Internal Quality Audits
                    18. Training
                    19. Servicing
                    20. Statistical Techniques

     11.2.5 MONITORING AND DIAGNOSTICS

                    At GE's discretion, a Monitoring and Diagnostics (M&D) system may be utilized by GE to perform quality management during the warranty period of a new unit. The system enables GE's turbomachinery experts located at the M&D Center in Schenectady, NY to remotely monitor trends and detect anomalies that may lead to more serious problems if left uncorrected.

                    The system requires installation of a non-intrusive, proactive GE proprietary computer called the On Site Monitor
                    (OSM) at the customer site to receive and store data from sensors in the unit. The M&D Center, which operates 24 hours per day, seven days a week, periodically accesses the OSM via a phone modem. At the end of the warranty, the OSM may be removed from the customer site.


--------------------------------------------------------------------------------
11.3 GAS TURBINE QUALITY SERVICES

                    The following quality assurance services are available for the Gas Turbine:

     11.3.1 QUALITY SYSTEMS MANUAL (REVIEW)

                    The GE Gas Turbine Quality Manual and related quality system documentation may be reviewed in detail by the customer with a quality organization representative at the gas turbine manufacturing facilities.

     11.3.2 QUALITY PROGRAM REVIEW (PRE-INSPECTION MEETING)

                    A one day project-oriented review can be conducted by manufacturing quality professionals at the manufacturing facility. The customer's representatives are exposed to the quality system, manufacturing facilities, quality control methods and records system. A shop tour is conducted, specific customer required quality services are reviewed and any contract-level quality issues are identified.

     11.3.3 PROGRESS AND QUALITY TOPICS (REVIEW)

                    An informal one day review guided by customer interests and hosted by manufacturing Quality personnel can be held at the manufacturing facility. Specific manufacturing progress is observed, Quality documentation checked, and other customer special interest quality topics discussed.

                    Typical events or activities include:

                    -  Audit rotor or stator materials certifications

                    -  Audit rotor balance procedures and records

                    -  General Factory Tour

                    -  Audit typical forging NDT practices

                    -  Review typical unit records file

     11.3.4 COMPREHENSIVE PRODUCT QUALITY REPORT

                    Gas Turbine personnel will supply on CD ROM the Comprehensive Product Quality Report (CPQR) containing images of the unit certification sheet, rotor assembly and balance data, unit assembly data, and final gas turbine factory test data (when required). The CD ROM will contain all files, programs, and instructions to allow its use on any IBM Compatible personal computer with a CD ROM drive in a Windows environment. The software provides easy identification and retrieval of any item or image.

                    Three (3) copies of the CD ROM will normally be available four weeks after unit shipment. Quality Records personnel will prepare the CD ROM with data from quality records files.



--------------------------------------------------------------------------------
11.4     GENERATOR QUALITY SERVICES

                    The following quality assurance services are available for generator.

     11.4.1 QUALITY SYSTEMS MANUAL (REVIEW)

                    The Generator Quality Systems Manual and related quality systems documentation may be reviewed in detail by the customer with a quality representative at the manufacturing facilities.



--------------------------------------------------------------------------------
11.5 PURCHASED EQUIPMENT QUALITY SERVICES

                    These services are provided for the major vendor purchased material and equipment required for the turbine-generators.

     11.5.1 SUPPLIER QUALITY SYSTEM

                    GE Power Systems utilizes the following three step process for selecting and controlling the quality of the products received from our suppliers:

                    - Supplier Approval--An approved supplier is one that has been authorized by functional representatives to receive a GE Power Generation Purchase Order. Additional suppliers are selected for potential approval on an on-going basis to maintain high quality, cost effective suppliers.

                    - Supplier Qualification--Product specific reviews, inspections and qualifications are performed once a purchase order has been placed to assure the supplier complies with the customer requirements. A qualified supplier is one that has proven its ability to manufacture a component to satisfactorily meet all GE requirements.

                    - Supplier Surveillance--Inspections and quality audits are performed where required to assure conformance to customer requirements.

     11.5.2 SUPPLIER QUALITY SYSTEM REVIEW

                    GE Sourcing (purchasing) personnel or a GE representative will arrange for and accompany where necessary the customer's representative on quality-oriented visits to subsuppliers. Emphasis is placed on equipment to be shipped direct to the customer site (MSD equipment). The customer's representative may review the subsupplier's quality program, the GE quality plan for the subject equipment and the status and condition of the equipment designated for their unit. This visit should be coordinated with specific supplier production cycle events or tests as applicable.


--------------------------------------------------------------------------------
11.6     STANDARDS AND PROCEDURES

     11.6.1 GENERAL

                    GE has traditionally designed and manufactured its products in accordance with GE standards, specifications and procedures which are based on U.S. National Codes and Standards applicable to the product. Depending on product needs, the GE standards may fully meet or exceed the corresponding National Code (ASME, NEC, QWS), or deal with state-of-the-art materials, or govern a new proprietary process, or address a special foreign code requirement or meet GE design requirements.

                    The customer or his representative may review and discuss the standards at the manufacturing facilities but copies will not be provided and contents will not be altered.

                    GE specifications, standards, and procedures are also applied to all purchased materials for the GE supplied equipment.

     11.6.2 NON-DESTRUCTIVE TESTING (NDT)

                    The non-destructive testing practices are based on ASTM standards and ASNT recommended practices as deemed appropriate for the manufacture of the equipment. NDT personnel training is guided by SNT-TC-1A and the necessary process specifications are in place to direct NDT activities including:

                    -  Radiographic (X-Ray)

                    -  Liquid Penetrant (Red Dye)

                    -  Fluorescent Penetrant (i.e. Zyglo)

                    -  Ultrasonic

                    -  Eddy Current

                    -  Magnetic Particle

                    -  Bore Etch and Spin

                    -  Hydrostatic Testing

                    -  Kerosene and Whiting

                    -  Red and Blue Surface Contact

     11.6.3 RIGHTS OF APPROVAL AND ACCEPTANCE

                    GE reserves all rights of acceptance/rejection for components or characteristics except where specifically defined in the GE/Customer contract documentation.

                    Customer reviews or observations of factory tests and inspections do not constitute a waiver of requirements to meet the specified operating conditions, nor does customer inspection relieve GE of its responsibilities.

     11.6.4 DRAWINGS AND RECORDS

                    Drawings and records are available for review and discussion on a specific case basis at the manufacturing facility. Copies will not be provided except for normal purchaser drawings and where specifically required in the contract.


--------------------------------------------------------------------------------
11.7 CUSTOMER REVIEW OF GE DOCUMENTATION

                    A customer may review whatever quality control plans, procedures, drawings or records are necessary for operations/tests/inspections performed on his parts. (Under certain conditions when his parts may not be available, `typical' documentation, may be reviewed to demonstrate examples.) Due to the fact that such documentation usually contains information considered proprietary, copies are not provided.

                    All documentation reviews will be conducted with an authorized representative, such as the area Quality and Process Engineer. This is necessary as such documentation is usually of a "working" nature and will need interpretation by a knowledgeable individual.

                    Since the review of documentation and data will usually involve in-process product and activities, certain types of documentation may not be made available for customer review until after full resolution and/or implementation of related issues.

                    Advance submittals of specifications, procedures and manufacturing quality plans are not provided.


--------------------------------------------------------------------------------
11.8 CUSTOMER OBSERVATION POINTS

                    The customer, by previous arrangements, can be notified in advance of significant events in the manufacturing cycle for his major hardware. The normal practice is to provide the customer with a monthly "milestone" schedule of key activities for each of the customer's units.

                    If specific observation points have been contracted, advance notification (usually 5 days) of observation points will be provided with confirmation of 24 - 48 hours. Production work, testing and equipment delivery will not be delayed to accommodate the inspector.

                    Supplied equipment and parts are manufactured under a production and inventory control system. Many parts are produced for "inventory" and are not assigned to a specific customer until time of shipment. Thus, except for certain large components and major serialized parts, it may not be possible to provide an observation point on the actual parts a customer will receive. In such cases, GE recommends that a customer observe the test or inspection on similar parts to assure that the procedures and processes are being followed that will assure a quality part.

                    The following tests and inspections are performed in the manufacturing facilities and, are optional observation points. This list should not be taken to mean that any one such test will be performed on a particular part. These points have been developed by GE based upon considerable past experience of what some of our customers have wanted to observe.

     11.8.1 GAS TURBINE TESTS AND INSPECTIONS

     11.8.1.1 ROTOR FINAL BALANCE (OBSERVE) - OPTIONAL

                    THE CUSTOMER REPRESENTATIVE IS INVITED TO OBSERVE THE NORMAL PRODUCTION OPERATION OF FINAL ROTOR BALANCE AT THE APPROPRIATE POINT DURING THE MANUFACTURING CYCLE OF THE CUSTOMER'S UNIT. WHILE GE CAN NOT GUARANTEE THE ROTOR WILL ACTUALLY BE USED IN THE CUSTOMER'S UNIT DUE TO SHIPMENT PRIORITIES, GE WILL MAKE EVERY ATTEMPT TO HAVE THE DESIGNATED ROTOR BE BALANCED. THE COMPLETED ROTOR IS SET UP IN THE BALANCE MACHINE AND STABILIZED. UNBALANCE READINGS ARE TAKEN IN TWO PLANES AT LOW SPEED (300 TO 500 RPM) AND BALANCE CORRECTION IS APPLIED TO ONE OR MORE PLANES BY WEIGHT ADDITION OR REMOVAL. FINAL BALANCE READINGS AND MATHEMATICAL CHECKS ARE PERFORMED TO ASSURE AN ACCEPTABLE ROTOR.

                    Final rotor balance is a single operation on the entire unit for MS6001B, MS6001F, MS7001F, MS9001F gas turbine models (two bearing designs). The MS7001E and MS9001E models, (three bearing designs), have separate balance operations for the compressor section rotor and the turbine section rotor. Manufacturing methods and priorities are such that the customer should plan on separate visits where multiple balancing operations are to be observed.

                    Since GT rotors are considered rigid and are made up of individually balanced, geometrically-controlled components, the low speed balancing operation adequately ensures low vibration levels in the operation unit.

     11.8.1.2 TURBINE FACTORY FINAL TEST (OBSERVE) - OPTIONAL

                    Factory no-load testing is the principal method of assuring that the gas turbine unit is operable and that the aero-thermal performance is acceptable as compared to factory testing on similar models. Factory testing of gas turbines will be performed on an audit basis as determined by GE. When a customer's specific machine is scheduled for testing, the customer or his representative(s) may be invited to directly observe operation of his gas turbine during its normal final fire testing.

     11.8.1.3 UNIT READY FOR SHIPMENT (OBSERVE) - OPTIONAL

                    Consisting of up to two (2) distinct inspection points depending on the machine and the customer objectives, this option starts with a walk around inspection of the unit in the final stages of preparation for shipment. This inspection is after final painting but before the bolting of batten strips which secure the side panels and prevent internal access for machines with on-base lagging. During this inspection the customer may review overall workmanship, completeness of assembly, adequacy of prime painting, application of flange blanking plates, preservation techniques and general shipping practices.

                               Next the customer may desire to see his unit on the rail car ready for shipment. The unit is fully enclosed, if an on-base lagging design, is secured to the car and appropriately marked. It is then shipped by rail, either to location or to port.

     11.8.2 GENERATOR TEST AND INSPECTIONS

     11.8.2.1 GENERATOR STATOR

     11.8.2.1.1 FINAL ELECTRICAL TEST (OBSERVE)

                    The typically two (2) to four (4) hour inspection includes the following:

                    -  GENERAL VISUAL INSPECTION OF THE FULLY ASSEMBLED STATOR

                    - WINDING RESISTANCE MEASUREMENT--The dc resistance of each phase is measured with a low resistance ohm meter along with the winding temperature.

                    - INSULATION RESISTANCE MEASUREMENT--Prior to the final winding high potential test, the insulation resistance over a ten minute period is measured with a 500 volt dc insulation tester.

                    - HIGH-POTENTIAL TEST--The windings of the armature are tested by grounding two phases and applying a 60 Hz voltage whose RMS value is twice the machine's rated voltage plus 1000 volts. This test is repeated for each phase. This test is done per GE standard which meets or exceeds IEEE 115 and ANSI C50.10.

     11.8.2.2 GENERATOR FIELD

     11.8.2.2.1 OVERSPEED AND BALANCE (OBSERVE)

                    OVERSPEED TEST--The overspeed test is intended to expose the components of the field assembly to forces higher than normal and demonstrate the ability of the field assembly to withstand such forces. The field is set up in the high speed balance facility, it is held for three minutes at a speed 20% above the rated speed of the unit.

                    HIGH SPEED BALANCE--The generator field will undergo a high speed balance. The primary objective of precision balancing is to reduce the residual unbalance of the field to the lowest possible level. The approach used in balancing fields is called modal balancing. Each mode of vibration, or critical speed, is balanced in turn, starting with the lowest speed, on first mode. The process proceeds to each critical in turn from the first to the highest critical within the operating speed range. After all criticals are balanced to a small residual vibration level, balance at rated speed is evaluated.

     11.8.2.2.2 FINAL ELECTRICAL TEST (OBSERVE)

                    - WINDING RESISTANCE MEASUREMENT--The dc resistance of each phase is measured with a low resistance bridge. The winding temperature is also measured.

                    - INSULATION RESISTANCE MEASUREMENT--Prior to the final winding high potential test, the insulation resistance over a ten minute period is measured with a 500 volt dc insulation tester.

                    - High-Potential Test--The windings of the field are tested by applying 10 times the rated field voltage but not less than 1500 volts ac between the field winding and ground for field voltages of 500 volts or less. For fields rated greater than 500 volts, the test voltage is twice the rated voltage plus 4000 volts ac. This test is done per GE standard which meets or exceeds IEEE 115 and ANSI C50.10.

     11.8.3 CONTROL PANEL FACTORY TEST (OBSERVE)

                    The gas turbine control panels are manufactured at GE's Salem, Virginia plant. Components and modules such as electronic cards and page assemblies undergo extensive inspection and automated computer testing before they arrive at final assembly. All modules with back plane wiring are automatically machine wired and computer checked.

                    After the components and modules are assembled in their parent panel, the equipment is made ready for final test and inspection. The major portions of this procedure include testing and checking of the following:

                    -  All final assembly wiring

                    -  Power distribution and supply systems

                    -  Input/output systems

                    -  Automated (PC based) hardware loop back-checks

                    -  System operation using test software

                    - Customized requisition software checked in a "Software Test Bed" facility using permanent electronic modules for test

                    - For a control panel installed in a control compartment, interfaces between generator control panel and other compartment systems.




                               TURBINECONTRACTAPPENDIXA-11

12.      FACTORY TESTING

--------------------------------------------------------------------------------

                    Please refer to Tab 11 for the GE Factory Testing Programs.



                               TURBINECONTRACTAPPENDIXA-12

13.      MECHANICAL

--------------------------------------------------------------------------------



                               TURBINECONTRACTAPPENDIXA-13

14.      ELECTRICAL

--------------------------------------------------------------------------------



                               TURBINECONTRACTAPPENDIXA-14

15.      REFERENCE DOCUMENTS

--------------------------------------------------------------------------------

The following is a description of information which cannot be submitted electronically:


Process Specification Fuel Gases for Combustion in Heavy-Duty Gas Turbines - 14 Pages                 GEI-41040F

Gas Turbine Liquid Fuel Specifications - 24 Pages                                                     GEI-41047H

Recommendations for Storage of Liquid Fuels - 5 Pages                                                 GEK-28163

Cooling Water Recommendations for Closed Cooling System - 8 Pages                                     GEI-41004G

Compressor Cleaning - 16 Pages                                                                        GEK-103623B

Standard Field Performance Testing Procedure - 11 Pages                                               GEK-28106A

Standard Field Testing Procedure for NOx Emission Compliance - 8 Pages                                GEK-28172F

Gas Turbine and Accessory Equipment Preservation - 11 Pages                                           GEK-28156C

Lubricating Oil Recommendations for Gas Turbines with Bearing Ambients above
500DEG.F (260DEG.C) - 13 Pages                                                                        GEK-32568E

Heavy Duty Gas Turbine Operating and Maintenance Considerations - 34 Pages                            GER-3620F

Lubricating Oil Piping Specification - 58 Pages                                                       351A7897

Secondary Steam and Water Piping Specification - 48 Pages                                             351A7892



                               TURBINECONTRACTAPPENDIXA-15

EQUIPMENT AND SERVICES SPECIFICATION
APPENDIX A - M

FOR

SIX (6) PG7241FA 60 HZ
COMBUSTION GAS TURBINE
PACKAGED POWER PLANTS

TO

TENASKA INC.

FOR THE

TENASKA GEORGIA GENERATING PROJECT
HEARD COUNTY,GEORGIA

                                                         SPECIFICATION NO: 80905
                                                                           -----
                                                              DATED:AUGUST, 1999
                                                                    ------

     GE PROPRIETARY INFORMATION appears on all pages in the Data Sheet, Performance Specification, Equipment Scope of Supply, and Commercial Sections of this proposal.

                                Table Of Contents

                                                                                                             TAB

----------------------------------------------------------------------------------------------------------------
APPENDIX A

DESCRIPTION OF EQUIPMENT

                         General Equipment Description........................................................1

                         Gas Turbine-Generator................................................................2

                               Gas Turbine Major Equipment and Services List

                               Gas Turbine Mechanical Description

                               Gas Turbine Electrical Description

                               Gas Turbine Control Description



--------------------------------------------------------------------------------
PERFORMANCE AND OPERATION


                         Component Performance Specifications.................................................4

                         Estimated Gas Turbine Performance....................................................5

                         Performance Curves...................................................................6

                                  Turbine and Generator Performance Curves

                                      Gas Turbine Performance Curves

                                      Gas Turbine Hydrogen Cooled Generator
                                       Performance Curves

                                  Gas Turbine Startup Curves and Duration


--------------------------------------------------------------------------------
DESIGN BASIS

                         Division of Responsibility/Supply by Others..........................................7

                         Codes and Standards..................................................................8

                         Data Sheets..........................................................................9

                         Fuel Analyses.......................................................................10


--------------------------------------------------------------------------------
SERVICES

                         Factory Services....................................................................11

                         Factory Testing.....................................................................12

--------------------------------------------------------------------------------
DRAWINGS AND DIAGRAMS

                         Mechanical..........................................................................13

                         Electrical..........................................................................14


--------------------------------------------------------------------------------
REFERENCE DOCUMENTS


                         Reference Documents.................................................................15



                            TURBINECONTRACTAPPENDIXA-MCOVER & TOC



                     Appendix B - Payment and Cancellation Schedule

--------------------------------------------------------------------------------



                               TURBINECONTRACTAPPENDIXBCOVER

                  APPENDIX B-1 - PAYMENT SCHEDULE HEARD COUNTY GEORGIA

[*] The following two (2) pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

Appendix C



                             APPENDIX C - GUARANTEED
                             PERFORMANCE CRITERIA AND TEST
                             PROVISIONS

--------------------------------------------------------------------------------

                                   APPENDIX C
               GUARANTEED PERFORMANCE CRITERIA AND TEST PROVISIONS

All references to sections in this Appendix C shall be to sections of this Appendix C unless otherwise specifically stated.

1.0      LIQUIDATED DAMAGE PERFORMANCE GUARANTEES

         1.1 NET EQUIPMENT ELECTRICAL OUTPUT: Seller guarantees that the Net Equipment Electrical Output, defined as the difference of i.) the sum of the electrical output at the generator terminals of all gas turbine Units at a Site less ii.) the sum of all gas turbine Unit auxiliary loads at a Site (with the gas turbine field performance test data corrected in accordance with Section 3 to the Basis of Liquidated Damage Performance Guarantees conditions set forth in Section 2 below) when using the specified fuel shall not be less than the product of i.) number of Units being tested at the Site times ii.) the corresponding values in the column labeled "Guaranteed Net Equipment Electrical Output" in Table 1-1.

                  The Performance Minimum for Net Equipment Electrical Output will be equal to the product of i) the number of Units being tested at the Site times ii) the corresponding value in the column labeled "Performance Minimum Net Equipment Electrical Output" in Table 1-1.

                  The Interim Performance Requirement for Net Equipment Electrical Output will be equal to the product of i) the number of Units being tested at the Site times ii) the corresponding value in the column labeled "Interim Performance Requirement Net Equipment Electrical Output" in Table 1-1.

         1.2 NET EQUIPMENT HEAT RATE: Seller guarantees that the Net Equipment Heat Rate, defined as the quotient of i.) the total fuel consumption of all gas turbine Units being tested at the Site divided by ii.) the total Net Equipment Electric Output of all gas turbine Units being tested at the Site (with the gas turbine field performance test data corrected in accordance with Section 3 to the Basis of Liquidated Damage Performance Guarantees conditions set forth in Section 2), shall have a value not greater than the corresponding value shown in the columns labeled "Guaranteed Net Equipment Heat Rate" in Tables 1-1 attached using the specified fuel.

                  The Performance Minimum for Net Equipment Heat Rate will be equal to the corresponding value in the column labeled "Performance Minimum Net Equipment Heat Rate" in Table 1-1 attached.

                  The Interim Performance Requirement for Net Equipment Heat Rate for each Unit shall be equal to the corresponding value in the column labeled "Interim Performance Requirement Net Equipment Heat Rate" in Table 1-1 attached.

2.0      BASIS OF LIQUIDATED DAMAGE PERFORMANCE GUARANTEES

Upon completion of any Performance Tests for determining Net Equipment Electrical Output and Net Equipment Heat Rate, gas turbine performance test data shall be corrected in accordance with Section 3 to the Operating Conditions set forth below. The corrected data shall be used to calculate the test results for comparison to the guaranteed values to determine whether the guarantees for Net Equipment Electrical Output in Section 1.1 and Net Equipment Heat Rate set forth in Section 1.2 have been satisfied.

2.1      Compressor Inlet Temperature                                  77.0deg F

2.2      Compressor Inlet Relative Humidity                                 88 %

2.3      Barometric Pressure for 785 foot above sea level elevation   14.29 psia

2.4      Inlet and Exhaust Pressure Loss, inches H2O       4.0 inlet/5.5 exhaust
         above atmospheric pressure

2.5      Generator power factor                                     0.95 lagging

2.6      Generator terminal frequency (no correction allowed)           60 Hertz

2.7      Customer Gas composition per page A2-1of this Appendix.

2.8 The fuel will be considered to be a Light Distillate or Diesel Fuel as defined in Appendix A in GEI-41047H.

2.9 Net gas turbine electrical output is defined as the measured gross output at the generator terminals less the applicable measured auxiliary loads. The applicable auxiliary loads are those loads for which values are given on Table 2-1 of this Appendix.

2.10     Evaporative coolers are in service.

3.       TEST CRITERIA AND CORRECTION OF SITE TEST DATA

         The following criteria shall apply to all Performance Tests performed to determine satisfaction of the Performance Guarantees.

         3.1 Correction factors shall be developed by the Seller with the participation of the Buyer as part of the procedure of performing the test, described herein. These corrections shall be limited to:

               3.1.1       Compressor inlet temperature

               3.1.2       Compressor inlet relative humidity

               3.1.3       Barometric pressure for site elevation

               3.1.4       Fuel analyses and corresponding fuel temperatures

               3.1.5 Generator power factor. Every effort will be made to conduct the Performance Tests at a 0.95 lagging power factor.

          3.2 Seller shall provide during the engineering of the Equipment and upon agreement on test procedures all correction curves required to correct the test data to the Basis of the Liquidated Damage Performance Guarantee conditions.

          3.3 Performance Tests shall be run in two operating modes: 1) base load on gas, and 2) base load on oil.

          3.4 If more than [*] have elapsed for each gas turbine Unit before the time Performance Tests are conducted, Seller shall have the right to inspect the Equipment to assure that the Equipment is in a new and clean condition and request an offline water wash. Upon such request the Contractor shall perform the offline water wash. If the Buyer, at its sole discretion, operates a gas turbine Unit in excess of [*], then the attached performance degradation schedule shall be used.

         3.5 The overall Performance Test measurement uncertainty shall not exceed [*] on Net Equipment Electrical Output or [*] on Net Equipment Heat Rate.

         3.6 Data for each Performance Test will consist of instrument readings taken at no greater than ten-minute intervals over a two hour continuous time span after steady state conditions and one hour stabilization period have been established. Four consecutive thirty minute tests will be conducted, and the average of the four tests' results will be used to determine the achievement of the Liquidated Damages Performance Guarantees.

         3.7 The gas turbine will be considered to be in a steady state condition when the turbine wheel space temperatures do not change more than 5 degrees F in 15 minutes prior to the test point.

         3.8 Barometric pressure at the project location will be measured with a calibrated digital barometer.

         3.9 The Transco natural gas custody transfer meter will be used for all heat rate calculations applicable when burning gas. Gas fuel flow to the plant will be measured with a flat plate orifice installed in accordance with the requirements of ASME MFC-3M-1989 and ISO-5157-1.[Editors Note: Tenaska/Transco may consider AGA-3 as the preferred standard. The upstream pressure will be measured with a precision test instrument, calibrated differential pressure transducer or gauge, and the gas temperature with a thermometer or thermocouple.

         3.10 Gas samples will be taken from the fuel gas system during the gas fired tests for laboratory measurement of higher heating value and specific gravity. The higher and lower heating value will be determined from the laboratory gas analysis per ASTM D3588. At least one gas sample will be taken every 30 minutes during the tests.

         3.11 Fuel oil samples will be taken from the fuel oil system during the oil fired tests for laboratory measurement of higher heating value and specific gravity. The hydrogen content will be determined by ASTM D1018, or equivalent. The heating value will be determined from the laboratory gas analysis per ASTM D2382, or equivalent. The specific gravity will be determined by ASTM D1480, or equivalent. At least one oil sample will be taken every 30 minutes during the tests.

         3.12 Calculation of gas flow will be done in accordance with the latest AGA standards using compressibility factors calculated from Detail Method of AGA Report No. 8 - 1994.

         3.13 Gas turbine performance corrections will be based on compressor inlet temperature measurements. Compressor inlet air temperature will be measured with at least four (4) RTD's or thermocouples supplied by Seller and installed in the inlet air duct near the gas turbine compressor inlet.

         3.14 Ambient conditions will be measured near the gas turbine inlet air filter. Dry bulb temperature will be measured with a thermometer or thermocouple. Relative humidity or wet bulb temperatures will be determined using a psychrometer.

         3.15 Units # 2 and # 3 will not require commissioning or testing on fuel oil as a condition of Substantial Completion. Commissioning on fuel oil and completion of the Deferred Tests shall be performed after Commercial Operation. The Deferred Tests are those tests which require fuel oil firing as follows:

                         a. Net Equipment Heatrate Test (Section 1.2) on fuel oil.
                         b.       Air Emissions Test (Section 4.1) on fuel oil.
                         c.       Gas Turbine Fuel Switching Test (Section 6.2).
                         d. Minimum Load Operation at 50% Base Load on fuel oil (Section 6.3).
                         e.       Gas Turbine Startup on fuel oil (Section 6.4).
                         f. Gas Turbine Load Rate Change on fuel oil (Section 6.5).
                         g.       Gas Turbine Fuel Oil Firing (Section 6.7).

         3.16 In any case where this Appendix C, and the "Standard Field Performance Testing Procedure", GEK-28106A, are in conflict, this Appendix C shall prevail.


4.0      PERFORMANCE GUARANTEES (Air Emissions and Noise)

         4.1 Seller guarantees that the hourly average exhaust emissions at base load shall not exceed the concentrations on the attached pages A4-1 through A4-4 for each Unit in steady-state operation.

                  These emissions are based on the following conditions:

                  1. Natural gas fuel shall be in compliance with GE, Gas Fuel Specification GEI-41040F, Sections 10 and 15 of Appendix A.

                  2. Distillate No. 2 fuel oil shall be in compliance with GE Gas Turbine Liquid Fuel Specifications GEI-41047H, Section 15 of Appendix A.

                  3. Testing and system adjustments are conducted in accordance with GE document GEK-28172F, Standard Field Testing Procedure For Emissions Compliance, Section 15 of Appendix A; provided that in the event of a conflict between the foregoing document and the applicable state Emission Test requirements, the state requirements shall prevail.

                  4. Emissions are on a one hour average basis (except for Opacity).

                  5. PM10. Seller reserves the right to determine the emission rates on a net basis wherein emissions at the gas turbine inlet are subtracted from the measured exhaust emission rate if required to demonstrate emission rate.

                  Satisfaction of the above emission limits will be determined in the Emission Test. The Emission Test will be conducted on behalf of Buyer by the EPC Contractor for the gas turbine in accordance with the Prevention of Significant Deterioration
                  (PSD) permit to construct. The Emission Test will be conducted at the Plant stacks for the following pollutants:

                      a.     NOx - EPA Method 20 (or equivalent)

                      b.     CO - EPA Method 10 or 10B

                      c. Particulates and PM-10 - EPA Method 201A and 202 or Method 5 modified to include back-half condensables

                      d. VOC - EPA Method 25A modified to exclude methane and ethane

                      e.     Opacity - EPA Method 9

                      f.     O - EPA Method 20 (or equivalent)
                              2

                      g.     Moisture - EPA Method 4

                      h.     Flue gas flow - EPA Method 2

         4.2 Noise. Seller guarantees that the actual near field A-weighted sound pressure level in a free field environment resulting from the operation of the gas turbine generators at steady state conditions at any load above 50% of base load shall not exceed 90 dB (A) average, when measured in a free field 3 feet in the horizontal plane from the outermost surfaces of equipment, including piping, conduit, framework, barriers and personnel protection devices if provided, and at an elevation of 5 feet from the machine baseline. Start up, shut down, transients, and off normal conditions are excluded from the warranty.

                  Noise testing methodology will be based on ASME PTC-36-1985 for near field readings and ANSI B133.8 for far field readings. Testing will be done in accordance to a test plan agreed to by Buyer and Seller.

                  Intermittent noises such as safety valve blow off and filter pulse noise are not included in the above guarantees.

5.0      GENERAL REQUIREMENTS FOR ACCEPTANCE TESTING

         5.1 The Acceptance Testing described in this Appendix C consists of the Performance Test, the Emissions Test, and Noise Tests described in Sections 1, 2, 3 and 4, Demonstration Tests described in Section 6, Availability Tests described in
                  Section 7 and Utility Tests described in Section 8.

         5.2 During all Acceptance Testing the Equipment will be operated within normal design limits of the Equipment and in a manner consistent with good utility practices for continuous long-term operation, and the gas turbine control temperatures shall not exceed Seller's recommendation for continuous long-term operation. During Acceptance Testing, the Equipment will be operated from the control room with systems normally operated in automatic operating in the automatic mode.

         5.3 During Acceptance Testing the gas turbine emissions shall be equal to or less than the emission limits specified in Section 4.1.

                  Emissions Test compliance will be determined using the results measured by the CEMS. Prior to the Emissions Test, CEMS equipment will be tested in accordance with the applicable requirements of 40 CFR Pt. 60, App F and 40 CFR Pt. 75, Appendix A, as appropriate prior to the start of testing and CEMS will be in service throughout the tests.

                  The EPC Contractor will be responsible for the field functional testing and calibration testing of the CEMS prior to all Acceptance Testing. The EPC Contractor will be responsible for developing CEMS certification protocol and calibration.

         5.4 Prior to and during all Acceptance Testing, all Systems must be ready for normal and continuous operation. The use of temporary equipment will not be allowed unless approved by Buyer and EPC Contractor. Temporary instrumentation will be used where required. During Acceptance Testing the Equipment will operate with normal Plant staffing (all operating functions will be conducted by the permanent operating staff and the EPC Contractor's personnel, including the Seller's technical service representatives, will provide supervision only and will not perform any hands-on operating functions). The Equipment will run in a normal manner with no required Equipment shutdown to reduce auxiliary load. Only Equipment required for normal operation will be in operation.

         5.5 During all Acceptance Testing the Equipment shall be operated in compliance with all permit limits and requirements as measured by Plant instrumentation.

         5.6 Net Equipment Electrical Output will be determined for all Units at a Site in accordance with Section 1.1 and for each combustion turbine Unit individually, as it is available for testing.

         5.7 Net Equipment Heat Rate will be determined for all Units at a Site in accordance with Section 1.2 and for each combustion turbine Unit individually, as it is available for testing.



6.0      DEMONSTRATION TEST REQUIREMENTS

The following is a list of requirements which shall be demonstrated by the
Equipment:

         6.1 GENERATORS LEADING / LAGGING OPERATION. The gas turbine Unit generator shall operate at each power factor constant limit of 0.95 leading to 0.85 lagging for a period of one (1) hour.

         6.2 GAS TURBINE FUEL SWITCHING. The gas turbine Unit shall change from primary fuel to alternate fuel and then return to primary fuel at gas turbine baseload conditions. The duration of each fuel change shall not exceed twenty (20) minutes.

                  6.3 MINIMUM LOAD OPERATION AT 50% OF BASE LOAD. The gas turbine Unit shall operate stable at a power output of 50% of base load for a duration of two (2) hours. The gas turbine Units shall operate within permitted emissions limits as specified in Section 4.1.

                  6.4 GAS TURBINE STARTUP ON NATURAL GAS AND FUEL OIL. Each gas turbine Unit will be started up in the two ways described below. The gas turbine Unit on turning gear prior to the start. Each start will be comprised of start initiation, acceleration to full speed no load, synchonization, and loading to base load output.

                  Startup tests and test criteria:

                  a) A normal Start firing natural gas will not exceed 30
                     minutes.

                  b) A normal Start firing fuel oil will not exceed 30 minutes.

         6.5 GAS TURBINE LOAD CHANGE RATE. Each gas turbine generator Unit shall have a loading/unloading rate of no less than 8.3 % of base load output per minute between 0-100% of base load on either fuel.

         6.6 GAS TURBINE EVAPORATIVE COOLER TEST. The gas turbine Units' evaporative coolers shall maintain at least 85% effectiveness for a duration of one hour. This Performance Test Requirement for the Evaporative Coolers may be satisfied only when: (1) the dry bulb temperature exceeds 60 DEG.F, and (2) there is a minimum 10DEG.F difference between wet bulb and dry bulb temperatures.

                  Evaporative cooler effectiveness shall be determined by test data as follows:

                  X = (Dbt - CITt) / (Dbt - Wbt)

                  Where:
                           X - tested evaporative cooler effectiveness
                           (expressed as a fraction)
                           Dbt - dry bulb temperature, deg F
                           CITt - compressor inlet temperature, deg F
                           Wbt - wet bulb temperature, deg F
                           t - at test conditions

         6.7 GAS TURBINE FUEL OIL FIRING. Each gas turbine Unit shall operate for one hour at base load, in a stable manner, while fired 100% with the specified #2 fuel oil and without any combustion system or combustion turbine temperature alarms.



7.0       AVAILABILITY TEST

The Availability Test will demonstrate the ability of each gas turbine Unit to operate reliably with a [*] availability or greater. The Availability Test will be deemed satisfied when each Unit operates reliably and with a [*] availability for 12 consecutive hours per day over a period of 2 consecutive days or Buyer provides Seller written notification that the Availability Test is satisfied

During each hour of the Availability Test, the Unit will be expected to operate above the applicable gas-fired, base load Guaranteed Net Equipment Electrical Output value shown in Table 1-1 of this Appendix. Credit for Unit output above the applicable value in the tables will not be allowed. No corrections to Unit output will be made unless ambient conditions exceed the test rating conditions in Section 3.1. The Availability Test will be deemed successful if the corrected net energy (kWh) value divided by the number of hours operated during the Availability Test is greater than [*] multiplied by the the applicable Guaranteed Net Equipment Electrical Output value from Tables 1-1 of this Appendix.

If the gas turbine Units are available to run but cannot due to reasons beyond Seller's control, the Availability Test will be deemed satisfied when :

1)  each Unit operates reliably and with a [*] availability for 40 hours, or

2) 30 calendar days have passed since Seller has made the Units available for the Availability Test.

The "10 Hour Availability Test" referred to in Sections 17.1(b) and 17.2(d) of the Agreement will be deemed passed when the Unit successfully completes ten hours of continuous operation when burning natural gas and at base load.


8.0      UTILITY TESTS

         8.1 The Utility Tests shall consist of a Capacity Test and a Gas turbine Evaporative Cooler Test. Seller has no requirements arising out of the Utility Test; provided that Buyer or the EPC Contractor on Buyer's behalf will use the Utility Tests to determine satisfaction of certain guarantees and requirements made by Seller.

                   8.1.1 The Capacity Tests will be used by Buyer or the EPC Contractor to establish the Plant capacity under the Utilities Power Purchase Agreement(s). These tests require simultaneous operation of the gas turbines. As part of the Capacity Test, a Gas turbine Evaporative Cooler Utility Test will be conducted as specified in Section 8.2.2 herein. The test may coincide with the test described in Section 6.6.

                   8.1.2 Test corrections will be used to adjust the tested output of the Plant to the conditions defined in
                           Section 8.3.

                   8.1.3 Seller's data and performance curves will be used for developing corrections to test data to Standard Conditions listed in Section 8.3.

               8.2         Procedures and Test Requirements

               8.2.1       General

               8.2.1.1     The Capacity Test will be 2 hours in duration.

               8.2.1.2 The Capacity Test will be conducted with all normally operated auxiliaries in service and with the Plant operated at a power factor between 0.95 leading to
                           0.95 lagging.

               8.2.1.3     The Plant will be operated on natural gas.

               8.2.1.4 Buyer or EPC Contractor on Buyer's behalf will provide notice to Seller at least 50 hours before the Capacity Tests. Utility personnel will be allowed to witness the Capacity Tests.

               8.2.1.5 Reactive power data will be collected from the Utility (kWh) meter used for measuring net reactive power output to the transmission system. The change in meter readings over a set time period will be used to calculate a net capacity value.

               8.2.1.6 The output of the gas turbine generators shall be corrected in accordance with the conditions specified herein. The corrections will then be applied to the Utility kWh meter readings.

               8.2.1.7 Calculated contract capacity shall be rounded off to the nearest 100 kW.

               8.2.1.8 No adjustments shall be made to the capacity calculations for tolerances due to measurement uncertainties.

               8.2.1.9 A minimum of six (6) complete sets of data shall be collected at ten-minute intervals for each one hour test run.

               8.2.1.10 Computations for correcting capacity shall be performed immediately following each test run.

               8.2.1.11 The preliminary corrected capacity results shall be available upon completion second test run calculations.

               8.2.1.12 The Plant Net Capacity shall be the average of the net plant output corrected to Standard Conditions (Section
                          2) calculated for each test run.

               8.2.1.13 A preliminary report summarizing the test results will be prepared and issued by the EPC Contractor or the Buyer within 24 hours upon which the test is completed. EPC Contractor shall issue final report within two (2) weeks of test completion.

         8.2.2    Gas Turbine Evaporative Cooler Utility Test

               8.2.2.1 Gas Turbine Evaporative Cooler Effectiveness shall be determined by test data as follows:

                             X = (Db  - CIT ) / (Db  - WB )
                                    t      t       t     t
                          Test evaporative cooler effectiveness will be used to
determine the compressor inlet temperatures at Standard Conditions (Section 8.3) as follows:

                             CIT   = Db    - X (Db    - Wb  ) = 94 - X (20)
                                sc     sc         sc      sc

                          Where:

                             X        = tested evaporative cooler effectiveness

                             DB       = dry bulb temperature, DEG.F
                               t

                             CIT      = compressor inlet temperature, DEG.F
                                t

                             WB       = wet bulb temperature, DEG.F
                               t

                             t        = at test conditions

                             sc       = standard conditions

                             DB       = 94 DEG.F
                               sc

                             Wb       = 74 DEG.F
                               sc

         8.2.2.2 The Evaporative Cooler Utility Test shall be performed only if : (1) the dry bulb temperature exceeds 60 DEG.F, and (2) there is a minimum 10 DEG.F difference between wet bulb and dry bulb temperatures.

         8.2.2.3 If the Evaporative Cooler Utility Test cannot be performed due to restrictions in Section 8.2.2.2 above, then the Sellers design evaporative cooler effectiveness (85%) will be used during the interim to determine Plant Net Capacity. The evaporative cooler will be tested independently at earliest time acceptable to all parties (Utility, Owner, EPC Contractor and Seller).

         8.2.3    Gas Turbine

         8.2.3.1 Utility Test shall be performed at the gas turbine manufacturer rating for continuous service which is normally designated as "base firing mode" for a dry low NO(SUB.x) combustion system without gas turbine diluent injection for NO(SUB.x) control.

         8.2.3.2 Capacity corrections curves shall be provided to adjust for the effects of compressor inlet temperature and barametric pressure

         8.2.3.3 The tests will be performed after the gas turbine Unit reaches steady state condition. The Unit will be considered in a steady state condition when turbine exhaust temperature does not change by more than 5 DEG.F in fifteen minutes prior to test.

         8.2.3.4 The effect of relative humidity on turbine performance will be neglected, except for the effect on compressor inlet temperature.

         8.2.3.5 No adjustment shall be made for inlet or exhaust pressure drop.

         8.2.3.6 The measured value of barometric pressure shall be corrected for temperature if required by measuring device. The recorded pressure shall then be compared to the standard conditions for determining the capacity correction factor. Only the gas turbine output will be corrected for barometric pressure.

         8.2.3.7 Compressor inlet temperature shall be measured with the permanently installed compressor inlet thermocouple or RTD's. Four (4) measuring devices shall be in service.


8.3      Standard Conditions Test data from the Utility Test described in this
         Section 8.0, shall be corrected to the Standard Conditions set forth in this Section 8.3. Correction factors shall be developed by the Seller with the participation of the Buyer as part of the procedure for performing the test, and at the EPC Contractor's option, in accordance with the guidelines set forth in ASME PTC-22 for the gas turbines.

                8.3.1 Standard Conditions for correcting Utility Test results are given in Section 2.

                        TURBINE CONTRACT APPENDIX C

                                   APPENDIX C
           GUARANTEED PERFORMANCE AND INTERIM PERFORMANCE REQUIREMENTS

                                                                      Table 1-1

[*] This one (1) page has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                                            APPENDIX C TABLE 2-1


[*] This one (1) page has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                    [Graph]

[*] The following four (4) pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                    [Graph]

                            CUSTOMER GAS COMPOSITION

See Section 10.0 "Fuel Analyses", of Appendix A to this Contract for the Customer Gas Composition.

                                     APPENDIX D - OPTION LIST

--------------------------------------------------------------------------------

                                                                   CONFIDENTIAL


                              APPENDIX D - OPTIONS

In accordance with the provisions of Section 9.2 of the Contract for Purchase, the following is a summary of the options available to the Buyer in connection with the Equipment. The scheduled Delivery Date shall not be impacted provided that Buyer exercises such options on or prior to the submission of the Manufacture Release Notice.


A.  Gas Turbines                                                            Unit Price            Unit Price        Georgia Contract
                                                                            Change (CT 1-3)      Change (CT 4-6)         Pricechange
  1 Two static start systems for three gas turbines (cross connected)                [*]                  [*]                   [*]

  2 Two years extended warranty with "in and out" for three (3) units                [*]                  [*]                   [*]

  3 Inlet chilling system to 45 o F CIT (per unit)                                   [*]                  [*]                   [*]

  4 Gas turbine generator performance monitoring instrumentation (per unit).         [*]                  [*]                   [*]
    Compressor bellmouth static and differential pressure transmitters and compressor inlet RTDs.

  5 AACA generator protection panel in lieu of BABA panel (per unit)                 [*]                  [*]                   [*]

  6 Current transformers (per unit).  Additional C800 class CTs for                  [*]                  [*]                   [*]
    transformer differential scheme.

  7 Delete Power System Stabilizer (PSS) but have capability to add later            [*]                  [*]                   [*]
    (per unit)

  8 Generator line-side compartment drawout PTs (price per unit)                     [*]                  [*]                   [*]
    Excitation (1 set per unit). Relaying (1 set per unit)

  9 Second single-phase standard battery charger (per unit)                          [*]                  [*]                   [*]

  10 Gas turbine generator breaker (per unit)                                        [*]                  [*]                   [*]

  11 Second generator breaker synchronization (per unit)                             [*]                  [*]                   [*]

  12 Silencers for all vent fans (per unit)                                          [*]                  [*]                   [*]

  13 Delete fire protection system CO2 tanks (per unit)                              [*]                  [*]                   [*]

  14 VAR/Power Factor control via Mark V (per unit)                                  [*]                  [*]                   [*]

  15 Combustion Monitoring System                                                    [*]                  [*]                   [*]

  16 FM200 Tanks and Supply (per unit)                                               [*]                  [*]                   [*]

  17 Local Operator Multi-Unit Interface [I] up to eight units                       [*]                  [*]                   [*]

  18 Two-stage standard pad-type media filters versus self-cleaning                  [*]                  [*]                   [*]
     inlet filters (per unit)

  19 Corrosion-resistant versus standard media filters (per unit)                    [*]                  [*]                   [*]

  20 Delete unit walkways (per unit)                                                 [*]                  [*]                   [*]

  21 Delete natural gas fuel heater (per unit)                                       [*]                  [*]                   [*]

  22 Delete air processing unit (per unit)                                           [*]                  [*]                   [*]

  23 Freight differential to Georgia versus shipment to Texas (per unit)             [*]                  [*]                   [*]

  24 Additional remote [I] (per unit)                                                [*]                  [*]                   [*]

  25 Additional GEC equipment (Heard County vs. Frontier) (per unit)                 [*]                  [*]                   [*]

  26 Cooling water module (i.e., for simple cycle operation) (per unit)              [*]                  [*]                   [*]

  27 Acoustic barrier wall (per unit)                                                [*]                  [*]                   [*]

  28 Epoxy paint for inlet ducting (per unit)                                        [*]                  [*]                   [*]

  29 Additional air conditioner (per unit)                                           [*]                  [*]                   [*]

  30 Mark V configuration changes (Heard County vs. Frontier) (per unit)             [*]                  [*]                   [*]

  31 Static Start Differential (3 for 6 vs. 2 for 3) (per unit)                      [*]                  [*]                   [*]

  32 TDI Differential (75 mnwks/unit vs. 100 mnwks/unit) (per unit)                  [*]                  [*]                   [*]

  33 Exhaust Stack (per unit)                                                        [*]                  [*]                   [*]

  34 DLN 2.6 at 9 ppmv NOx in lieu of 15 ppmv NOx  (per unit)                        [*]                  [*]                   [*]

  35 Stainless steel generator cooler tubes in lieu of  90/10 copper                 [*]                  [*]                   [*]
     nickel (per unit)

  36 Freight differential to Alabama versus shipment to Texas (per unit)             [*]                  [*]                   [*]

  37 Mark V remote control and monitoring to include: two (2)                        [*]                  [*]                   [*]
     ETHERNET links (one for each of two remote [I]/[G];
     two (2) remote multi-unit [I]/[G] processors; and one
     (1) []]/[G] for the Mark V [C] communications processor
     and one (1) for the redundant [D] processor (per unit)

  38 Provide time synchronizing card to the time synchronize the                     [*]                  [*]                   [*]
     Mark V's to the plant controls

  39 GE gas meter runs.  Furnish to AGA-3 requirements. (per unit)                   [*]                  [*]                   [*]


                              APPENDIX E - TRAINING

-------------------------------------------------------------------------------
SUMMARY

                               A comprehensive training program is conducted for a selected number of Owner's engineers, operations and maintenance personnel. The training will be conducted at the Owner's job site. Optional training at facilities in the United States can be provided at extra cost.

                               The Owner's personnel assigned for training must have prior general knowledge of power plant systems operation.

                               A GE training coordinator is designated for the project who is familiar with overall plant design and system operations. This person schedules and coordinates job site training, as well as integrates individual systems training into the overall plant operation from Schenectady, NY. An on site training coordinator may be provided at extra cost.

                               The training programs will cover the areas specified below and detailed on the following pages:

 OPERATORS TRAINING


 ---------------------------------------------------------------------------------------------
 Gas Turbine-Generator Operation  (On-Site)                                           2 weeks
 ---------------------------------------------------------------------------------------------
 TOTAL OPERATORS TRAINING                                                             2 WEEKS
 ---------------------------------------------------------------------------------------------

 MAINTENANCE TRAINING

 ---------------------------------------------------------------------------------------------
 Gas Turbine (On-Site)                                                                 1 week
 ---------------------------------------------------------------------------------------------
 TOTAL MAINTENANCE TRAINING                                                            1 WEEK
 ---------------------------------------------------------------------------------------------

 I&C AND ELECTRICAL TRAINING

 ---------------------------------------------------------------------------------------------
 Excitation for AC Generators  (On-Site)                                                1 day
 ---------------------------------------------------------------------------------------------
 Excitation for AC Generators (Schenectady)                                            1 week
 ---------------------------------------------------------------------------------------------
 SPEEDTRONIC Mark V for Operators (On-Site)                                            1 week
 ---------------------------------------------------------------------------------------------
 SPEEDTRONIC Mark V Technician's Level (Schenectady)                                  2 weeks
 ---------------------------------------------------------------------------------------------
 LCI Static Start (Off-Site - Salem)                                                   1 week
 ---------------------------------------------------------------------------------------------
 TOTAL I&C AND ELECTRICAL TRAINING                                                  6.2 WEEKS
 ---------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------
 TOTAL TRAINING                                                                    9.2  WEEKS
 ---------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
TRAINING MATERIAL AND RELATED CONDITIONS (ON-SITE TRAINING)

                    - Classes run daily (five days/week) and are limited to six
                      (6) hours. The actual class time, a.m. and p.m. hours, is dictated by the availability of the equipment and the students per the normal work schedule. Each class time period should be agreed to by the Owner's management and GE's instructor(s) at the beginning of the program. The six (6) hour class limitation will allow ample time for the instructor(s) to prepare the next session's work plan.

                    - A maximum of fifteen (15) students per class can be
                      accommodated On-Site.

                    - This training is scheduled to be conducted during 2001. If performance of training is delayed beyond 2001, a six percent (6%) per year escalation charge shall be added to quoted rates and fees. o English-speaking instructor(s) will be furnished for the course duration.

                    - Each student will be furnished a suitable bound course
                      instruction and reference handbook in English; shipment costs have been included in the firm price quoted herein. Any materials furnished are exclusively for the use of the Owner's personnel. This material is not for resale or to be distributed to third parties, nor is it to be copied or reproduced without GE's prior written permission.

                    - A climate controlled class room suitable to accommodate
                      and seat comfortably all students and provide a 35mm slide projector, an overhead projector for transparencies, projector for personal computers, chalk, erasers, pencils and flip chart paper as required.

                    - Equipment walk around and panel familiarization will be
                      dependent upon equipment availability.

                    - For SPEEDTRONIC Mark V training, Buyer needs to provide
                      PCs capable of running the Mark V [I] processor software for "hands on" experience in class. One (1) PC for a maximum of every three (3) students is recommended and they will have to meet the following requirements:

                      -- Free hard disk space: 40 megabytes

                      -- Minimum RAM: 16 megabytes

                      -- No disk memory manager programs running (e.g. stacker
                         or double space)

                      -- 80386 or higher INTEL processor

                      -- MSDOS 5.0 or higher (No Windows 95 or NT)

                      -- VGA monitor

                      -- Mouse or trackball and driver software

                      -- 3 1/2" floppy disk drive

                      -- PCs must be desktop computers with expansion slots that will accept an ARCNET card (e.g. No. IBM PS2 computers or laptop computers)

                      -- Maximum number of computers: 6
                         (ARCNET Lan will not support more than 6)

                      -- Maximum number of students per computer: 3

                    - Any audio or video recording of GE's lecture material is prohibited unless GE grants permission in writing in advance of the training program.

                    - The instructor(s) will retain all visual aids such as 35mm slides and transparencies used to conduct the course.

                    - The power plant equipment should preferably be operable
                      and available to support this course of study.

                    - GE shall be responsible for the instructors travel and
                      living expenses during the training period.

                    - Buyer agrees to pay GE for any additional time spent by
                      the instructor at the request of Buyer beyond those quoted herein. This shall include all overtime hours. For such additional training, GE shall invoice Buyer at GE's current Commercial Rate Schedule, IDR, copy to be provided at Buyer's request.

--------------------------------------------------------------------------------
TRAINING MATERIAL AND RELATED CONDITIONS - GE SITE BASED TRAINING

                    - This training is scheduled to be conducted during 2001. If performance of training is delayed beyond 2001, a six percent (6%) per year escalation charge shall be added to quoted rates and fees.

                    - One (1) daily class (five days/week) will be limited to
                      six (6) hours. The actual class time, a.m. and p.m. hours, is dictated by the availability of the equipment and the students per the normal work schedule. Each class time period is agreed to by the Owner's management and GE's instructor(s) at the beginning of the program.

                    - A maximum of fifteen (15) students per class can be
                      accommodated on-site, the number of students that can be accommodated in Schenectady is three (3).

                    - Each student will be furnished a suitable bound course
                      instruction and reference handbook in English. Any materials furnished are exclusively for the use of the Owner's personnel. This material is not for resale or to be distributed to third parties, nor is it to be copied or reproduced without GE's prior written permission.

                    - Any audio or video recording of GE's lecture material is prohibited unless GE grants permission in writing in advance of the training program.

                    - The instructor(s) will retain all visual aids such as 35 mm slides and transparencies used to conduct the course.

--------------------------------------------------------------------------------
TRAINING SCHEDULE

                    After engineering design has been finalized, training is conducted during a mutually-agreeable time.

--------------------------------------------------------------------------------
COURSE CONTENTS FOR THE MAJOR PLANT COMPONENTS

           GAS TURBINE-GENERATOR OPERATION COURSE

           COURSE DESCRIPTION:

                    This site-specific course is designed to enable engineers, supervisors, operations and maintenance personnel to safely operate GE designed heavy duty turbine generator units. This course develops a background in turbine generator operation which will enable participants to properly analyze operating problems and take the necessary corrective action.

                    Emphasis is placed on the operator's responsibilities with regard to auxiliary systems, operational data taking, and data evaluation. Operators are instructed in how to interpret fault annunciation. The course focuses on the starting, loading, and specific operator checks of the various turbine support and auxiliary systems to ensure safe and reliable operation of the turbine unit. Also covered is the effect that operation has on major mechanical maintenance.

                    Content:

                    The typical Operation course covers the following areas:

                    Gas Turbine Operations
                    ----------------------
                    - Gas Turbine-Generator Fundamentals
                      - Basic theory of operation
                      - Base and machine arrangement
                    - Support Systems Operation, and System Checks
                      - Inlet Filter
                      - Lube Oil
                      - Hydraulic and Control Oil
                      - Cooling Water
                      - Cooling and Sealing Air
                      - Fuel system(s)
                      - Starting Means
                      - Heating and Ventilation
                      - Fire Protection
                    - Control System
                      - Arrangements
                      - Control Functions and Operating Sequences
                      - Protection Functions
                    - Operator Responsibilities
                      - Data Taking and Evaluation
                      - Operating Limits
                      - Required Operator Action on Various
                      - Annunciation Indications
                    - Unit Operation
                      - Startup
                      - Normal Operation
                      - Shutdown
                      - Emergency Procedures
                    - Generator
                      - Machine Theory

                      - Components Stator/Field
                      - Power System Load Characteristics And Power Factor
                    - Excitation
                      - Equipment Operation
                      - Alarms, Trips

                    - Generator
                      -- Fundamentals
                      -- Generator Construction

                    - Generator Auxiliary Systems
                      -- Lubrication
                      -- Generator Cooling System
                      -- Seal Oil/Seal Air

                    - Generator Controls and Protection
                      -- Excitation System
                      -- Digital Generator Protection

                    - Turbine Generator Operation
                      -- Operating parameters
                      -- Start up
                      -- Loading
                      -- Shutdown
                      -- Generator Operation

                    - Operator Responsibilities
                      -- Data Taking and Evaluation
                         Operating Limits and Required Operator Actions

                    COURSE DURATION: 2 WEEKS

                    Course duration is dependent upon the size and complexity of the gas turbine generator unit and the student's background and experience level with power generation equipment.

           GAS TURBINE-GENERATOR SYSTEMS MAINTENANCE COURSE

                    COURSE DESCRIPTION:

                    This site-specific course is designed to introduce operations and maintenance personnel to the routine preventative maintenance procedures of the turbine-generator support systems required to attain high levels of availability and reliability from the turbine-generator. This course does NOT cover the turbine-generator disassembly inspections required for major mechanical maintenance. Operating and maintenance personnel should attend this course together to develop a working relationship regarding the routine maintenance requirements of the unit.

                    The training will include detailed descriptions of the turbine-generator support systems. This will include a functional description of the system as well as the routine maintenance requirements of the system. If the course is held at the customer's location it will include site visits to familiarize personnel with the location of the various system components and to allow personnel to correlate the system piping schematics to the system hardware. The training will not incorporate any "hands-on" training or component disassembly.

                    CONTENT:

                    The typical Systems Maintenance course covers the following topics:

                    GAS TURBINE MAINTENANCE

                    - Gas Turbine Introduction
                      - Explanation of how a gas turbine works
                      - Introduction to the customer-specific unit

                    - Gas Turbine-Generator Arrangements
                      - Site turbine and accessory base arrangements and
                        enclosures
                      - Site generator and load gear (if applicable)
                        arrangements and enclosures

                    - Support Systems Operation and Routine Maintenance
                      - Inlet and Exhaust Systems including Generator Cooling
                        Air and Inlet Bleed Heat (if applicable)

                      - Lube Oil System
                      - Hydraulic Oil System
                      - Trip Oil System
                      - Seal Oil System (if applicable)
                      - Inlet Guide Vanes
                      - Cooling Water System
                      - Cooling and Sealing Air System
                      - Fuel System(s)
                      - Atomizing Air System (if applicable)
                      - Water/Steam Injection (if applicable)
                      - Purge Air System(s) (if applicable)
                      - Starting System, including slow-roll/cooldown function
                      - Heating and Ventilation Systems
                      - Fire Protection System
                      - Generator Hydrogen System (if applicable)
                      - Generator Auxiliary Systems (Brush Rigging, Coolers)
                      - Water Wash System as a maintenance tool

                    - Bearings
                      - Inspection and Repair
                      - Bearing Alignment

                    - Turbine Fluid Systems
                      - Lubrication oil and high pressure hydraulic systems
                      - Fluid specifications
                      - Inspection, evaluation, repair and flushing procedures

                    - Turbine Auxiliary Systems
                      - Turning gear, shaft grounding, T.S.I.
                      - Recommended calibration
                      - Inspection, evaluation and repair of the systems

                    - Generator Maintenance
                      - Bearing and coupling inspection and repair, including
                        alignment
                      - Cleaning and inspection of components / systems
                      - Disassembly and assembly of components

                    - Generator Auxiliary Systems
                      - Brush rigging, coolers, high voltage bushings
                      - Preventative maintenance
                      - Inspection, evaluation and possible repairs

                    - Hydrogen and Stator Water Cooling Systems (if applicable)
                      - Preventative maintenance
                      - Inspection and repair of components
                      - Flushing procedures

                    COURSE DURATION: 1 WEEK

                    Course duration is dependent upon the size and complexity of the gas turbine generator unit and the student's background and experience level with power generation equipment.

                    GENERATOR CONTROL-EXCITATION (EX2000) (TECHNICIANS LEVELS)

                    COURSE DESCRIPTION:

                    This site specific course covers generator parameters, EX2000 control and protective circuits and excitation system settings. A simulator is used to enhance the classroom training.

                    This course is designed to provide a solid background in Digital Excitation System maintenance and troubleshooting skills.

                    CONTENT:

                    The generator Control for Technicians course covers the following areas:

                    - Excitation Fundamentals

                    - Generator Parameters

                    - Excitation System One Line and Excitation Drawings

                    - Manual/Auto Regulation

                    - Control and Protective Circuits

                    - Digital Excitation System Overview

                    - EX2000 Programmer

                    - Analog and Digital Signal Training

                    - On Line and Off Troubleshooting Maintenance

                    - Digital Generator Protection

                    COURSE DURATION: 1 WEEK

                    The course duration will vary, depending upon the student's background and their familiarity with generator controls and computer based control systems.

                    GENERATOR CONTROL FOR OPERATORS

                    COURSE DESCRIPTION:

                    The course focuses on the operation of the Generator Control System. Operational safety precautions are emphasized for personnel and equipment during operation.

                    To improve the ability of personnel to safely operate the generator and EX2000 excitation system.

                    CONTENT:

                    The Generator Control for Operators course covers the following areas:

                    - Generator Curves

                    - Excitation System Parameters i.e. UEL, V/Hz

                    - Auto and Manual Voltage Regulators

                    - Start/Stop and Synchronizing

                    - On line Operation

                    - Alarms and Fault Codes

                    COURSE DURATION: 1 DAY FOR A TOTAL OF 8 HOURS

                    The course duration will vary, depending upon the student's background and their familiarity with generator controls and computer based control systems.

                  SPEEDTRONIC-TM- MARK V GAS TURBINE OPERATOR

                    COURSE DESCRIPTION:

                    This site specific course is designed to instruct a qualified gas turbine operator to the modifications made to upgrade the unit to a SPEEDTRONIC-TM- Mark V Control System. This course covers major topics in the fundamentals of the Gas Turbine Mark V control system and related systems, documentation, backup operators interface [BOI] and the operator's control interface [I].

                    Emphasis is placed on enabling operators and supervisors to confidently operate and monitor the gas turbine using the SPEEDTRONIC-TM- Mark V control system.

                    CONTENT:

                    The typical SPEEDTRONIC-TM- Mark V Turbine Operator Course covers the following areas:

                    GAS TURBINE MARK V
                    ------------------
                    - Gas Turbine
                      - Hardware Modification and Interface

                    - Introduction to SPEEDTRONIC-TM- FundamentaLS
                      - Introduction to control function
                      - Redundancy, Hardware, Security
                      - Startup, Speed, Temperature, Controls
                      - Fuel systems
                      - Protection systems

                    - SPEEDTRONIC-TM- Control Documentation
                      - Function
                      - Interpretation and use

                    - Operator Interface [I]
                      - Operation
                      - Data retrieval
                      - Display modification

                    - Backup Operator Interface [BOI]
                      - Operation
                      - Data recovery

                    - Startup and shutdown sequence

                     COURSE DURATION: 1 WEEK

                    The course duration will vary, depending upon the student's background and their familiarity with generator controls and computer based control systems.

                  GAS TURBINE SPEEDTRONIC-TM- MARK V TECHNICIANS TRAINING

                    COURSE DESCRIPTION:

                    This site specific course is designed to enable engineers and competent instrument and control technicians to confidently calibrate the controls and diagnose problems in General Electric Gas Turbine SPEEDTRONIC-TM- Mark V Control Systems. The course is designed to provide a solid background in turbine governing systems. Participants increase their skills in relating machine operating requirements to the SPEEDTRONIC-TM- control.

                    CONTENT:

                    The Gas Turbine SPEEDTRONIC-TM- Mark V Controls course covers the following areas:

                    - Gas Turbine Control Fundamentals
                      - Gas turbine principles of operation
                      - Governing system requirements

                    - Gas Turbine Systems
                      - Piping schematics
                      - Electrical wiring diagrams

                    - Gas Turbine Control
                      - Startup/speed/temperature/other controls
                      - Protection

                    - Control Displays
                      - User's manual

                    - Control System Software
                      - IDOS
                      - File descriptions

                    - Micro Processor Initialization
                      - Troubleshooting

                    - Valve Calibration (LVDT)
                      - Input/output configuration screens

                    - Software Tools
                      - Modifying and downloading control configuration
                      - Data acquisition on Mark V interface
                      - Software backup

                    - Troubleshooting
                      - Gas turbine process alarms

                      - Mark V panel diagnostic alarms

                      - Governing system requirements
                      - Protection requirements

                    - Documentation Conventions/Terminology
                      - Mechanical
                      - Electrical
                      - Controls


                    - Mark V Hardware - Mark V panel
                      - Operator interfaces [I] [BOI]
                      - Printers

                    COURSE DURATION: 2 WEEKS

                    The course duration will vary, depending upon the student's background and their familiarity with turbine generator controls and computer based control systems.


                    TURBINECONTRACTAPPENDIXE

--------------------------------------------------------------------------------

                              APPENDIX F - NOT USED

--------------------------------------------------------------------------------


                           TURBINECONTRACTAPPENDIXF

                                   APPENDIX G

                     DOCUMENTATION AND SPECIAL REQUIREMENTS
                       TENASKA GEORGIA GENERATION PROJECT




1.0      RESERVED


2.0      GAS TURBINE DOCUMENTATION

         This section describes the documentation to support the Buyer's efforts to design, install, operate and maintain the Gas Turbine-Generator Packaged Power Plant. The documentation requirements are summarized below in two categories that are generally aligned with the major phases of the Project. These categories are as follows:

                  -        Buyer Design Drawings
                  -        Startup and Operation Documents

         SELLER SHALL FURNISH THE NUMBER OF COPIES OF DOCUMENTS IN THE NUMBER OF WEEKS SHOWN AFTER THE ORDER DEFINITION MEETING AS SHOWN BELOW:

         Approvals

         Only the Electrical One-Line Diagram and the Mechanical Outline are submitted for Buyer's approval. Errors detected by the Buyer in any drawings submitted will be corrected. Approval of these documents by the Buyer will not be construed as a complete check of the documents and will not lessen the responsibility of Seller.

The Seller will make available at the time of the Design Finalization Meeting
(DFM) "typical" gas turbine Buyer Design drawings as defined in the list below to facilitate Buyer's preliminary work. A "marked-up" one-line diagram reflecting the scope of supply under Appendix A shall also be provided. Significant document revisions by the Seller after the initial issue "For Approval" or "Approved for Installation" shall constitute the Seller's failure to meet the Seller's contract obligations for documentation.

  ----------------------------------------------------------------------------------------------------------------------------

                                                                                                     Issued--Approved
                                                                   Issued--For Approval              for Installation
  -------- ---------------------------------------- --------- ------------------------------- --------------------------------
                                                       GE       Repro-                          Repro-
   Code    Category                                   Code      ducible     Prints     Wks      ducible     Prints      Wks
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD   0     One-Line Diagram                           MLI         1           6        11
           Information:                               0444
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
     1     General Arrangement Information:
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD         1.1 GTG Mechanical Outline                 MLI         1           6        12
           1.2 Inlet air Filter Outline               0306
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------


  ----------------------------------------------------------------------------------------------------------------------------

                                                                                                     Issued--Approved
                                                                   Issued--For Approval              for Installation
  -------- ---------------------------------------- --------- ------------------------------- --------------------------------
                                                       GE       Repro-                          Repro-
   Code    Category                                   Code      ducible     Prints     Wks      ducible     Prints      Wks
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
     2     Cross-Sectional Drawings:                                                                                    *
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
     3     Outline Drawings:
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD         3.1  Buyer's Electrical Connection         MLI                                         1           6         14
                Outline                               0301
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD         3.2  Buyer's Piping Connection             MLI                                         1           6         14
                Outline                               0313
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD         3.2  Notes for Buyer's Piping              MLI                                         1           6         14
                Connection Outline                    0314
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    4&5    Foundation Drawings, Loading &
           Bolt Setting Arrangement:
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD          .1  Foundation Interface Outline          MLI                                         1           6         14
           including inlet air filter                 0323
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD          .2  Foundation Bolting                    MLI                                         1           6         14
                 Arrangement including inlet air      1603
           filter
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD          .3  Off-Base Equipment                    MLI                                         1           6         14
                 Foundation Interface Outline         0326
           including isolation transformer, DC link
           reactor, BACC Electrical Outline, PEECC
           Electrical Outline, Generator Terminal
           Enclosure & Access platforms
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
     6     Calculations:                                                                    N/A
  -------- ---------------------------------------- --------- ----------------------------------------------------------------
LD   7     Erection Drawings:                                  Information and Procedures for Installation with shipment of equipment and Temporary Storage. 90 Days Before Shipment.
  -------- ---------------------------------------- --------- ----------------------------------------------------------------
     8     Welding Procedures:
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
           8.1  Document List                         MLI                                         1           6         6
                                                      0438
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
     9     Bills of Material:
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
           9.1  Device Summary                        MLI                                         1           6         11
                                                      0414
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    10     Piping Schematics:
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD         10.1 Schematic Piping Diagrams             MLI                                         1           6         10
                                                      0040
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------


  ----------------------------------------------------------------------------------------------------------------------------

                                                                                                     Issued--Approved
                                                                   Issued--For Approval              for Installation
  -------- ---------------------------------------- --------- ------------------------------- --------------------------------
                                                       GE       Repro-                          Repro-
   Code    Category                                   Code      ducible     Prints     Wks      ducible     Prints      Wks
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    11     Electrical Wiring Diagrams:
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD         11.1 Cable Summary                         MLI                                         1           6         12
                                                      0463
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
           Interconnection Diagram                  MIL-0301/                                 1           6          14
                                                    0330
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    12     Control and/or Annunciator                                                                                   *
           Schematics:
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD         12.1  Turbine Control                              One month prior to  SHIP
                   Specification
  -------- ---------------------------------------- --------- ----------------------------------------------------------------
LD         12.2 Generator Protection & Turbine                                            @ SHIP
           Auxiliary Elementary Diagrams
  -------- ---------------------------------------- --------- ----------------------------------------------------------------
    13     Utility Requirements and Diagram                                         See Code 10 Drawing
  -------- ---------------------------------------- --------- ----------------------------------------------------------------
    14     Control Panel Drawings                                                                                       *
           (and/or Operator Station):
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    15     Allowable Pipe Forces and Moments:                                       See Code 3 Drawing
  -------- ---------------------------------------- --------- ----------------------------------------------------------------
    16     Parts Lists:                                                                                                 *
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    17
  -------- ---------------------------------------- --------- ----------------------------------------------------------------
    18     Performance Curves:                                                        See Appendix A
  -------- ---------------------------------------- --------- ----------------------------------------------------------------
LD         Control System Configuration             A108                                      1           6          12
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
           Excitation System Elementary Diagrams                                              1           6          12
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    19     Material Test and Mill Certificates:                                                                        N/A
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD  20     Operating & Maintenance Manuals:                                        12 Copies @ Delivery
  -------- ---------------------------------------- --------- ----------------------------------------------------------------
    21     Motor Data Sheets (See Section 6.0)                                                                       2
           including  Atomizing air Compressor                                                                       monthss
           and Water Injection Skid:                                                                                 prior
                                                                                                                     to ship
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    22     Hydrostatic/Running/Performance
           Tests:
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    23     Max. Piece Weight and Dimension
           Data:
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
           23.1 Gas Turbine Package Weight            MLI                                         1           6         14
                  & Center of Gravity & Lifting       0408
                  Relative Data
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------


  ----------------------------------------------------------------------------------------------------------------------------

                                                                                                     Issued--Approved
                                                                   Issued--For Approval              for Installation
  -------- ---------------------------------------- --------- ------------------------------- --------------------------------
                                                       GE       Repro-                          Repro-
   Code    Category                                   Code      ducible     Prints     Wks      ducible     Prints      Wks
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    24     Manufacturer's Data:                                                                                         *
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    25     Vessel, Tank, Exchanger Drawings:                                                                            *
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    26     Instrument Installation Drawings:                                                                          @ SHIP
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
    27     Control System Configuration:                                                                              @ SHIP
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------
LD         Platform/walkway Details                           1           6          9
  -------- ---------------------------------------- --------- ----------- ---------- -------- ----------- ---------- ---------


------------------
*        Provided in O&M Service Manuals


(1)      Weeks are from the Order Definition Meeting

3.0      NOTES

         3.1 Prior to receipt of Buyer approval on drawings issued "For Approval", Seller may proceed at its risk, subject to the terms of the P.O., with fabrication.

         3.2 Documents submitted to Buyer "For Approval" will be marked, signed and returned. Those marked "Approved as Noted" or "Disapproved" must be corrected by Seller and returned to Buyer within 30 working days after receipt of comments. A response and/or disposition to returned drawings shall be made within no more than 30 working days.

4.0      TESTS

         4.1      Seller shall conduct shop tests as specified in Appendix A.

         4.2 Seller shall notify the Buyer at least 10 working days in advance of starting any test where possible. Neither completion of the work nor shipment of any part of the equipment, however, will be delayed to accommodate Buyer's inspector.

5.0      INSTRUCTIONS

         5.1 Equipment must be tagged with Seller's device tag numbers as designated in the purchase order, or on the first issue of approval drawings, for proper identification at jobsite.

         5.2 Each Seller document requested above must be identified by a specific project number and by both the Seller's equipment tag numbers of the individual components, if any, and the package as a whole.

         5.3 All Seller documents plus one (1) copy of Transmittal Letter shall be forwarded to:

                  Buyer: (_________________)      Seller: (__________________)

         5.4 When submitting drawings and/or data, Seller shall incorporate as many similar items as possible on each document.

         5.5 Any Seller documents required as a result of issuing of supplements to the Purchase Order shall be handled in the manner outlined above.

6.0      MOTOR DATA

         SELLER SHALL FURNISH THE FOLLOWING ELECTRICAL DATA IN ACCORDANCE WITH CODE 21 ON PAGE 7:

         6.1      Motor manufacturer's certified outline drawing.

         6.2 Manufacturer's certified standard nameplate report data sheet. The following is a minimum requirement:

                  1)       Manufacturer's Type and Frame Size
                  2)       Horsepower Output
                  3)       Time Rating
                  4)       Max Ambient Design Temperature
                  5)       Insulation System Design
                  6)       RPM at rated load.
                  7)       Frequency
                  8)       Number of phases
                  9)       Rated load ampere
                  10)      Rated voltage
                  11)      Code letter for lock rotor kVA
                  12)      Design letter
                  13)      NEMA nominal efficiency
                  14)      Service factor

                  Nameplate shall be of stainless steel and stamped per NEMA Standard MG 1 Part 10. Nameplate information shall include as a minimum, in addition to MG 1, the nominal efficiency value per NEMA Standard MG 1 Part 12, the manufacturers stock, design, and/or serial number, the UL, CSA, or other approved Listing Mark, a connection or phase sequence diagram with rotational arrows, and bearing replacement information. The bearing identification shall conform with accepted industry standards, not vendors proprietary nomenclature. Motor shall also be properly marked for the hazardous atmosphere rating of the internal anti-condensation heater, and of the motor, if applicable.

7.0      SPECIAL DATA REQUIREMENTS

         7.1 For pressure vessels, fabrication shall be in accordance with the ASME Boiler and Pressure Vessel Code if required by Appendix A. Section VIII, Division 1, or Section 1, where applicable, and where not applicable, fabrication shall be equivalent to ASME Code.

         7.2 Manufacturer of pressure vessels (lube oil coolers) shall make available at its facility data regarding pressure vessel design and manufacture for Buyer's review. Unit specific data pertinent to the operation and maintenance of the equipment shall be provided in Seller's Service Manuals, submitted at the time of shipment.

                  7.2.1 The following information, where available, shall be included:

                           (A)    ASME Manufacturer's Data Sheet (Form U-1)
                           (B) ASME Dimensional Sketch ("As Built") where spot x-rays shall be shown on the "As Built" Drawing.
                           (C)    Certified Record Showing Location of Heat
                                  Numbers
                           (D)    Radiograph Record
                           (E) Certified Report of Chemical Analysis and Physical Properties of all materials used.
                           (F) Photostatic Copy of Stress Relief Recording Charts (Affidavit Attesting Acceptance)
                           (G)    Code Stamp Facsimile (Rubbings) of Nameplate.

8.0      STAMPING AND NAMEPLATE

         8.1 A GE nameplate suitable for outdoor installation shall be supplied and mounted on a readily visible part of the Equipment. Information contained on the nameplate shall be reviewed at the Design Finalization Meeting.

         8.2 The Buyer's order number, item identification number (tag no.), official code symbol and other data as required by the specified code or local authorities having jurisdiction over the installation shall be stamped by Buyer's EPC Contractor on-site. Seller shall provide a ship loose tag kit to facilitate this requirement.

9.0      EPC CONTRACTOR DOCUMENTATION REQUESTS

         Other documentation required by the Buyer's EPC Contractor will be specified prior to equipment release for engineering and mutually agreed to at the Design Finalization Meeting.

10.0     PREPARATION FOR SHIPMENT

         All equipment parts shall be dry, thoroughly cleaned inside and outside and free of all dirt and loose foreign materials. All flange faces and other machined surfaces shall be coated with a readily removable rust preventative coating and protected against damage during shipment all in accordance with Seller's standard practices. Threaded openings shall be protected with solid steel plugs.

11.0     GENERAL NOTES

         11.1     Reserved

         11.2     Gas Turbine Documentation

                  The information contained on each drawing and the purpose of each is described below:

                  ONE-LINE DIAGRAM - MLI 0444

                  This drawing contains a simplified electrical schematic of the power system from generator ground to the Buyer's high voltage bus including protective relaying, excitation system and synchronizing system. Also shown on this drawing are auxiliary power systems with schematic display of distribution panels. A location key is used to indicate component locations. Device nomenclature follows the IEEE standard for electrical switchgear.

                  The purpose of this drawing is to define for system coordination protective functions, operational functions (synchronization, breaker closure, load control), short circuit limitations and auxiliary power requirements.

                  CABLE SUMMARY - MLI 0463

                  This drawing contains information for interconnecting cables and wires connecting to Seller supplied equipment. It indicates "from/to" information, cable size for Seller supplied cables and voltage level requirements, information for the Buyer to supply interconnecting cable/wire not furnished by Seller, and prepare bid specifications for quotation on installation of all required cable/wire.

                  The purpose is to define requirements for Seller and Buyer-supplied cables/wires and necessary information for installation bids.

                  BUYER'S ELECTRICAL CONNECTION OUTLINE - MLI 0301

                  This drawing contains dimensional data concerning location of gas turbine power plant equipment junction boxes, receptacles, cutouts, electrical devices requiring field interconnections and ground stud locations.

                  Cable routing through conduit embedments shown on the Foundation Interface Drawing is shown on this drawing.

                  The purpose is to provide necessary information to allow the Buyer to determine cable trenches and conduit needs for Seller and Buyer-supplied cables/wiring. This drawing identifies the routing of Seller supplied cables through the foundation conduit embedments.

                  GAS TURBINE GENERATOR MECHANICAL OUTLINE - MLI 0306

                  The mechanical outline provides dimensional data (length, width, and height) of the gas turbine package, inlet air filter and all other major pieces of Seller supplied equipment.

                  The purpose of this drawing is to define space requirements for station layout, show generator rotor removal dimensions, cooler tube bundle and lubrication oil filter removal dimension, vertical centerlines for major pieces and outline dimensions of the pieces of equipment that extend beyond the perimeter of the gas turbine package.

                  BUYER'S PIPING CONNECTION OUTLINE - MLI 0313

                  This drawing shows the outline of the gas turbine package with detailed dimensions for Buyer supplied field piping connections with interface dimensions for points that must be connected to a station sump or drain.

                  The purpose is to define the location of field piping connections for Seller supplied loose piping and components, as well as Buyer supplied piping. This includes LCI pre-cooler and cooler.

                  NOTES FOR BUYER'S PIPING CONNECTION OUTLINE - MLI 0314

                  The Buyer's piping connection notes give piping interface data including thread and flange sizes and ratings. Descriptive information is given for connections that are normally plugged and/or are to be connected to the station sump.

                  The purpose is to define piping connections shown on The Buyer's Piping Connection Outline. This includes LCI pre-cooler and cooler.

                  FOUNDATION INTERFACE OUTLINE - MLI 0323

                  This drawing contains foundation interface information for the main gas turbine and inlet air filter foundation including pad locations and loadings for embedded sole plates. Embedded conduit locations and sizes within the gas turbine foundations are defined.

                  The purpose is to provide information for the design of the foundation for the gas turbine supplied components located on the unit centerline.

                  FOUNDATION BOLTING ARRANGEMENT - MLI 1603

                  This drawing depicts the arrangement of the bolting of the gas turbine, generator, Seller supplied components located on the gas turbine centerline, inlet and exhaust ducts and inlet air filter to the main foundation. The material required for leveling and bolting the components to the foundation and the shims, keyways and keys required for alignment of the gas turbine are defined and the materials that are supplied by Seller are identified.

                  The purpose of this drawing is to supplement the information presented on the Foundation Interface drawing and to define the material supplied by Seller.

                  OFF-BASE EQUIPMENT FOUNDATION INTERFACE OUTLINE - MLI 0326

                  This drawing contains the same information as the preceding drawing except it is for the off-base mechanical and electrical components supplied by Seller. It also includes equipment envelope dimensions and piping and electrical connection points. It also includes platform foundation interface information.

                  GAS TURBINE PACKAGE WEIGHT AND CENTER OF GRAVITY - MLI 0407 & 0408

                  This drawing contains the location of package unit weights and center of gravity for the control compartment, accessory and turbine compartment, generator, GAC, inlet compartment, inlet and exhaust systems, static start equipment, and on-base coolant water module, if provided.

                  The purpose is to provide suggested slinging arrangements and to assist the Buyer in determining lifting requirements for heavier pieces of equipment.

                  SCHEMATIC PIPING DIAGRAMS - MLI 0040

                  These diagrams are functional representations of all packaged power plant fluid systems, such as lubrication oil, coolant system, fuel and fuel forwarding. They contain information regarding flow rates, pressures and temperature requirements at Buyer connection points and identify system capacity to determine initial fill requirements.

                  The purpose is to provide information to allow the Buyer to determine station interconnecting piping design requirements, location of off-base skids, and the amount of lubrication oil and coolant required for operation of the power plant. The schematics also act as source documents for generation of the device summary.

                  DEVICE SUMMARY - MLI 0414

                  The device summary defines the functional characteristics for all mechanical and electrical devices on the gas turbine-generator and their associate components. It is developed from all the schematic drawings and forms the basis for the cable block diagram and connection outlines.

                  DOCUMENTATION LIST - MLI 0438

                  This drawing is intended to provide a list of commonly required specifications and recommendations for equipment or commodities supplied by the Buyer.

                  The following is provided as applicable:

                    -  Buyer documentation index
                    - Coolant recommendations for closed cooling system (not included)
                    -  Fuel oil specification
                    -  Fuel gas specification
                    -  Lubrication oil recommendations
                    -  Welding symbol interpretation
                    -  Cable installation data
                    -  Drafting symbols
                    -  Insulation recommendations

                  The purpose is to provide information to allow the Buyer to determine requirements for the aforementioned items.

                  STARTUP AND OPERATION DOCUMENTS

                  Documentation associated with the checkout, initial startup and routine operation of the Gas Turbine Generator Packaged Power Plant include the following:

                    - Consolidated Service Manuals; available at time of unit shipment
                    - Turbine Control Specification; available at time of unit shipment
                    -  Elementary Diagrams; available at time of unit shipment
                    - Startup Report; available after initial operation of the unit

                  In addition, previously supplied functional drawings such as the one line, schematic piping device summary and elementary diagrams are heavily utilized during the functional checkout and initial startup operations.

                  CONSOLIDATED SERVICE MANUALS

                  The Consolidated Service Manuals are comprised of: Instruction Book, Inspection & Maintenance Manual and Spare and Renewal Parts Book. Twelve (12) copies are provided.

                  The Instruction Book portion of the Consolidated Service Manuals contains site specific information on turbine generator operation. Normal operating sequences are described, together with normal running inspections for all supplied equipment and systems. Trouble-shooting and diagnostic recommendations are also included. Special notes, and cautionary and warning statements are included and highlighted throughout the instruction book to enable easy recognition of special procedures and techniques which must be followed to ensure correctness and safety for equipment and personnel. Operating information is also included for all components and systems that are standardized in their design.

                  The Inspection and Maintenance Manual provides information for inspection and maintenance of the gas turbine, its accessories and auxiliary systems over the life of the equipment. Recommended procedures for scheduling inspections and planning maintenance outages, including recommended spares, tools and equipment are provided. Standard practices for disassembly, component inspection and reassembly are described in detail. Copies of the necessary reporting forms are also provided.

                  The Spare and Renewal Parts Book includes all necessary gas turbine accessory and auxiliary system drawings to allow the ordering of replacement and expendable materials, parts, components, and assemblies for all routine inspection and maintenance activities. It is organized along the same lines as the model list, or master drawing index, used to manufacture the gas turbine in the factory, and is specific to the site.

                  TURBINE CONTROL SPECIFICATION

                  The turbine control specification provides all recommended turbine control panel settings, control system calibration procedures and turbine operating sequences. It is a site specific document, and together with the device summary and gas turbine and generator elementary, provides information on all field settable control and protective equipment.

                  ELEMENTARY DIAGRAMS

                  Elementary diagrams are provided for the gas turbine and generator controls, including the excitation system. The turbine control elementary diagram is primarily functional, and although some hardware representation is included where appropriate, it concentrates on a pictorial representation of the turbine and auxiliary system sequencing and control and protection algorithms implemented in the panel software. The turbine control panel is also supported for checkout purposes by a hardware connection diagram that depicts all internal hardware connections.

                  The generator and power system elementary diagram is also functional, however, since control, protection and sequencing are accomplished with hardware elements, it is more representative of the actual system hardware configuration. The same is also true of the motor control centers for all electrically powered auxiliaries.

                  STARTUP REPORT

                  The startup report is prepared by Seller's field startup engineer after completion of the initial operation of the unit. It provides an indication of the initial settings and startup control characteristics for the gas turbine, generator and all auxiliary systems. It is useful for anticipating trouble and performing diagnostic work at least through the first inspection period, and in many cases, over the life of the installation.

                                            GE POWER SYSTEMS
---------------------------------------------


                            APPENDIX H - EPC SCHEDULE


--------------------------------------------------------------------------------



The following is a description of information which cannot be submitted electronically:



EXHIBIT VII - EPC PROJECT SCHEDULE - GEORGIA



Nine Pages of Project Schedule

                    APPENDIX I - TECHNICAL ADVISORY SERVICES
                          AND COMMISSIONING ASSISTANCE

         Qualified electrical, mechanical and controls Technical Advisors to support the installation, startup and commissioning and performance testing of the supplied equipment are provided.

         DEFINITION

                  Technical Advisory Service is defined as technical advice and counsel based on good engineering, manufacturing, installation and operation practices as applicable to the equipment. Such services may also include testing, adjustment, programming and other similar services.

         DESCRIPTION OF TYPICAL TECHNICAL ADVISORY SERVICES

         GE TURBINE-GENERATOR INSTALLATION
         LEAD TECHNICAL ADVISOR

                  The Turbine-Generator Installation Team is headed by the Lead Technical Advisor; an experienced GE turbine-generator installation engineer whose functions and responsibilities include the following:

                         - The effective guidance and counseling of the other GE Technical Advisors to provide for broader utilization of their skills.

                         - The integration of the assigned service work with the Owner representatives to assist in meeting scheduled startup, completion and operation dates.

                         - The reporting of pertinent facts on failure of equipment warranted by GE and its Suppliers to the proper personnel to permit prompt and equitable settlement of warranty claims.

                         - The submittal of timely reports on job progress and resolution of problems.

                         - The planning, organization and direction of the other GE personnel for the installation, startup, testing and warranty implementation of the supplied equipment.

                         - The maintenance of installation records and job log book.

TURBINE-GENERATOR INSTALLATION TEAM

         The Turbine-Generator Installation Team is comprised of Technical Advisors skilled in one or more of the following areas: mechanical erection of gas and steam turbines and related equipment, electrical equipment installation and testing, SPEEDTRONIC Control System checkout, calibration and unit startup. Their principal functions and responsibilities, with respect to Technical Advisory Services, include:

         - The inspection and unloading of the major components at the installation site and their placement on the foundations.

         - The setting of necessary shims between sole plates and the turbines.

         - The removal of shipping supports on the turbine and generator packages.

         - The installation of the turbine units to the proper center line and elevation.

         - The alignment of the accessory equipment and generators to the turbines.

         - The installation and checkout of conduit, piping, control wiring and instrumentation between the turbines and GE supplied auxiliary equipment and generators.

         - Checkout and initial operation of the turbine starting equipment.

         -        The sequencing and checkout of the turbine SPEEDTRONIC Control
                  Panels.

         - The installation and checkout of the generator excitation/electric systems.

         - The startup of the turbine units with the Owner's operating personnel.

         - Mark up two (2) sets of drawings to reflect the "as-built" condition of the equipment. One (l) set for site records and one (1) set to be returned to GE Customer Service.

                                            GE POWER SYSTEMS
---------------------------------------------


                              APPENDIX J - NOT USED


--------------------------------------------------------------------------------


                           TURBINE CONTRACT APPENDIX J

                                            GE POWER SYSTEMS
---------------------------------------------


                       APPENDIX K - SITE LEGAL DESCRIPTION


--------------------------------------------------------------------------------


                       TURBINE CONTRACT APPENDIX K COVER

                    LEGAL DESCRIPTION FOR TENASKA PLANT SITE
                    ----------------------------------------

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOT 237 OF THE THIRD LAND DISTRICT OF HEARD COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY, 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE; THENCE ALONG THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD SOUTH 72 DEGREES 57 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 916.24 FEET TO A STEEL FENCE POST FLUSH WITH THE GROUND, SAID POINT BEING THE POINT OF BEGINNING FOR THE HEREIN DESCRIBED PARCEL OF LAND. THENCE SOUTH 00 DEGREES 16 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 902.40 FEET TO A STEEL FENCE POST; THENCE SOUTH 02 DEGREES 39 MINUTES 49 SECONDS EAST FOR A DISTANCE OF
321.00 FEET TO A ONE INCH PIPE; THENCE SOUTH 00 DEGREES 34 MINUTES 44 SECONDS EAST FOR A DISTANCE OF 802.62 FEET TO A ONE INCH PIPE; THENCE SOUTH 00 DEGREES 34 MINUTES 44 SECONDS EAST FOR A DISTANCE OF 291.17 FEET TO A POINT IN THE CENTERLINE OF HILLY MILL CREEK; THENCE FOLLOWING THE COURSE OF THE CENTERLINE OF HILLY MILL CREEK IN A WESTERLY DIRECTION, TRAVERSED AS FOLLOWS; NORTH 62 DEGREES 07 MINUTES 20 SECONDS WEST FOR A DISTANCE OF 98.34 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE SOUTH 20 DEGREES 00 MINUTES 44 SECONDS WEST FOR A DISTANCE OF 136.80 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 74 DEGREES 21 MINUTES 03 SECONDS WEST FOR A DISTANCE OF 223.86 FEET TO A POINT AT THE CENTERLINE OF A GEORGIA POWER COMPANY TRANSMISSION LINE RIGHT OF WAY (150 FOOT WIDTH); THENCE NORTH 74 DEGREES 21 MINUTES 03 SECONDS WEST FOR A DISTANCE OF 36.90 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 47 DEGREES 24 MINUTES 20 SECONDS WEST FOR A DISTANCE OF 127.90 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 79 DEGREES 16 MINUTES 25 SECONDS WEST FOR A DISTANCE OF 274.76 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 54 DEGREES 59 MINUTES 10 SECONDS WEST FOR A DISTANCE OF 188.31 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE LEAVING THE CENTERLINE OF THE CREEK NORTH 27 DEGREES 08 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 142.40 FEET TO A POINT; THENCE NORTH 76 DEGREES 02 MINUTES 42 SECONDS WEST FOR A DISTANCE OF
170.99 FEET TO A POINT; THENCE NORTH 54 DEGREES 14 MINUTES 27 SECONDS WEST FOR A DISTANCE OF 280.96 FEET TO A POINT; THENCE NORTH 66 DEGREES 49 MINUTES 01 SECONDS WEST FOR A DISTANCE OF 101.90 FEET TO A POINT; THENCE SOUTH 55 DEGREES 21 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 162.95 FEET TO A POINT; THENCE NORTH 81 DEGREES 39 MINUTES 29 SECONDS WEST FOR A DISTANCE OF 406.05 FEET TO A POINT; THENCE NORTH 30 DEGREES 16 MINUTES 39 SECONDS WEST FOR A DISTANCE OF

496.12 FEET TO AN INTERSECTION OF SAID LINE WITH THE CENTERLINE OF AN UNNAMED CREEK FROM THE NORTHEAST; THENCE FOLLOWING THE CENTERLINE OF SAID UNNAMED CREEK TO THE NORTHEAST, TRAVERSED AS FOLLOWS; NORTH 67 DEGREES 00 MINUTES 13 SECONDS EAST FOR A DISTANCE OF 336.28 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 64 DEGREES 26 MINUTES 52 SECONDS EAST FOR A DISTANCE OF 296.07 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 53 DEGREES 40 MINUTES 03 SECONDS EAST FOR A DISTANCE OF 67.68 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 16 DEGREES 14 MINUTES 29 SECONDS EAST FOR A DISTANCE OF
228.26 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 22 DEGREES 18 MINUTES 47 SECONDS EAST FOR A DISTANCE OF 241.49 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 06 DEGREES 14 MINUTES 09 SECONDS EAST FOR A DISTANCE OF 71.42 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 78 DEGREES 23 MINUTES 44 SECONDS EAST FOR A DISTANCE OF 307.88 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 47 DEGREES 11 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 157.63 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 26 DEGREES 01 MINUTES 20 SECONDS EAST FOR A DISTANCE OF 111.97 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 54 DEGREES 06 MINUTES 33 SECONDS EAST FOR A DISTANCE OF 128.35 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 07 DEGREES 03 MINUTES 45 SECONDS EAST FOR A DISTANCE OF
34.61 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE LEAVING THE CREEK SOUTH 89 DEGREES 40 MINUTES 10 SECONDS EAST FOR A DISTANCE OF 290.53 FEET TO POINT AT THE CENTERLINE OF A GEORGIA POWER COMPANY TRANSMISSION LINE EASEMENT (150 FOOT WIDTH); THENCE SOUTH 89 DEGREES 40 MINUTES 10 SECONDS EAST FOR A DISTANCE OF 177.44 FEET TO A 12 INCH DIAMETER WOOD POST; THENCE NORTH 71 DEGREES 45 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 405.46 FEET TO A STEEL FENCE POST FLUSH WITH THE GROUND; SAID POINT BEING THE POINT OF BEGINNING.

SAID PARCEL CONTAINS 73.53 ACRES OF LAND, AND IS MORE PARTICULARLY SHOWN AS TRACT "A" ON SHEET 1 0F 2 OF THAT CERTAIN ALTA/ACSM LAND TITLE SURVEY FOR TENASKA, INC., FIRST AMERICAN TITLE INSURANCE COMPANY AND OTHER PARTIES TO BE NAMED, PREPARED BY DONALDSON, GARRET & ASSOCIATES, INC., MACON, GEORGIA, DATED APRIL 3, 1998.

                                            GE POWER SYSTEMS
---------------------------------------------


                            APPENDIX L - WITNESS PLAN


--------------------------------------------------------------------------------



                          (See Appendix A, Section 11)


                          TURBINE CONTRACT APPENDIX L

                                            GE POWER SYSTEMS
---------------------------------------------


              APPENDIX M - RIGHTS AND OBLIGATIONS RETAINED BY BUYER


--------------------------------------------------------------------------------



                       TURBINE CONTRACT APPENDIX M COVER

                            APPENDIX M - Section 22.1

                    RIGHTS AND OBLIGATIONS RETAINED BY BUYER


In the event of the assignment of this Contract pursuant to Section 22.1(b), the term Buyer as used in this Contract shall mean such Section 22.1(b) Contractor Assignee, except that Buyer or Buyer's assignee under Section 22.1(a) ("Owner"), may, at its option, retain some or all of the following rights:

                Section 2.4     rights to exercise all Options under Sections
                                2.4. and 9.2.

                Section 4.1 the right under Section 4.1 to (i) direct Seller to deliver the Equipment to a Delivery Point other than a location at or near the Site, (ii) the right to notify Seller to delay shipment of any Unit(s) and to request a specific alternate Delivery Date, and (iii) the right to make any elections under Section 4.1(a).

                Section 4.4 the right, jointly with assignee, to exercise all of the inspection rights under Section 4.4.

                Section 5.1 together with assignee, the rights of access set forth in Section 5.1.

                Section 5.2 the right to agree upon a specific list of Witness Tests.

                Section 7.1 the right, along with assignee, to receive all notices to be delivered by Seller under Section 7.1.

                Section 8.1 rights, along with assignee, to the benefits of all warranties in Section 8.1 and to notify Seller of a breach under Section 8.1.

                Article 9.1 the right to consent to all change orders, including Directed Change Orders, under Section
                                9.1 and to receive copies of all dispute notices delivered by Seller pursuant to Section 9.1.

                Article 10 rights, along with assignee, to all warranties in Article 10, including rights to receive all payments of liquidated damages due under Article 10.

                Article 11 rights to enforce Seller's covenants regarding confidentiality with respect to the confidential information of Tenaska, Inc., Owner, and assignee.

                Section 12.1 rights, along with assignee, to be indemnified by Seller.

                Section 12.2 rights, along with assignee, to require Seller to provide remedies for infringement.

                Section 14.1 the right to consent to the termination of the Contract under Section 14.1 and in all other circumstances.

                Section 15.1 the right to be included as an Indemnified party under Section 15.1.

                Section 17.2 the right, along with assignee, to receive delivery of all notices to be delivered by Seller under Section 17.2.

                Section 17.2(d) the right to require Seller to continue remedy and testing activities.

                Section 18.1 the right to appoint a qualified staff member to function as a Project Coordinator.